Exhibit 10.1

FINAL

TERM LOAN AGREEMENT

Dated as of March 9, 2016

by and among

Numerex Corp.

as the Lead Borrower,

THE OTHER PERSONS PARTY HERETO THAT ARE

DESIGNATED AS BORROWERS AND CREDIT PARTIES,

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as Term Lenders

CRYSTAL FINANCIAL LLC,
as Term Agent

****************************************

TABLE OF CONTENTS

ARTICLE I. THE TERM LOANS		1

1.1	Amount of the Term Loans; Protective Overadvances	1
1.2	Evidence of Term Loans; Notes	2
1.3	Interest	3
1.4	Loan Accounts	3
1.5	Optional Prepayments of the Term Loans	4
1.6	Mandatory Repayments and Prepayments of the Term Loans	4
1.7	Fees	6
1.8	Payments by the Borrowers	6
1.9	Return of Payments; Procedures	8

ARTICLE II. CONDITIONS PRECEDENT		9

ARTICLE III. REPRESENTATIONS AND WARRANTIES		12

3.1	Corporate Existence and Power	12
3.2	Corporate Authorization; No Contravention	12
3.3	Governmental and Third Party Authorization	13
3.4	Binding Effect	13
3.5	Litigation	13
3.6	No Default	14
3.7	ERISA Compliance and Foreign Benefit Plans	14
3.8	Use of Proceeds; Margin Regulations	14
3.9	Ownership of Property; Liens	14
3.10	Taxes	15
3.11	Financial Condition	15
3.12	Environmental Matters	16
3.13	Regulated Entities	17
3.14	Solvency	17
3.15	Labor Relations	17
3.16	Intellectual Property	17
3.17	Brokers’ Fees; Transaction Fees	18
3.18	Insurance	18
3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock	18
3.20	Jurisdiction of Organization; Chief Executive Office	19
3.21	Locations of Inventory, Equipment and Books and Records	19
3.22	Deposit Accounts and Other Accounts	19
3.23	Government Contracts and Material Contracts	19
3.24	Customer and Trade Relations	19
3.25	Bonding	19
3.26	Full Disclosure	20
3.27	Foreign Assets Control Regulations and Anti-Money Laundering	20
3.28	Patriot Act	20
3.29	Collateral Documents, Etc.	20
3.30	Reserved	21
3.31	Subordinated Indebtedness	21

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ARTICLE IV. AFFIRMATIVE COVENANTS		21

4.1	Financial Statements	21
4.2	Certificates; Other Information	22
4.3	Notices	23
4.4	Preservation of Corporate Existence, Etc.	25
4.5	Maintenance of Property	25
4.6	Insurance	26
4.7	Payment of Obligations	26
4.8	Compliance with Laws	27
4.9	Inspection of Property and Books and Records; Field Exams and Appraisals	27
4.10	Use of Proceeds	28
4.11	Cash Management Systems	28
4.12	Landlord and Bailee Agreements	29
4.13	Further Assurances	29
4.14	Environmental Matters	30
4.15	Leases	30
4.16	Senior Ranking	31
4.17	Foreign Pension Plans and Benefit Plans	31
4.18	Term Agent Board Information Rights	31
4.19	Post-Closing Covenant	31
4.20	Assignment of Claims Act	31

ARTICLE V. NEGATIVE COVENANTS		31

5.1	Limitation on Liens	31
5.2	Disposition of Assets	32
5.3	Consolidations and Mergers	33
5.4	Acquisitions; Loans and Investments	33
5.5	Limitation on Indebtedness	34
5.6	Employee Loans and Transactions with Affiliates	35
5.7	Management Fees and Compensation	36
5.8	Margin Stock; Use of Proceeds	36
5.9	Contingent Obligations	36
5.10	Compliance with ERISA	37
5.11	Restricted Payments	37
5.12	Change in Business	37
5.13	Change in Structure; Foreign Subsidiaries	38
5.14	Changes in Accounting, Name or Jurisdiction of Organization;	38
5.15	Amendments to Subordinated Indebtedness	38
5.16	No Negative Pledges	38
5.17	OFAC; Patriot Act	39
5.18	Sale-Leasebacks	39
5.19	Hazardous Materials	39
5.20	Prepayments of Other Indebtedness	39
5.21	[Reserved]	39
5.22	Guaranty Under Material Indebtedness Agreement	39
5.23	Financial Covenants	39

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ARTICLE VI. EVENTS OF DEFAULT		41

6.1	Events of Default	41
6.2	Remedies	43
6.3	Rights Not Exclusive	44

ARTICLE VII. TERM AGENT		44

7.1	Appointment and Duties	44
7.2	Binding Effect	45
7.3	Use of Discretion	45
7.4	Delegation of Rights and Duties	46
7.5	Reliance and Liability	46
7.6	Term Agent Individually	48
7.7	Term Lender Credit Decision	48
7.8	Expenses; Indemnities; Withholding	48
7.9	Resignation	49
7.10	Release of Collateral or Guarantors	50

ARTICLE VIII. MISCELLANEOUS		50

8.1	Amendments and Waivers	50
8.2	Notices	51
8.3	Electronic Transmissions	52
8.4	No Waiver; Cumulative Remedies	53
8.5	Costs and Expenses	54
8.6	Indemnity	54
8.7	Marshaling; Payments Set Aside	55
8.8	Successors and Assigns	55
8.9	Assignments and Participations; Binding Effect	55
8.10	Non-Public Information; Confidentiality	58
8.11	Set-off; Sharing of Payments	59
8.12	Counterparts; Facsimile Signature	60
8.13	Severability	60
8.14	Captions	60
8.15	Independence of Provisions	60
8.16	Interpretation	61
8.17	No Third Parties Benefited	61
8.18	Governing Law and Jurisdiction	61
8.19	Waiver of Jury Trial	62
8.20	Entire Agreement; Release; Survival	62
8.21	Patriot Act	63
8.22	Replacement of Term Lenders	63
8.23	Creditor-Debtor Relationship	63
8.24	Actions in Concert	64

ARTICLE IX. TAXES, YIELD PROTECTION AND ILLEGALITY		64

9.1	Taxes	64
9.2	Increased Costs and Reduction of Return	66
9.3	Certificates of Term Lenders	67

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ARTICLE X. DEFINITIONS		67

10.1	Defined Terms	67
10.2	Other Interpretive Provisions	88
10.3	Accounting Terms and Principles	89
10.4	Payments	90

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EXHIBITS

Exhibit 2.1	Closing Checklist
Exhibit 4.2(b)	Compliance Certificate
Exhibit 10.1(a)	Form of Assignment
Exhibit 10.1(b)	Form of Term Note

SCHEDULES

Schedule 1.1	Term Loan A Commitments
Schedule 3.5	Litigation
Schedule 3.9	Ownership of Property; Liens
Schedule 3.10	Tax Matters
Schedule 3.15	Labor Relations
Schedule 3.16	Intellectual Property
Schedule 3.18	Insurance
Schedule 3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.20	Jurisdiction of Organization; Chief Executive Office
Schedule 3.21	Locations of Inventory, Equipment and Books and Records
Schedule 3.22	Deposit Accounts and Other Accounts
Schedule 3.23	Government Contracts and Material Contracts
Schedule 3.24	Customer and Trade Relations
Schedule 3.25	Bonding
Schedule 3.31	Subordinated Indebtedness and Subordinated Indebtedness Documents
Schedule 4.2	Financial and Collateral Reporting
Schedule 4.19	Post-Closing
Schedule 5.1	Liens
Schedule 5.4	Investments
Schedule 5.5	Indebtedness
Schedule 5.7	Management Fees and Compensation
Schedule 5.9	Contingent Obligations
Schedule 5.16	Negative Pledges

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TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT (including all exhibits hereto, as the same may be amended, modified and/or restated from time to time, this “Agreement”) is entered into as of March 9, 2016, by and among Numerex Corp., a Pennsylvania corporation (the “Lead Borrower”), the other Persons party hereto from time to time that are designated as “Borrower” (together with the Lead Borrower, the “Borrowers”), the other Persons party hereto from time to time that are designated as a “Guarantor” (and together with the Borrowers, the “Credit Parties”), Crystal Financial LLC, a Delaware limited liability company (in its individual capacity, “Crystal”), as administrative agent and collateral agent (in such capacities, the “Term Agent”) for the financial institutions from time to time party to this Agreement (collectively, the “Term Lenders” and individually each a “Term Lender”) and for itself, the Term Lenders and the other Secured Parties.

W I T N E S S E T H:

WHEREAS, the Borrowers have requested, and the Term Lenders have agreed to make available to the Borrowers, certain Term Loan facilities to (a) repay certain indebtedness of the Credit Parties, (b) fund certain fees and expenses associated with the consummation of the transactions contemplated hereby, and (c) provide working capital for the Borrowers and other Credit Parties;

WHEREAS, the Borrowers and the other Credit Parties desire to secure all of their Obligations under the Loan Documents by granting to the Term Agent, for the benefit of the Secured Parties, a security interest in and Lien upon substantially all of their Property; and

WHEREAS, subject to the terms hereof, each Guarantor is willing to guaranty all of the Obligations of each other Credit Party and to grant to the Term Agent, for the benefit of the Secured Parties, a security interest in and Lien upon substantially all of its Property;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I.
THE TERM LOANS

1.1          Amount of the Term Loans; Protective Overadvances.

(a)          Term Loan A. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Term A Lender severally and not jointly agrees to make a term loan to the Borrowers (such loans, collectively, the “Term Loan A”) on the Closing Date in an aggregate amount equal to the amount set forth opposite such Term A Lender’s name in Schedule 1.1 under the heading “Term Loan A Commitments” (such amount being referred to herein as such Term Lender’s “Term Loan A Commitment”). Upon each Term A Lender’s making of its portion of the Term Loan A, the Term Loan A Commitment of such Term Lender shall be terminated in full. Any portion of the Term Loan A repaid or prepaid may not be reborrowed.

(b)          Delayed Draw Term Loan B. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, the Lead Borrower may request that Crystal in its capacity as a Term Lender (or one of its Affiliates) make an additional term loan to the Borrowers in an amount up to $10,000,000 (such loans, collectively, the “Term Loan B”) after the Closing Date, provided that, (1) the Lead Borrower provides a written request for such Term Loan B to Term Agent at least thirty (30) Business Days in advance of the requested funding date, (2) no Default or Event of Default then exists or would arise as a result of the funding of the Term Loan B, (3) all representations and warranties made by any Credit Party contained herein or in any other Loan Document shall be true and correct in all material respects as of such date (without duplication of any materiality qualifier contained therein), (4) Borrowers shall have demonstrated pro forma compliance with Section 5.23 after giving effect to the funding of the Term Loan B, (5) Term Agent shall have received any fees owed to the Term Agent and Term B Lenders pursuant to the Fee Letter or as otherwise may be agreed to between the Borrowers and Term Agent, and (6) any such increase shall be on terms and conditions acceptable to the Term Agent, and the Credit Parties shall have entered into an amendment to this Agreement in form and substance acceptable to the Term Agent reflecting such terms and conditions, in all cases, in the Term Agent’s sole discretion. The Term Loan B is uncommitted and, as such, none of Crystal, the Term Agent, any Term Lender, or any other Person shall have any obligation to approve or make the Term Loan B. When requesting the Term Loan B, the Lead Borrower shall deliver to the Term Agent a certificate from a Responsible Officer of the Lead Borrower, in form and substance satisfactory to the Term Agent, certifying to the above conditions precedent. The Term Loan B shall be provided solely by Crystal (or its Affiliates) and shall otherwise be on substantially the same terms as the existing facility under this Agreement. Any portion of the Term Loan B repaid or prepaid may not be reborrowed.

(c)          Protective Overadvances. Notwithstanding anything to the contrary contained in this Agreement, the Term Agent may require the Term A Lenders to make advances (a “Protective Overadvance”) so long as the Term Agent deems, in its sole discretion, such Protective Overadvance necessary or desirable to preserve or protect any Collateral, or to enhance the collectability or repayment of Obligations, or to pay any other amounts chargeable to Credit Parties under any Loan Documents, including costs, fees and expenses, in each case, in the event that the Borrowers have failed to do so as and when due; provided, however, that the Term Agent may not cause the Term A Lenders to make Protective Overadvances in an aggregate amount in excess of $5,000,000. If a Protective Overadvance is made pursuant to the preceding sentence, then all Term A Lenders shall be bound to make such Protective Overadvance based upon their Pro Rata Percentage of the Term Loan A held by such Term A Lender. All Protective Overadvances shall (i) bear interest at the default rate under Section 1.3(c), (ii) be due and payable upon demand of the Term Agent or of the Required Lenders, and (iii) constitute Obligations hereunder and be secured by the Collateral. Any Protective Overadvances made under this clause (c) shall be made by the Term Agent as determined by the Term Agent in its discretion. The Term Agent shall notify the Borrowers in writing of each such Protective Overadvance, which notice shall include a description of the purpose of such Protective Overadvance.

1.2          Evidence of Term Loans; Notes.

The portion of the Term Loan A or the Term Loan B, as the case may be, made by each Term Lender is evidenced by this Agreement and, if requested by such Term Lender, a Term Note payable to such Term Lender in an amount equal to such Term Lender’s Term Loan A or Term Loan B, as the case may be.

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1.3          Interest.

(a)          Subject to Sections 1.3(c) and 1.3(d), the Term Loans shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to LIBOR plus the Applicable Margin. Each determination of an interest rate by the Term Agent shall be conclusive and binding on the Borrowers and the Term Lenders in the absence of manifest error. All computations of fees and interest payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b)          Interest on the Term Loans shall be paid in cash in arrears on each Interest Payment Date. Accrued but unpaid interest shall also be paid in cash on the date of any payment or prepayment of the Term Loans (on the amount so paid or prepaid) and on the Termination Date.

(c)          At the election of the Term Agent or the Required Lenders while any Event of Default exists (or automatically while any Event of Default under Section 6.1(f) or 6.1(g) exists), the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Term Loans under the Loan Documents from and after the date of the occurrence of any Event of Default, at a rate per annum which is determined by adding three percent (3.00%) per annum to the interest rate then in effect. All such interest shall be payable on demand of the Term Agent or the Required Lenders.

(d)          If the Borrowers shall at any time fail to pay interest when due, the Term Agent, in its sole discretion, may elect to add such interest to the outstanding principal balance of the Term Loans, effective as of the due date of such interest, provided that such addition shall not waive any related Default or Event of Default or impair the Term Agent’s and Term Lenders’ rights under this Agreement and the other Loan Documents. Such capitalized amounts shall bear interest at the rates per annum provided for herein.

1.4         Loan Accounts.

(a)          The Term Agent, on behalf of the Term Lenders, shall record on its books and records the amount of the Term Loans, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. The Term Agent shall deliver to the Borrowers, at the reasonable request of the Borrowers, a loan statement setting forth such record for the period so requested. Such record shall, absent manifest error, be conclusive evidence of the amount of the Term Loans made by the Term Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder (and under any Term Note) to pay any amount owing with respect to the Term Loans or provide the basis for any claim against the Term Agent or any Term Lender.

(b)          The Term Agent, acting as a non-fiduciary agent of the Borrowers solely for tax purposes and solely with respect to the actions described in this Section 1.4(b), shall establish and maintain at its address referred to in Section 8.2 (or at such other address as the Term Agent may notify the Borrowers) (A) a record of ownership (the “Register”) in which the Term Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Term Agent and each Term Lender in the Term Loans and any assignment of any such interest or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Term Lenders (and each change thereto pursuant to Sections 8.9 and 8.22), (2) the outstanding amount of the Term Loans, (3) the amount of any principal or interest due and payable or paid, and (4) any other payment received by the Term Agent from the Borrowers and its application to the Obligations.

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(c)          The Credit Parties, the Term Agent and the Term Lenders shall treat each Person whose name is recorded in the Register as a Term Lender for all purposes of this Agreement so long as, with respect to assignments, any such assignment is recorded in accordance with Section 8.9(c). Information contained in the Register with respect to any Term Lender shall be available for access by any Borrower during normal business hours and from time to time upon at least one Business Day’s prior notice. No Term Lender shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Term Lender unless otherwise agreed by the Term Agent.

1.5          Optional Prepayments of the Term Loans.

(a)          Optional Prepayments. The Borrowers may, upon prior notice to the Term Agent, at any time or from time to time voluntarily prepay the Term Loans in whole or in part; provided that (i) such notice must be received by the Term Agent not later than 11:00 a.m., New York time, two (2) Business Days’ prior to any date of prepayment of any Term Loan; and (ii) such prepayment shall be accompanied by accrued but unpaid interest to the date of payment on the amount so prepaid and any Prepayment Premium then due pursuant to the Fee Letter. Any amounts prepaid pursuant to this Section 1.5 in respect of the principal amount of the Term Loans shall be applied to the principal repayment installments thereof in inverse order of maturity.

(b)          Notice. Once provided, any notice of a prepayment of the Term Loans shall not thereafter be revocable by the Borrowers and the Term Agent will promptly notify each applicable Term Lender thereof and of such Term Lender’s Pro Rata Percentage of such prepayment. The payment amount specified in such notice shall be due and payable on the date specified therein. Together with each prepayment under this Section 1.5, the Borrowers shall pay the Prepayment Premium.

1.6          Mandatory Repayments and Prepayments of the Term Loans.

(a)          Repayments of the Term Loans. The Borrowers shall repay to the Term Lenders in full on the Termination Date the aggregate principal amount of the Term Loans outstanding on the Termination Date. In addition, the Borrowers shall repay to the Term Lenders the aggregate principal amount of the Term Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in inverse order of maturity):

Date	Amount

September 1, 2017	$637,500
December 1, 2017	$637,500
March 1, 2018	$637,500
June 1, 2018	$637,500
September 1, 2018	$637,500
December 1, 2018	$637,500
March 1, 2019	$637,500
June 1, 2019	$637,500
September 1, 2019	$637,500
December 1, 2019	$637,500
March 1, 2020	$637,500
Termination Date	The aggregate principal amount of the Term Loans outstanding on such date

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(b)          Certain Prepayment Events. If a Credit Party shall at any time or from time to time:

(i)          makes a Disposition (other than Dispositions that qualify as Permitted Dispositions under clauses (a), (c), (e), (f), and (h) of the definition of Permitted Disposition) in excess of $250,000 in the aggregate in any calendar year; or

(ii)         suffers an Event of Loss; or

(iii)        issues Stock (other than Stock issued to another Credit Party and Stock or Stock Equivalents issued by a Credit Party to employees, directors, independent contractors or consultants pursuant to any equity-based compensation plan maintained by such Credit Party or pursuant to exercises of Stock Equivalents issued pursuant to any such plan) or issues or incurs Indebtedness (other than Indebtedness permitted by Section 5.5) or receives any dividend or distribution from any Person that is not a Credit Party; or

(iv)        receives any Extraordinary Receipts in excess of $250,000 in the aggregate in any calendar year (the events described in clauses (i) through (iv) of this clause (b) being collectively referred to herein as “Prepayment Events”), then (A) the Borrowers shall promptly notify the Term Agent of such Prepayment Event (including the amount of the estimated Net Proceeds to be received by such Credit Party in respect thereof) and (B) promptly upon receipt by such Credit Party of any Net Proceeds of such Prepayment Event, the Borrowers shall deliver, or cause to be delivered, an amount equal to such Net Proceeds (but, in the case of Prepayment Evens under clauses (i) and (iv) above, only such Net Proceeds that are in excess of the thresholds referred to therein) to the Term Agent for distribution to the Term Lenders as a prepayment of the Term Loans, which prepayment shall be applied in accordance with Section 1.8(c)(i) or Section 1.8(c)(ii), as the case may be; provided, however, that if the Event of Loss giving rise to such Net Proceeds could not reasonably be expected to have a Material Adverse Effect, the Borrowers shall be permitted to replace, repair, restore or rebuild the Collateral subject to such Event of Loss, provided that (i) no Default or Event of Default has occurred and is continuing, (ii) pending such replacement, repair, restoration or rebuilding, if such Net Proceeds exceed $250,000, such Net Proceeds shall be held in a Control Account subject to a Control Agreement in favor of the Term Agent and (iii) any such Net Proceeds arising from such Event of Loss not used to replace, repair, restore or rebuild the Collateral subject to such Event of Loss within 180 days after the receipt of such Net Proceeds, shall be applied to the prepayment of the Term Loans in accordance with Section 1.8(c)(i) or Section 1.8(c)(ii), as the case may be. All prepayments of the principal amount of the Term Loans from events described in this Section 1.6(b) shall be accompanied by accrued and unpaid interest to the prepayment date and the Prepayment Premium on the amount of the Term Loans so prepaid. Any amounts prepaid under this Section 1.6(b) in respect of the principal amount of the Term Loans shall be applied to the principal repayment installments thereof in inverse order of maturity.

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(c)          Excess Cash Flow. On each Excess Cash Flow Payment Date, fifty percent (50%) of the Excess Cash Flow (calculated on such Excess Cash Flow Payment Date) shall be applied as follows:

(i)          if a Default or Event of Default has occurred and is continuing on such Excess Cash Flow Payment Date, such amounts shall be applied to the Obligations in accordance with Section 1.8(c)(ii).

(ii)         if no Default or Event of Default has occurred and is continuing on such Excess Cash Flow Payment Date, such amounts shall be applied to the Obligations in accordance with Section 1.8(c)(i).

(iii)        All prepayments of the principal amount of the Term Loans pursuant to this Section 1.6(c) shall be accompanied by interest on the amount of the Term Loans so prepaid. Any amounts prepaid under this Section 1.6(c) in respect of the principal amount of the Term Loans shall be applied to the principal repayment installments thereof in inverse order of maturity.

(d)          No Implied Consent. Provisions contained in this Section 1.6 for the application of proceeds of certain transactions shall not be deemed to constitute consent of the Term Lenders to transactions that are not otherwise permitted by the terms hereof or the other Loan Documents.

1.7          Fees.

(a)          Fee Letter. The Credit Parties shall pay to the Term Agent for its own account or for the account of any other Person entitled thereto (as applicable), in Dollars, fees in the amounts and at the times specified in the Fee Letter.

1.8          Payments by the Borrowers.

(a)          All payments (including prepayments) to be made by each Credit Party on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, and shall, except as otherwise expressly provided herein, be made to the Term Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified in the signature page hereof in relation to the Term Agent (or such other address as the Term Agent may from time to time specify in accordance with Section 8.2), and shall be made in Dollars and by wire transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 1:00 p.m. (New York time) on the date due. Any payment which is received by the Term Agent later than 1:00 p.m. (New York time) may in the Term Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

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(b)          If any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made, and shall be deemed to be due, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c)          (i)          Subject to Section 1.8(c)(ii), all payments (other than payment received pursuant to Sections 1.6(a), which payments shall be applied as set forth in such Sections 1.6(a)), as applicable) received by the Term Agent and the Term Lenders in respect of any Obligation shall be applied to the Obligations as follows:

first, to the payment of any Protective Overadvance funded by the Term Agent or any Term A Lender;

second, to payment of interest, fees (including, without limitation, any Prepayment Premium), costs and expenses and any other amounts (other than principal) then due and payable by the Credit Parties under this Agreement and the other Loan Documents;

third, to payment of the principal of the Term Loans, pro rata amongst the Term Loan A and Term Loan B; and

fourth, to the Lead Borrower’s operating account or for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (A) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (B) each of the Term Lenders or other Persons entitled to payment shall receive an amount equal to its Pro Rata Percentage of amounts available to be applied.

(ii)         Notwithstanding any provision herein to the contrary, (A) during the continuance of a Default or an Event of Default, the Term Agent may, and shall upon the direction of Required Lenders, apply any and all payments received by the Term Agent and the Term Lenders in respect of any Obligation in accordance with clauses first through sixth below, and (B) without limiting the foregoing, all amounts collected or received by the Term Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows:

first, to the payment of any Protective Overadvance funded by the Term Agent or any Term A Lender and fees, costs and expenses, including Attorney Costs, of the Term Agent payable or reimbursable by the Credit Parties under the Loan Documents;

second, to payment of Attorney Costs of the Term Lenders payable or reimbursable by the Borrowers under this Agreement (subject to any limitations set forth herein (including Section 8.5));

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third, to payment of all accrued unpaid interest on the Obligations and fees (including, without limitation, any Prepayment Premium) owed to the Term Agent and the Term Lenders;

fourth, to payment of principal of the Term Loans, pro rata amongst the Term Loan A and Term Loan B;

fifth, to payment of any other amounts owing constituting Obligations; and

sixth, any remainder shall be paid to the Lead Borrower’s operating account or for the account of whoever may be lawfully entitled thereto.

In carrying out the foregoing, (A) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (B) each of the Term Lenders or other Persons entitled to payment shall receive an amount equal to its Pro Rata Percentage of amounts available to be applied.

(iii)        Any amounts prepaid under this Section 1.8(c) in respect of the principal amount of Term Loans shall be applied to the principal repayment installments thereof in inverse order of maturity.

1.9          Return of Payments; Procedures.

(a)          Return of Payments.

(i)          If the Term Agent pays an amount to a Term Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Term Agent from the Borrowers and such related payment is not received by the Term Agent, then the Term Agent will be entitled to recover such amount from such Term Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)         If the Term Agent determines at any time that any amount received by the Term Agent under this Agreement or any other Loan Document must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, the Term Agent will not be required to distribute any portion thereof to any Term Lender. In addition, each Term Lender will repay to the Term Agent on demand any portion of such amount that the Term Agent has distributed to such Term Lender, together with interest at such rate, if any, as the Term Agent is required to pay to the Borrowers or such other Person, without setoff, counterclaim or deduction of any kind, and the Term Agent will be entitled to set-off against future distributions to such Term Lender any such amounts (with interest) that are not repaid on demand.

(b)          Procedures. The Term Agent is hereby authorized by each Credit Party and each Secured Party to establish reasonable procedures (and to amend such procedures in a reasonable manner from time to time) to facilitate administration and servicing of the Term Loans and other matters incidental thereto. Without limiting the generality of the foregoing, the Term Agent is hereby authorized to establish reasonable procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, E-Systems.

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ARTICLE II.
CONDITIONS PRECEDENT

The obligation of each Term Lender to make its portion of the Term Loans on the Closing Date is subject to satisfaction or waiver of the following conditions in a manner reasonably satisfactory to the Term Agent, except to the extent such conditions are subject to Section 4.19:

(a)          Loan Documents. The Term Agent shall have received on or before the Closing Date all of the agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Exhibit 2.1, each in form and substance reasonably satisfactory to the Term Agent;

(b)          Funds Flow Memorandum; Etc. The Term Agent shall have received a funds-flow memorandum from the Borrowers setting forth the sources and uses of the proceeds of the Term Loans to be borrowed on the Closing Date, which funds-flow memorandum shall be in form and substance reasonably satisfactory to the Term Agent (the “Funds Flow Memorandum”) and shall contain a description of the Credit Parties’ sources and uses of funds on the Closing Date, the details of how funds from each source are to be transferred to particular uses and the wire transfer instructions for the particular uses of such funds and the Borrowers shall have identified, not later than five (5) Business Days prior to the Closing Date, each Person (other than any Credit Party) that will directly receive proceeds of the Term Loans to be made on the Closing Date and the Term Agent shall have received such information required by the Term Agent or any Term Lender under its “know your customer” compliance procedures with respect to each such Person;

(c)          No Material Adverse Change. Since the date of the most recent audited financial information delivered to the Term Agent, no Material Adverse Effect shall have occurred;

(d)          No Litigation. No action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or governmental instrumentality that could reasonably be expected to (i) materially and adversely affect the transactions contemplated hereby or (ii) result in a Material Adverse Effect;

(e)          Financial Statements. The Term Agent shall have received (a) audited consolidated balance sheets and related statements of income, shareholders’ equity and cash flows of the Borrowers and their Subsidiaries for the Fiscal Year ended at December 31, 2014, (b) unaudited consolidated balance sheets and related statement of income of the Borrowers and their Subsidiaries, for each subsequent Fiscal Month ended on or prior to December 31, 2015, and (c) drafts of the audited consolidated balance sheets and related statements of income, shareholders’ equity and cash flows of the Borrowers and their Subsidiaries for the Fiscal Year ended at December 31, 2015.

(f)          Minimum Liquidity at Closing. The Term Agent shall have received a duly completed written calculation, dated as of the Closing Date, certified by a Responsible Officer of the Lead Borrower, which shall evidence that after giving effect to the payoff of the Existing Credit Agreement, the making of the Term Loan on the Closing Date, and the other transactions contemplated to be effective on the Closing Date, the Credit Parties’ Liquidity shall not be less than $7,000,000, and the Term Agent, in its sole discretion, shall be satisfied that all accounts payable (as, and to the extent required under Section 4.7(d)), leases, payments due under other Indebtedness, and taxes are paid current (excluding good faith disputes related thereto);

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(g)          Maximum Net Debt. The Term Agent shall have received a duly completed certificate dated as of the Closing Date, certified by a Responsible Officer of the Lead Borrower, which shall evidence that the Credit Parties’ Net Debt is not more than $10,000,000 (after giving effect to the funding of the Term Loans on the Closing Date);

(h)          Minimum Adjusted EBITDA. The Term Agent shall have received a duly completed certificate dated as of the Closing Date, certified by a Responsible Officer of the Lead Borrower, which shall evidence that the Adjusted EBITDA for the twelve (12) Fiscal Months of the Credit Parties ended December 31, 2015 exceeds $7,500,000 (after giving effect to the funding of the Term Loans on the Closing Date).

(i)           No Liens. The Term Agent shall be satisfied that that the Obligations do not give rise to any obligation of any Credit Party or its Subsidiaries to grant any security interest or Lien in respect of any existing Indebtedness of such Credit Party or its Subsidiaries or violate any of the terms of the agreements with respect to such existing Indebtedness;

(j)           Approvals. The Term Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons (including all requisite Governmental Authorities or third parties), to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of transactions contemplated hereby and thereby or (ii) an officer’s certificate in form and substance reasonably satisfactory to the Term Agent affirming that no such consents or approvals are required;

(k)          Payment of Fees. The Borrowers shall have paid all fees required to be paid on the Closing Date (including, without limitation, the fees specified in the Fee Letter), and shall have reimbursed the Term Agent, for all fees, costs and expenses of closing presented as of the Closing Date;

(l)           Solvency. The Term Agent shall have received a certificate of the chief financial officer (or other comparable officer) of the Lead Borrower certifying that after the incurrence of Indebtedness hereunder and after the consummation of the other transactions contemplated hereby, the Lead Borrower and its Subsidiaries, on a consolidated basis, are Solvent;

(m)         Perfection. All filings, recordations and searches reasonably necessary or otherwise reasonably requested by the Term Agent in connection with the Liens to be granted to the Term Agent under the Loan Documents shall have been duly made, and all documents and instruments required to perfect the Term Agent’s security interest in the Collateral shall have been executed, delivered, and filed, and all filing and recording fees and taxes shall concurrently with such filing or recordation be duly paid;

(n)          Insurance. The Term Agent shall be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by the Credit Parties and their Subsidiaries, and the Term Agent shall have received customary certificates with respect thereto and endorsements naming the Term Agent as an additional insured or lender’s loss payee, as the case may be, with respect to the insurance policies of the Credit Parties;

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(o)          Opinions of Counsel; Corporate Documents. The Term Agent and the Term Lenders shall have received (i) customary opinions of counsel (including all applicable local counsel) to the Credit Parties (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the Loan Documents and other matters as the Term Agent may reasonably require), and (ii) such customary corporate resolutions, certificates and other documents as the Term Agent shall reasonably require.

(p)          Representations and Warranties. Any representation or warranty by any Credit Party contained herein or in any other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein);

(q)          No Default. No Default or Event of Default shall have occurred and be continuing or shall result after giving effect to the making of the Term Loans;

(r)           Governmental Regulations. No material change in governmental regulations or policies adversely affecting the Term Agent, the Term Lenders or any Credit Party shall have occurred prior to the Closing Date;

(s)           Completion of Business and Legal Due Diligence. The Term Agent and its counsel shall have completed all business and legal due diligence with respect to the Borrowers and their Subsidiaries, and the results of such business and legal due diligence shall be satisfactory to the Term Agent and its counsel, including, without limitation, the results of background checks for Borrowers and senior management, in-person meeting with senior management, the final review of the quality of earnings report, such report to include a review of historical and projected churn and a wind-down analysis (including a conference call with report provider if requested by the Term Agent), commercial finance examinations and systems review, discussions with auditors, historical financial statements (including audits), interim financial statements, and a monthly projection model (including development of downside scenario), diligence of current contracts and Lien search results;

(t)           Projections and Business Plan. The Term Agent shall have received the projections and business plan of the Borrowers and their Subsidiaries and shall be satisfied with such projections and business plan;

(u)          No Default or Breach of Material Contracts. The Term Agent shall have received a certificate of a Responsible Officer of the Lead Borrower certifying that no breach or default (or event or condition, which after notice or lapse of time, or both, would constitute a breach or default) has occurred and is continuing under any Material Contract (immediately after giving effect to the satisfaction of the condition precedent in clause (v) below); and

(v)          Payoff. The Term Agent shall have received a payoff letter from the lender under the Existing Credit Agreement satisfactory in form and substance to the Term Agent evidencing that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated, all obligations thereunder are being paid in full, and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released;

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(w)         Other Documents. Term Agent shall have received such other documents as Term Agent, any Term Lender or their respective counsel may have reasonably requested.

The request by Borrowers and acceptance by the Borrowers of the proceeds of any of the Term Loans shall be deemed to constitute, as of the Closing Date, (i) a representation and warranty by the Borrowers that the conditions in this Article II have been satisfied and (ii) a reaffirmation by each Credit Party of the granting and continuance of the Term Agent’s Liens, on behalf of itself and the Secured Parties, pursuant to the Collateral Documents.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

The Credit Parties, jointly and severally, as an inducement for the Term Agent and Term Lenders to enter into this Agreement and to extend the Term Loans, represent and warrant to the Term Agent and each Term Lender that the following are true, correct and complete:

3.1          Corporate Existence and Power.

Each Credit Party:

(a)          is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;

(b)          has all requisite power and authority and all governmental licenses, authorizations, Permits, consents and approvals to (i) own its assets, (ii) carry on its business and (iii) execute, deliver, and perform its obligations under the Loan Documents to which it is a party;

(c)          is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license, except in jurisdictions where the failure to be so qualified, licensed or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect; and

(d)          is in compliance with all Requirements of Law in all material respects.

3.2          Corporate Authorization; No Contravention.

The execution, delivery and performance by each of the Credit Parties of this Agreement, and by each Credit Party of any other Loan Document to which such Person is party, have been duly authorized by all necessary organizational action, and do not and will not:

(i)          contravene the terms of any of that Person’s Organization Documents;

(ii)         conflict with or result in the creation of any Lien (except Liens created pursuant to the Loan Documents) under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject;

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(iii)        conflict with or result in any breach or contravention of any document evidencing any Material Contract to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(iv)        violate any Requirement of Law.

3.3          Governmental and Third Party Authorization.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document except (a) for recordings and filings in connection with the Liens granted to the Term Agent under the Collateral Documents and (b) those obtained or made on or prior to the Closing Date.

3.4          Binding Effect.

This Agreement and each other Loan Document to which any Credit Party is a party constitute the legal, valid and binding obligations of each such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, regardless of whether considered in a proceedings in equity or at law.

3.5          Litigation.

There are no actions, suits or proceedings pending, or to the knowledge of each Credit Party, threatened, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party, any Subsidiary of any Credit Party or any of their respective Properties which:

(a)          purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

(b)          would reasonably be expected to result in a Material Adverse Effect.

Except as specifically disclosed in Schedule 3.5, there are no actions, suits or proceedings pending, or to the knowledge of each Credit Party, threatened, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party, any Subsidiary of any Credit Party or any of their respective Properties. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. Except as specifically disclosed in Schedule 3.5, no Credit Party or any Subsidiary of any Credit Party is the subject of an audit or, to each Credit Party’s knowledge, any review or investigation by any Governmental Authority concerning the violation or possible violation of any Requirement of Law.

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3.6          No Default.

No Default or Event of Default exists or would result from the incurring of any Obligations by any Credit Party or the grant or perfection of the Term Agent’s Liens on the Collateral or the consummation of the transactions contemplated under the Credit Agreement and the other Loan Documents. No Credit Party and no Subsidiary of any Credit Party is in default under or with respect to (i) any Material Contract in any respect or (ii) any other Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

3.7          ERISA Compliance and Foreign Benefit Plans.

(a)          U.S. Plans. None of the Borrowers or their respective Subsidiaries or ERISA Affiliates maintain or contribute to, or have any liability or contingent liability with respect to, any Title IV Plan or any Multiemployer Plan. Except as would not reasonably be expected to result in Liabilities to the Credit Parties in excess of $100,000 in the aggregate, (w) each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code so qualifies, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Credit Party, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Credit Party incurs or otherwise has or could reasonably be expected to have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur. On the Closing Date, no ERISA Event has occurred in connection with which obligations and Liabilities (contingent or otherwise) to the Credit Parties in excess of $100,000 in the aggregate remain outstanding.

(b)          Foreign Pension Plan and Benefit Plans. None of the Credit Parties or any of their Subsidiaries maintain or contribute to, or are required to maintain or contribute to, or have any liability or contingent liability with respect to, any Foreign Benefit Plans and Foreign Pension Plans.

3.8          Use of Proceeds; Margin Regulations.

No Credit Party and no Subsidiary of any Credit Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. The Funds Flow Memorandum contains a description of the Credit Parties’ sources and uses of funds on the Closing Date, including the Term Loans, and details how funds from each source are to be transferred to particular uses.

3.9          Ownership of Property; Liens.

The Borrowers and each Subsidiary thereof has good title to and ownership of all Property it purports to own, which Property is free and clear of all Liens, except Permitted Liens. As of the Closing Date, the Real Estate listed in Schedule 3.9 constitutes all of the Real Estate of each Credit Party and each of their respective Subsidiaries. Each of the Credit Parties and each of their respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Estate, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary or used in the ordinary conduct of their respective businesses, except for Permitted Liens and such immaterial defects in title or where failure to own such personal property or have such leasehold interest would not be material. None of the Real Estate of any Credit Party or any Subsidiary of any Credit Party is subject to any Liens other than Permitted Liens. As of the Closing Date, Schedule 3.9 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. All material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

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3.10        Taxes.

Except as set forth in Schedule 3.10, all federal, state, and material local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all taxes, assessments and other governmental charges and impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. To the knowledge of any Tax Affiliate, no Tax Return is under audit or examination by any Governmental Authority, and no notice of any audit or examination or, to the knowledge of any Tax Affiliate, any assertion of any claim for Taxes has been given or made by any Governmental Authority. Each Tax Affiliate has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee and materially complied with all information reporting and withholding provisions of applicable Requirements of Law. No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

3.11        Financial Condition.

(a)          Each of (i) the audited consolidated balance sheet of the Lead Borrower and its Subsidiaries dated December 31, 2014, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Year ended on that date, and (ii) the unaudited interim consolidated balance sheet of the Lead Borrower and its Subsidiaries for each Fiscal Month ending thereafter and the related unaudited consolidated statement of income, and (iii) the drafts of the audited consolidated balance sheet of the Lead Borrower and its Subsidiaries and related statements of income, shareholders’ equity and cash flows for the Fiscal Year ended at December 31, 2015, in all cases, delivered to the Term Agent and the Term Lenders prior to the Closing Date:

(x)          were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein, subject to, in the case of the unaudited interim financial statements, normal year-end adjustments and the lack of footnote disclosures; and

(y)          present fairly the consolidated financial condition of the Lead Borrower and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby.

(b)          The pro forma unaudited consolidated balance sheet of the Lead Borrower and its Subsidiaries dated December 31, 2015 delivered to the Term Agent and the Term Lenders on or before the Closing Date was prepared by the Lead Borrower giving pro forma effect to the transaction contemplated under this Agreement and the other Loan Documents and the transactions contemplated hereby, was based on the draft audited consolidated balance sheet of the Lead Borrower and its Subsidiaries referred to in clause (iii) of Section 3.11(a), and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in a manner consistent with GAAP.

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(c)          Since December 31, 2014, there has been no Material Adverse Effect.

(d)          The Credit Parties and their Subsidiaries have no Indebtedness other than Indebtedness permitted pursuant to Section 5.5 and have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 5.9.

(e)          All financial performance projections delivered to the Term Agent, including the financial performance projections delivered to the Term Agent and the Term Lenders on or before the Closing Date, represent the Borrowers’ good faith estimate of future financial performance and are based on assumptions believed by management of the Borrowers to be fair and reasonable in light of current market conditions (it being understood that (i) such projections are as to future events and are not to be viewed as facts, and (ii) actual results during the period or periods covered by any such projections may differ from the projected results and the differences may be material).

3.12        Environmental Matters.

(a)          The operations of each Credit Party and each Subsidiary of each Credit Party are and have been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law.

(b)          No Credit Party and no Subsidiary of any Credit Party is party to, and no Credit Party and no Subsidiary of any Credit Party and no Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Credit Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Laws.

(c)          No Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any Property of any Credit Party or any Subsidiary of any Credit Party and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that would reasonably be expected to result in any such Lien attaching to any such Property.

(d)          No Credit Party and no Subsidiary of any Credit Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate.

(e)          To the knowledge of any Credit Party, all Real Estate currently or previously owned, leased, subleased, operated or otherwise occupied by or for any such Credit Party and each Subsidiary of each Credit Party is free of contamination by any Hazardous Materials.

(f)           No Credit Party and no Subsidiary of any Credit Party (i) is or has been engaged in, or, to the knowledge of any Credit Party, has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (ii) knows of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act or similar Environmental Laws.

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(g)          Each Credit Party has made available to the Term Agent copies of all material existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody, control or otherwise available to the Credit Parties or any of their Subsidiaries.

3.13        Regulated Entities.

None of any Credit Party, any Person controlling any Credit Party, or any Subsidiary of any Credit Party, is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Obligations under the Loan Documents.

3.14        Solvency.

Both before and after giving effect to (a) the Term Loans made on the Closing Date, (b) the consummation of the transactions contemplated hereby and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Lead Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

3.15        Labor Relations.

There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Credit Party, threatened) against or involving any Credit Party or, to the knowledge of any Credit Party, any Subsidiary of any Credit Party. Except as set forth in Schedule 3.15, (a) there is no material collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Credit Party or, to the knowledge of any Credit Party, any Subsidiary of any Credit Party, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Credit Party or, to the knowledge of any Credit Party, any Subsidiary of any Credit Party and (c) no such representative has sought certification or recognition with respect to any employee of any Credit Party or, to the knowledge of any Credit Party, any Subsidiary of any Credit Party.

3.16        Intellectual Property.

Schedule 3.16 sets forth a true and complete list of the following Intellectual Property each Credit Party and each Subsidiary owns or licenses to use: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) material Intellectual Property, separately identifying that owned and licensed to such Credit Party or such Subsidiary and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by such Credit Party with respect thereto. Each Credit Party and each Subsidiary of each Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted. The conduct and operations of the businesses of each Credit Party and each Subsidiary of each Credit Party does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and no other Person has contested any right, title or interest of any Credit Party or any Subsidiary of any Credit Party in, or relating to, any Intellectual Property.

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The Borrowers shall provide written notice to the Term Agent within ten (10) days of entering or becoming bound by any Restricted License. The Borrowers shall take such steps as the Term Agent may reasonably request to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for the Term Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Term Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Term Agent’s rights and remedies under this Agreement and the other Loan Documents.

3.17        Brokers’ Fees; Transaction Fees.

Except for fees payable to Term Agent, the Term Lenders and except as set forth on the Funds Flow Memorandum, none of the Credit Parties or any of their respective Subsidiaries has any unpaid obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

3.18        Insurance.

Schedule 3.18 lists all insurance policies of any nature maintained as of the Closing Date for current occurrences by each Credit Party, including issuers, coverages and deductibles. Each of the Credit Parties and each of their respective Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrowers, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses of the same size and character as the business of the Credit Parties and, to the extent relevant, owning similar Properties in localities where such Person operates. The Borrowers shall not materially reduce the coverage amounts under its liability policies without the prior consent of the Term Agent.

3.19        Ventures, Subsidiaries and Affiliates; Outstanding Stock.

Except as set forth in Schedule 3.19, as of the Closing Date, no Credit Party and no Subsidiary of any Credit Party (a) has any Subsidiaries, or (b) is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All issued and outstanding Stock and Stock Equivalents of each of the Credit Parties and each of their respective Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than, with respect to the Stock and Stock Equivalents of the Subsidiaries of the Lead Borrower, those in favor of Term Agent, for the benefit of the Secured Parties and Permitted Liens. All such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. All of the issued and outstanding Stock of each Credit Party other than the Lead Borrower and each Subsidiary of each Credit Party is owned by each of the Persons and in the amounts set forth in Schedule 3.19. Except as set forth in Schedule 3.19, there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries. Set forth in Schedule 3.19 is a true and complete organizational chart of Lead Borrower and all of its Subsidiaries as of the Closing Date.

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3.20        Jurisdiction of Organization; Chief Executive Office.

Schedule 3.20 lists each Credit Party’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Credit Party’s chief executive office or sole place of business.

3.21        Locations of Inventory, Equipment and Books and Records.

Each Credit Party’s (a) Inventory and Equipment (other than Inventory or Equipment in transit or out for repair) and books and records concerning the Collateral are kept at the locations listed in Schedule 3.21, and (b) books and records concerning the Collateral are kept at a location in the United States.

3.22        Deposit Accounts and Other Accounts.

Schedule 3.22 lists all banks and other financial institutions at which any Credit Party maintains deposit, securities or other accounts as of the Closing Date, and such Schedule correctly identifies the name and address of each depository, the name in which the account is held, a brief description of the purpose of the account, and the complete account number therefor.

3.23        Government Contracts and Material Contracts. Except as set forth in Schedule 3.23, no Credit Party is a party to (i) any material contract or agreement with any Governmental Authority and no Credit Party’s accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law or (ii) any other Material Contract.

3.24        Customer and Trade Relations.

Except as set forth on Schedule 3.24, there exists no actual, pending, or, to the knowledge of any Credit Party, threatened termination, cancellation, or limitation of, or any material adverse modification or change in (a) the business relationship of any Credit Party or any Subsidiary with any customer or group of customers whose purchases during the preceding 12 calendar months caused them to be ranked among the ten (10) largest customers of such Credit Party, or (b) the business relationship of any Credit Party or any Subsidiary with any supplier material to its operations which is not otherwise readily replaceable. Additionally, there exists no present condition or state of facts or circumstances to the knowledge of any Credit Party that would have a Material Adverse Effect or prevent any Borrower or any of their respective Subsidiaries from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

3.25        Bonding.

Except as set forth in Schedule 3.25, as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement, indemnification agreement in respect of any surety bond agreement or bonding requirement with respect to products or services sold by it (exclusive of product warranties in the Ordinary Course of Business).

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3.26          Full Disclosure.

None of the representations or warranties made by any Credit Party or any of their Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Credit Party or any of their Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of any Credit Party to the Term Agent or the Term Lenders prior to the Closing Date), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the time when made or delivered; provided, that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered, and if such projected financial information was delivered prior to the Closing Date, as of the Closing Date.

3.27          Foreign Assets Control Regulations and Anti-Money Laundering.

Each Credit Party and each Subsidiary of each Credit Party is in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Credit Party and no Subsidiary or Affiliate of a Credit Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

3.28          Patriot Act.

The Credit Parties, each of their Subsidiaries and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of the Term Loans will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

3.29          Collateral Documents, Etc.

Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents, are effective to create in favor of the Term Agent for the benefit of the Secured Parties a legal, valid, enforceable and perfected first priority Lien (subject to any Permitted Liens entitled to priority in accordance with applicable laws) on all right, title and interest of the respective Credit Parties in the Collateral described therein.

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3.30       Reserved.

3.31       Subordinated Indebtedness. Schedule 3.31 list all Subordinated Indebtedness as of the Closing Date and each Subordinated Indebtedness Document in effect as of the Closing Date. All Subordinated Indebtedness is subject to a Subordination Agreement in favor of the Term Agent, for the benefit of the Secured Parties.

ARTICLE IV.
AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as the Term Loans or any other Obligation (other than contingent indemnification and expense reimbursement Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

4.1         Financial Statements.

Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of consolidated financial statements in conformity with GAAP. The Borrowers shall deliver to the Term Agent and the Term Lenders and in form and detail reasonably satisfactory to the Term Agent:

(a)          as soon as available, but not later than ninety (90) days after the end of each Fiscal Year (except with respect to the Fiscal Year ending on December 31, 2015, in which case, on or before March 15, 2016), a copy of the audited consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the report of Grant Thornton LLP or other independent certified public accounting firm reasonably acceptable to the Term Agent which report shall (i) contain an unqualified opinion, stating that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (provided, however, that solely with respect to the Fiscal Year ending December 31, 2015, but in no other subsequent Fiscal Year, the audited financials may contain a statement that the Credit Parties have a material weakness with respect to their accounting procedures with respect to goodwill and intangibles for impairment and with respect to capitalization of software) and (ii) not include any explanatory paragraph expressing substantial doubt as to going concern status; provided, however, that with respect to the Fiscal Year ended December 31, 2015, such balance sheets and related statements of income, shareholders’ equity and cash flows shall be substantially similar, both in form and substance, to the drafts of such items delivered to the Term Agent prior to the Closing Date pursuant to Section 2.1(e)(iii); and

(b)          as soon as available, but not later than thirty (30) days after the end of each Fiscal Month of each year (commencing with the Fiscal Month ending on February 29, 2016), a copy of the unaudited consolidated balance sheet of the Lead Borrower and its Subsidiaries, and the related consolidated statements of income and cash flows as of the end of such Fiscal Month and for the portion of the Fiscal Year then ended, all certified on behalf of the Borrowers by an appropriate Responsible Officer of the Lead Borrower as being complete and correct, in all material respects, and fairly presenting in accordance with GAAP, the consolidated financial position and the results of operations of the Borrower, subject to normal year-end adjustments and absence of footnote disclosures (it being understood that such monthly financial reporting package shall contain detail, scope and analysis not less than that contained in the monthly financial reporting package prepared by the Lead Borrower and provided to the Lead Borrower’s board of directors and to the Term Agent for the Fiscal Month ending December 31, 2015).

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4.2         Certificates; Other Information.

The Borrowers shall deliver to the Term Agent and the Term Lenders and in form and detail reasonably satisfactory to Term Agent:

(a)          (i) together with each delivery of financial statements pursuant to 4.1(a), a management discussion and analysis report, in reasonable detail, signed by the chief financial officer of the Lead Borrower, describing the operations and financial condition of the Credit Parties and their Subsidiaries for the Fiscal Year then ended, and (ii) together with each delivery of financial statements pursuant to (A) Section 4.1(a), a report setting forth in comparative form the corresponding figures for corresponding periods of the previous Fiscal Year and (B) Section 4.1(b), for each Fiscal Month with respect to income statements and balance sheets and for each Fiscal Month that is also the end of a Fiscal Quarter with respect to cash flows, (x) a report setting forth in comparative form the corresponding figures for corresponding period of the previous Fiscal Year, and (y) a report setting forth in comparative form the corresponding figures from the most recent projections for the current Fiscal Year delivered pursuant to Section 4.2(e) and discussing the reasons for any significant variations;

(b)          concurrently with the delivery of the financial statements and other financial deliverables referred to in Sections 4.1 above, a fully and properly completed Compliance Certificate, certified on behalf of the Borrowers by a Responsible Officer of the Lead Borrower (it being understood that the Compliance Certificate delivered in connection with each of the financial statements referred to in Section 4.1(a) and 4.1(b) shall contain the certification of compliance with all of the covenants contained in Section 5.23);

(c)          promptly after the same are sent, copies of all financial statements and reports which any Credit Party sends to its shareholders or other equity holders, as applicable, generally and promptly after the same are filed, and copies of all financial statements and regular, periodic or special reports which such Person may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

(d)          concurrently with the delivery of the financial statements referred to in Section 4.1(b), to the extent that there is any updated information to provide, a list of any applications for the registration of any Patent, Trademark (and a list of any “intent to use” Trademark applications for which a registration has issued) or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in each case entered into or filed in the prior Fiscal Quarter;

(e)          not later than the earlier of: (i) January 31st of each Fiscal Year of the Lead Borrower, and (ii) five (5) Business Days after approval thereof by the Lead Borrower’s board of directors, projections of the Credit Parties (and their Subsidiaries’) consolidated financial performance for the current Fiscal Year on a month by month basis;

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(f)          promptly upon receipt thereof, copies of any reports submitted by the Borrowers’ certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems, operations, financial condition or properties of any Credit Party (or their Subsidiaries) made by such accountants, including any comment letters submitted by such accountants to management of any Credit Party in connection with their services;

(g)         not less than five (5) Business Days prior to the consummation of the transactions relating to any Permitted Refinancing, copies certified by a Responsible Officer of the Lead Borrower as complete and correct of the documents relating to any Permitted Refinancing;

(h)         as soon as practicable, and in any event at least five (5) Business Days prior thereto, any waiver, consent, amendment or permanent prepayment or permanent commitment reduction (and the amount thereof) pursuant any Subordinated Indebtedness Documents;

(i)          the financial and collateral reports described on Schedule 4.2 hereto, at the times set forth in such Schedule; and

(j)          promptly, such additional business, financial, perfection certificates and other information as the Term Agent may from time to time reasonably request.

4.3         Notices.

The Borrowers shall notify Term Agent promptly (but in all events within 3 days after any such occurrence) of each of the following:

(a)         the occurrence or existence of any Default or Event of Default;

(b)         any breach or non-performance of, or any default under (i) any Material Contract or (ii) any Contractual Obligation of any Credit Party or any Subsidiary of any Credit Party, or any violation of, or non-compliance with, any Requirement of Law, which, in the case of this clause (ii) would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, and including, in the case of clauses (i) and (ii), a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

(c)         any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Credit Party or any Subsidiary of any Credit Party and any Governmental Authority;

(d)         the commencement of, or any material development in, any litigation or proceeding affecting any Credit Party or any Subsidiary of any Credit Party (i) in which the amount of damages claimed exceeds $250,000, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Loan Document;

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(e)          (i) the receipt by any Credit Party or any Subsidiary of any written notice of violation of or potential liability or similar notice under Environmental Law, (ii)(A) unpermitted Releases, (B) the existence of any condition that would reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or Liability under any Environmental Law which in the case of clauses (A), (B) and (C) above, in the aggregate for all such clauses, would reasonably be expected to result in material Environmental Liabilities, (iii) the receipt by any Credit Party or any Subsidiary of notification that any Property of any Credit Party or any Subsidiary is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any proposed acquisition or lease of Real Estate, if such acquisition or lease would have a reasonable likelihood of resulting in material Environmental Liabilities;

(f)          (i) any filing by any ERISA Affiliate of any notice of any reportable event under Section 4043 of ERISA, or intent to terminate any Title IV Plan, and provide a copy of such notice, (ii) a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, including a notice describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto, and (iii) an ERISA Event will or has occurred, including a notice describing such ERISA Event, and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notices received from or filed with the PBGC, IRS, Multiemployer Plan or other Benefit Plan pertaining thereto;

(g)          any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to the Term Agent and the Term Lenders pursuant to this Agreement;

(h)          any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary of any Credit Party;

(i)          any labor controversy resulting in or, to the knowledge of any Borrower, threatening to result in, any strike, work stoppage, boycott, shutdown or other labor disruption against or involving any Credit Party or any Subsidiary of any Credit Party;

(j)          the creation, establishment or acquisition of any Subsidiary or the issuance by or to any Credit Party of any Stock or Stock Equivalent, other than issuances of Stock or Stock Equivalents by a Credit Party to employees, directors, independent contractors or consultants pursuant to any equity-based compensation plan maintained by such Credit Party or pursuant to exercises of Stock Equivalents issued pursuant to any such plan;

(k)          (i) the creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of income or franchise or other material taxes with respect to any Tax Affiliate and (ii) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any material adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise;

(l)          (i) any material change in the composition of the Intellectual Property, (ii) the registration of any Copyright (including any subsequent ownership right of any Credit Party in or to any registered Copyright), Patent, Trademark or IP License, (iii) any Borrower’s knowledge of an event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property, and (iv) any notice or other action taken by or on behalf of any Credit Party against any Person regarding the infringement, misappropriation, dilution, violation or otherwise impairment of any Intellectual Property owned by the Credit Parties, or receipt of any notice or other action taken by any other Person against any Credit Party contesting any right, title or interest of any Credit Party or any Subsidiary of any Credit Party in, or relating to, any Intellectual Property; or

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(m)         any “default” or “event of default” under any Subordinated Indebtedness Document.

Each notice pursuant to this Section 4.3 shall be in electronic form accompanied by a statement by a Responsible Officer of the Lead Borrower, on behalf of the Borrowers, setting forth details of the occurrence referred to therein, and stating what action the Borrowers or other Person proposes to take with respect thereto and at what time. Each notice under Section 4.3(a) shall describe with reasonable particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

4.4         Preservation of Corporate Existence, Etc.

Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a)          preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except as permitted by Section 5.3;

(b)          preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except as permitted by Sections 5.2 and 5.3;

(c)          preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it in the Ordinary Course of Business except as permitted by Sections 5.2 and 5.3;

(d)          unless otherwise agreed in writing by the Term Agent and the Required Lenders, preserve or renew all Intellectual Property except as permitted by Section 5.2; and

(e)          conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person and comply with the terms of its IP Licenses.

4.5         Maintenance of Property.

Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used in its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof except as permitted by Section 5.2. Further, the Credit Parties and their Subsidiaries shall maintain, or maintain the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.

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4.6         Insurance. Each Credit Party shall (i) maintain or cause to be maintained in full force and effect all policies of insurance with respect to the Property and businesses of the Lead Borrower and its Subsidiaries as are customarily carried by businesses of the size and character of the business of the Lead Borrower and its Subsidiaries with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Credit Parties) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Lead Borrower and its Subsidiaries and acceptable to the Term Agent and (ii) cause all such insurance relating to any Property or business of any Credit Party to name the Term Agent as additional insured or lender’s loss payee as agent for the Term Lenders, as appropriate. All policies of insurance on real and personal Property of the Credit Parties will contain an endorsement, in form and substance acceptable to the Term Agent, showing loss payable to the Term Agent (Form CP 1218 or equivalent and naming the Term Agent as lenders loss payee as agent for the Term Lenders) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to the Term Agent, will provide that the insurance companies will give the Term Agent at least 30 days’ prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of the Credit Parties or any other Person shall affect the right of the Term Agent to recover under such policy or policies of insurance in case of loss or damage. Each Credit Party shall direct all present and future insurers under its “All Risk” policies of property insurance to pay all proceeds payable thereunder directly to the Term Agent; provided that so long as no Default or Event of Default has occurred and is continuing and if the relevant Event of Loss giving rise to such Net Proceeds could not reasonably be expected to have a Material Adverse Effect, the Borrowers shall be permitted to replace, repair, restore or rebuild the Collateral subject to such Event of Loss in accordance with Section 1.6(b). If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and the Term Agent jointly, during an Event of Default, the Term Agent may endorse such Credit Party’s name thereon and do such other things as the Term Agent may deem advisable to reduce the same to cash. The Term Agent reserves the right at any time, upon review of each Credit Party’s risk profile, to require additional forms and limits of insurance. Notwithstanding the requirement in subsection (i) above, Federal Flood Insurance shall not be required for (x) Real Estate not located in a Special Flood Hazard Area, or (y) Real Estate located in a Special Flood Hazard Area in a community that does not participate in the National Flood Insurance Program. In addition to the foregoing, to the extent that, as of the Closing Date, the Borrowers maintain key man life insurance policies with respect to certain members of its senior management, such key man life insurance policies shall be collaterally assigned to the Term Agent for the benefit of the Secured Parties (subject to Section 4.19) and shall remain in full force and effect.

4.7         Payment of Obligations.

Each Credit Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed, all their respective obligations and liabilities (subject, in each case, to any applicable cure or grace period), set forth below:

(a)          all federal and state income tax liabilities and federal, state, material local and foreign franchise and other tax liabilities, assessments and governmental charges or levies upon it or its Property, unless (i) the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the filing or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person, and (ii) the aggregate amount secured by such Liens would not exceed $100,000 in the aggregate;

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(b)          all lawful claims which, if unpaid, would by law become a Lien upon its Property unless (x) the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person and (y) the aggregate amount secured by such Liens would not exceed $100,000 in the aggregate;

(c)          all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any other Loan Documents and/or in any instrument or agreement evidencing such Indebtedness;

(d)          all accounts payable that are more than sixty (60) days past due date (other than, so long as the representations and warranties made by the Credit Parties in Section 3.24 shall be true and correct in all material respects as of such date (without duplication of any materiality qualifier contained therein), those that are being contested in good faith by appropriate proceedings diligently conducted);

(e)          the performance of all obligations under (i) any Material Contract or (ii) any other Contractual Obligation to which such Credit Party or any of its Subsidiaries is bound, or to which it or any of its Property is subject, except where the failure to perform under this clause (ii) would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(f)          payments to the extent necessary to avoid the imposition of a Lien with respect to, or the involuntary termination of any underfunded Benefit Plan.

4.8         Compliance with Laws.

Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.9         Inspection of Property and Books and Records; Field Exams and Appraisals.

(a)          Each Credit Party shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person. Each Credit Party shall, and shall cause each of its Subsidiaries to, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and the Term Agent shall have access at any and all times during the continuance thereof), provide access to its properties, books and records to the Term Agent and its Related Persons and shall reasonably cooperate with the Term Agent and any of its Related Persons in connection with any review or analysis of any such Person’s business, financial condition, assets, prospects and results of operations. Each Credit Party hereby authorizes the Term Agent to discuss with such Credit Party’s and its Subsidiaries’ officers, employees, agents, advisors, and independent accountants such Persons business, financial condition, assets, prospects, and results of operation (including, without limitation, in connection with the Term Agent’s review and analysis of the Excess Cash Flow, compliance with financial covenants).

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(b)          Each Credit Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and the Term Agent shall have access at any and all times during the continuance thereof) (a) provide access to such property to the Term Agent and any of its Related Persons, as frequently as the Term Agent determines to be appropriate; and (b) permit the Term Agent and any of its Related Persons to conduct field examinations and appraisals, audit, inspect and make extracts and copies (or take originals if reasonably necessary) from all of such Credit Party’s books and records, and evaluate and make physical verifications of the Collateral in any manner and through any medium that the Term Agent considers advisable, in each instance, at the Credit Parties’ expense.

(c)          Notwithstanding the foregoing or anything else contained in this Agreement, the Credit Parties shall not be required to pay for more than one (1) field examination and one (1) wind-down analysis in any twelve month period (not including the field examination and wind-down analysis provided prior to the Closing Date) (which fees and expenses related to each wind-down analysis conducted following the Closing Date shall be no more than $25,000), unless, in any case, an Event of Default exists, in which case, such limitation shall not apply.

4.10       Use of Proceeds.

The Borrowers shall use the proceeds of the Term Loan A to (a) repay certain indebtedness of the Credit Parties, (b) fund certain fees and expenses associated with the consummation of the transactions contemplated hereby, and (c) provide working capital for the Borrowers and other Credit Parties.

4.11       Cash Management Systems.

(a)          Credit Parties shall cash management systems reasonably satisfactory to the Term Agent. Each Credit Party shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements providing for “springing” cash dominion with respect to each Control Account (including, without limitation, all lockbox or similar arrangements) maintained by such Person.

(b)          The Credit Parties shall ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Control Account all amounts on deposit in each deposit account (that is not a Control Account or Excluded Account) and all payments due from all customers or other Persons; provided, however, that, solely with respect to the SunTrust Accounts, the Credit Parties shall not be required to sweep all amounts on deposit on a daily basis, but, rather shall be required to, no less than quarterly, sweep all amounts in such deposit accounts representing fees and other amounts owed to the Credit Parties. Each Control Agreement shall provide, among other things, that (i) the depository, securities intermediary or commodities intermediary executing such agreement has no rights of setoff or recoupment or any other claim against such account, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment (except as the Term Agent may otherwise agree in writing), and (ii) from and after the receipt of a notice (an “Activation Notice”) from the Term Agent (which Activation Notice may be furnished only during the continuance of an Event of Default), without any further action or consent by any Credit Party, the applicable depository institution, securities intermediary and commodities intermediary shall comply solely with the instructions of the Term Agent with respect to the disposition and transfer of assets from the applicable account. Each Credit Party agrees that it will not cause proceeds of any Control Account or any other deposit account to be directed in a manner contrary to the terms of the Loan Documents, and, after the occurrence and during the continuation of an Event of Default, will cooperate with the Term Agent in all respects with respect to the Term Agent’s direction of funds from Control Accounts and any other deposit accounts.

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(c)          The Credit Parties may amend Schedule 3.22 to add or replace any deposit account or other account; provided, that (i) the Term Agent shall have consented in writing (such consent not be unreasonably withheld) in advance to the opening of such account with the relevant depository, securities intermediary or commodities intermediary and (ii) with respect to any additional or replacement Control Account, securities account, or commodities account, except as the Term Agent may otherwise agree in writing, prior to the time of the opening of such account, the applicable Credit Party and the applicable depository, securities intermediary or commodities intermediary shall have executed and delivered to the Term Agent a Control Agreement.

4.12       Landlord and Bailee Agreements.

Each Credit Party shall (i) obtain a landlord agreement or bailee or mortgagee waivers, as applicable, from the lessor of each property leased from an Affiliate of a Credit Party and (ii) use commercially reasonable efforts to obtain a landlord agreement or bailee or mortgagee waivers, as applicable, from the lessor (other than Affiliates) of each leased property, bailee in possession of any Collateral or mortgagee of any owned property, in each case, with respect to the Lead Borrower’s headquarters, any location located in a landlord lien state, and each other location where any Collateral having a value in excess of $250,000 is stored or located, which agreement shall be reasonably satisfactory in form and substance to the Term Agent.

4.13       Further Assurances.

(a)          Each Credit Party shall ensure that all written information, exhibits and reports furnished to the Term Agent or the Term Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which made, and will promptly disclose to the Term Agent and the Term Lenders and correct any material defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b)          Promptly upon request by the Term Agent, the Credit Parties shall (and, subject to the limitations hereinafter set forth, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as the Term Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document. Without limiting the generality of the foregoing and except as otherwise approved in writing by the Required Lenders, the Credit Parties shall immediately notify the Term Agent at the time that any Person becomes a Subsidiary, and promptly thereafter (and in any event within thirty (30) days), cause such Person to join this Agreement as a Borrower or Guarantor, as applicable, and to cause each such Person to grant to the Term Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations hereinafter set forth, all of such Person’s Property to secure such obligations. Furthermore and except as otherwise approved in writing by the Required Lenders, each Credit Party shall, and shall cause each of its Subsidiaries to, pledge all of the Stock and Stock Equivalents of each of its Subsidiaries owned by such Credit Party, in each instance, to the Term Agent, for the benefit of the Secured Parties, to secure the Obligations. In connection with each pledge of Stock and Stock Equivalents, the Credit Parties shall deliver, or cause to be delivered, to Term Agent, stock certificates and irrevocable proxies and stock powers with respect to the Stock and Stock Equivalents that are certificated and/or assignments, as applicable, duly executed in blank. In the event any Credit Party or any Subsidiary of any Credit Party acquires any owned Real Estate, such Person shall, (i) promptly notify the Term Agent of same, and (ii) at the request of the Term Agent, execute and/or deliver, or cause to be executed and/or delivered, to the Term Agent, a fully executed Mortgage with respect to such Real Estate and such other documentation and materials related thereto as the Term Agent may reasonably request in connection therewith. In addition, the Credit Parties shall satisfy the Federal Flood Insurance requirements of Section 4.6.

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(c)          Notwithstanding anything to the contrary contained herein, each Subsidiary of the Lead Borrower that is an obligor for any Subordinated Indebtedness shall be a Credit Party under the Loan Documents.

4.14       Environmental Matters.

Each Credit Party shall comply with, and maintain its Real Estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance in all material respects with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance) or that is required by orders and directives of any Governmental Authority. Each Credit Party shall cause each of its Subsidiaries to comply with, and maintain its Real Estate, whether (x) owned, leased or subleased or (y) operated or occupied in a manner that such Subsidiary is in control of such Real Property, in compliance in all material respects with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance) or that is required by orders and directives of any Governmental Authority. Without limiting the foregoing, if an Event of Default is continuing or if the Term Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Credit Party or any Subsidiary of any Credit Party or that there exist any Environmental Liabilities, then each Credit Party shall, promptly upon receipt of written request from the Term Agent, cause the performance of, and allow the Term Agent and its Related Persons access to such Real Estate for the purpose of conducting, such environmental audits and assessments, solely to the extent necessary to determine the extent of such Event of Default, violations or Environmental Liabilities, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Term Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by the Term Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Term Agent and shall be in form and substance reasonably acceptable to the Term Agent.

4.15       Leases. Each Credit Party shall, and shall cause each Subsidiary to, make all payments and otherwise perform all obligations in respect of all leases of Real Estate and warehouse facilities where any material Collateral is located, keep such leases in full force and effect and not allow such leases to lapse or be terminated, notify the Term Agent of any default by any party with respect to such leases and cooperate with the Term Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, (i) for those amounts contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the Credit Parties in accordance with GAAP or (ii) for any lease that is terminated at its stated termination date or is terminated prior to its stated termination date by mutual agreement between the lessor and the applicable Credit Party, in each case, so long as any Inventory or other material Collateral has been removed from such location.

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4.16       Senior Ranking. The Indebtedness under any Subordinated Indebtedness Documents shall, and Borrowers shall take all necessary action to ensure that the Indebtedness thereunder shall, at all times, be subordinated in right of payment to the Obligations.

4.17       Foreign Pension Plans and Benefit Plans. None of the Credit Parties or any of their Subsidiaries shall hereafter adopt, implement, or contribute to any Foreign Pension Plan or Foreign Benefit Plan without the Term Agent’s prior written consent.

4.18       Term Agent Board Information Rights. The Borrowers shall provide the Term Agent with board materials and written minutes of each meeting of such Borrower’s board of directors or managers or any committee thereof (or action by written consent) as soon as available (and in any event not later than five (5) Business Days after such materials or minutes are made available to the board of directors or managers, as the case may be); provided that such written minutes may exclude any attorney-client privileged communications to the extent necessary to preserve the privilege in respect thereof (as determined by the board of directors of such Borrower in good faith).

4.19       Post-Closing Covenant. Each Credit Party, as applicable, shall execute and deliver the documents and complete the tasks set forth on Schedule 4.19, in each case within the time limits specified on such Schedule (or such later times as determined by the Term Agent in its sole discretion).

4.20       Assignment of Claims Act. At the request of the Term Agent, the Credit Parties shall take such steps as the Term Agent may reasonably request to assign any material contract or agreement with any Governmental Authority where such agreement, or the underlying Account, is subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

ARTICLE V.
NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as the Term Loans or other Obligation (other than contingent indemnification and expense reimbursement Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

5.1         Limitation on Liens.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)          any Lien existing on the Property of a Credit Party or a Subsidiary of a Credit Party on the Closing Date and set forth in Schedule 5.1;

(b)          any Lien created under any Loan Document;

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(c)          Customary Permitted Encumbrances;

(d)          Liens on fixed or capital assets acquired, constructed or improved by the Borrowers or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 5.5(d), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other Property or assets of such Borrower or Subsidiary or any other Borrower or Subsidiary;

(e)          Liens on cash and Cash Equivalents securing reimbursement obligations in respect of letters of credit and related Indebtedness permitted to be incurred hereunder, and in any event, not securing more than $350,000 of Indebtedness in the aggregate at any time;

(f)          Liens granted in the Ordinary Course of Business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 5.5; and

(g)          Liens granted by a Subsidiary of the Borrowers in favor of the Borrowers or another Credit Party in respect of Indebtedness permitted hereunder owed by such Subsidiary to the Borrowers or such other Credit Party; provided that such Indebtedness is evidenced by an intercompany promissory note, in form and substance reasonably satisfactory to the Term Agent and subject to a first priority perfected security interest in favor of the Term Agent as collateral security for the Obligations.

5.2         Disposition of Assets.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer, license, or otherwise Dispose of (whether in one or a series of transactions) any Property (including the Stock of any Subsidiary of any Credit Party, whether in a public or a private offering or otherwise, and accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except for the following (“Permitted Dispositions”):

(a)          Dispositions of Inventory in the Ordinary Course of Business,

(b)          Dispositions of worn-out, obsolete or surplus equipment or Property, all in the Ordinary Course of Business;

(c)          Dispositions by (i) any Credit Party (other than the Borrowers) or any Subsidiary thereof to a Borrower or any other Credit Party, and (ii) any Subsidiary of a Credit Party that is not a Credit Party to any other Subsidiary of a Credit Party that is not a Credit Party;

(d)          Dispositions of the assets or Property of NextAlarm, LLC in an arm’s length transaction with an unaffiliated third party (provided that such Permitted Disposition shall not include any assets or Property of any other Credit Party that may be transferred, sold, or otherwise Disposed of from such Credit Party to NextAlarm, LLC);

(e)          licenses, on a non-exclusive basis, of Intellectual Property rights in the Ordinary Course of Business;

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(f)          Dispositions of accounts receivable in connection with the collection or compromise thereof in the Ordinary Course of Business not to exceed $250,000 in any calendar year;

(g)          (i) any lapse of Intellectual Property by any Credit Party that is not economically desirable in the conduct of the Credit Parties’ business or (ii) any abandonment of Intellectual Property rights in the Ordinary Course of Business so long as (in each case under clauses (i) and (ii)), such lapse is not materially adverse to the interests of the Secured Parties and such Intellectual Property is not then being used by the Credit Parties in the Ordinary Course of Business;

(h)          Leases or subleases of Real Estate and leasehold improvements in connection therewith, in all cases, in the Ordinary Course of Business;

(i)          any Event of Loss; and

(j)          so long as no Default or Event of Default then exists or would arise therefrom, Dispositions not otherwise permitted under this Section 5.2 with respect to which the Net Proceeds do not exceed $250,000 in the aggregate in any calendar year;

provided that all sales, transfers, leases and other dispositions permitted under this Section 5.2 shall be made for fair value.

5.3         Consolidations and Mergers.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except upon not less than five (5) Business Days prior written notice to the Term Agent, (i) any Subsidiary of a Borrower may merge with, or dissolve or liquidate into, a Borrower or another Credit Party, provided that such Borrower or such other Credit Party shall be the continuing or surviving entity and all actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of the Term Agent shall have been completed, or (ii) any Subsidiary of a Borrower that is not a Credit Party may merge with or dissolve or liquidate into another Subsidiary of a Borrower that is not a Credit Party.

5.4         Acquisitions; Loans and Investments.

No Credit Party shall and no Credit Party shall suffer or permit any of its Subsidiaries to (i) purchase or acquire, or make any commitment to purchase or acquire any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (ii) make or commit to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination or (iii) make or purchase, or commit to make or purchase, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including the Borrowers, any Affiliate of the Borrowers or any Subsidiary of the Borrowers (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”), except for:

(a)          Investments in cash and Cash Equivalents, subject to Control Agreements in favor of the Term Agent for the benefit of the Secured Parties or otherwise subject to a perfected security interest in favor of the Term Agent for the benefit of the Secured Parties;

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(b)          the Investments existing on the Closing Date and set forth in Schedule 5.4;

(c)          loans or advances to employees permitted under Section 5.6(c);

(d)          Investments in the form of Rate Contracts permitted by Section 5.9(c);

(e)          Investments (including intercompany loans and trade receivables) by any Credit Party to or in any other Credit Party so long as the Term Agent has a first priority, perfected Lien in any intercompany loans and has received an intercompany note evidencing such intercompany loans, together with transfer powers executed in blank in connection therewith;

(f)          Investments in the form of trade receivables between a Credit Party and any Subsidiary of a Credit Party that is not a Credit Party in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of a Credit Party or such Subsidiary; and

(g)          extensions of payment terms made to customers in the Ordinary Course of Business.

5.5         Limitation on Indebtedness.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)          the Obligations;

(b)          Indebtedness consisting of Contingent Obligations described in clause (j) of the definition of Indebtedness and permitted pursuant to Section 5.9;

(c)          Indebtedness existing on the Closing Date and set forth in Schedule 5.5 including Permitted Refinancings thereof;

(d)          Indebtedness of any Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancings thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 5.5(d) shall not exceed $1,250,000 at any time outstanding;

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(e)          Indebtedness of any Credit Party to any other Credit Party so long as the Term Agent has a first priority, perfected Lien in any intercompany loans and has received an intercompany note evidencing such intercompany loans, together with transfer powers executed in blank in connection therewith;

(f)          Indebtedness owed to any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the Ordinary Course of Business;

(g)         Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Credit Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period, and which, in all cases, does not exceed $550,000 outstanding at any time;

(h)         unsecured Indebtedness incurred in the Ordinary Course of Business in respect of the following bank products or services extended to any Credit Party in an aggregate amount not to exceed $500,000 at any time: (i) cash management services and (ii) and commercial credit card and merchant card services;

(i)          Subordinated Indebtedness;

(j)          Indebtedness incurred by any Credit Party arising from agreements providing for indemnification or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of a Credit Party pursuant to such agreements or in connection with permitted dispositions of any business, assets or Subsidiary of a Credit Party or any of its Subsidiaries;

(k)         Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the Ordinary Course of Business;

(l)          Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts that are promptly repaid, in the Ordinary Course of Business; and

(m)        other unsecured Indebtedness owing by the Credit Parties to Persons that are not Affiliates of the Credit Parties not exceeding $250,000 in the aggregate at any time outstanding.

5.6         Employee Loans and Transactions with Affiliates.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of a Borrower or of any such Subsidiary, except:

(a)         as expressly permitted by this Agreement;

(b)         in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of a Borrower or such Subsidiary; and

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(c)          loans or advances made by a Credit Party to its directors, officers and other employees on an arm’s-length basis in the Ordinary Course of Business for reasonable travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $100,000 in the aggregate at any one time outstanding;

(d)          transactions between or among Credit Parties;

(e)          any Indebtedness permitted under Section 5.5(e);

(f)          any Restricted Payment permitted by Section 5.11;

(g)          payments permitted by Section 5.7; and

(h)          any transactions permitted by Sections 5.2 and 5.3.

5.7          Management Fees and Compensation.

No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of any Credit Party or to any officer, director or employee of any Credit Party or any Affiliate of any Credit Party, except with respect to (a) payment of reasonable compensation to officers, employees, and Affiliates for actual services rendered to the Credit Parties and their Subsidiaries and reimbursement of actual out-of-pocket expenses, in all cases, in the Ordinary Course of Business and (b) payment of reasonable directors’ fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings.

5.8          Margin Stock; Use of Proceeds.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, use any portion of the Term Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Credit Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

5.9          Contingent Obligations.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations (other than indemnities to officers and directors of such Person to the extent permitted by applicable law) except in respect of the Obligations and except:

(a)          endorsements for collection or deposit in the Ordinary Course of Business;

(b)          Guaranties of Indebtedness of any Credit Party that is permitted by Section 5.5; provided that if such Indebtedness is subordinated to the Obligations, such guaranty shall be subordinated to the same extent;

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(c)          Rate Contracts entered into in the Ordinary Course of Business for bona fide hedging purposes and not for speculation;

(d)          Contingent Obligations of the Credit Parties and their Subsidiaries: (i) existing as of the Closing Date and listed in Schedule 5.9, including extension and renewals thereof which do not increase the amount of such Contingent Obligations or impose more restrictive or adverse terms on the Credit Parties or their Subsidiaries as compared to the terms of the Contingent Obligation being renewed or extended and are not less favorable to the Term Agent and Term Lenders; and (ii) for performance bonds, bonds, letters of credit and bank guaranties issued under bank facilities in the Ordinary Course of Business; provided, however, that the aggregate amount of Contingent Obligations under this clause (d), shall not exceed $750,000 in the aggregate at any time.

5.10       Compliance with ERISA.

No ERISA Affiliate shall cause or suffer to exist (a) any event that would reasonably be expected to result in the imposition of a Lien on any asset of a Credit Party or a Subsidiary of a Credit Party with respect to any Title IV Plan, Multiemployer Plan, Foreign Benefit Plan or Foreign Pension Plan, or (b) any other ERISA Event, that would, in the aggregate, result in Liabilities of the Credit Parties in excess of $100,000 in the aggregate. No Credit Party shall cause or suffer to exist any event that would reasonably be expected to result in the imposition of a Lien on any asset of a Credit Party or Subsidiary of a Credit Party with respect to any Benefit Plan, Multiemployer Plan, Foreign Benefit Plan or Foreign Pension Plan.

5.11       Restricted Payments.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, or (ii) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding (the items described in clauses (i) and (ii) above are referred to as “Restricted Payments”); except that:

(a)          any Subsidiary of the Lead Borrower may declare and pay dividends to the Lead Borrower or any other Credit Party,

(b)          so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, a Credit Party may repurchase, redeem or otherwise acquire or retire any of its Stock or Stock Equivalents from current or former employees, officers or directors of Credit Party or any of its Subsidiaries or their respective estates, spouses, former spouses, family members or other permitted transferees, in an aggregate amount not to exceed $250,000 in any calendar year; and

(c)          Lead Borrower may declare and pay dividends with respect to its common Stock payable solely in additional shares of its common Stock.

5.12       Change in Business.

No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by each Borrower and their Subsidiaries on the Closing Date and businesses reasonably related or complementary thereto. Neither DCX Systems, Inc., a Pennsylvania corporation, nor Digilog, Inc., a Pennsylvania corporation, shall own any assets (other than intercompany receivables) or engage in any business or operations (other than solely those incidental to effectuating their dissolutions in accordance with Schedule 4.19).

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5.13       Change in Structure; Foreign Subsidiaries.

Except as expressly permitted under Section 5.3, no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, make any changes in its equity capital structure, issue any Stock or Stock Equivalents (other than with respect to a Borrower) or amend any of its Organization Documents, in each case, in any respect materially adverse to the Term Agent or the Term Lenders. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, create, form or otherwise acquire any Foreign Subsidiaries without the Term Agent’s prior written consent.

5.14       Changes in Accounting, Name or Jurisdiction of Organization; .

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (ii) change the Fiscal Year or method for determining Fiscal Quarters of any Credit Party or of any consolidated Subsidiary of any Credit Party, (iii) change its name as it appears in official filings in its jurisdiction of organization or (iv) change its jurisdiction of organization or type of organization, in the case of clauses (iii) and (iv), without at least ten (10) days’ prior written notice to the Term Agent and the acknowledgement of the Term Agent that all actions reasonably required by the Term Agent, including those to continue the perfection of its Liens, have been completed.

5.15       Amendments to Subordinated Indebtedness. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries directly or indirectly to, amend or modify any Subordinated Indebtedness Documents except as may otherwise be permitted under the applicable Subordination Agreement.

5.16       No Negative Pledges.

No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, (a) create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Credit Party or Subsidiary to pay dividends or make any other distribution on any of such Credit Party’s or Subsidiary’s Stock or Stock Equivalents or to pay fees, including management fees, or make other payments and distributions to any Borrower or any other Credit Party, or to make loans or advances to any Borrower, or to transfer any of the properties or assets of such Subsidiary to any Borrower, or (b) enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of the Term Agent, whether now owned or hereafter acquired; provided that the foregoing in this Section 5.16 shall not apply to restrictions and conditions (i) imposed by Requirements of Law, (ii) imposed by the Loan Documents, (iii) existing on the date hereof and identified on Schedule 5.16 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iv) to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted by the terms of this Agreement, (v) clause (b) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness (including Capital Lease Obligations) permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (vi) clause (b) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

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5.17       OFAC; Patriot Act.

No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Sections 3.27 and 3.28.

5.18       Sale-Leasebacks.

No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

5.19       Hazardous Materials.

No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would (a) violate any Environmental Law or (b) form the basis for any Environmental Liabilities.

5.20       Prepayments of Other Indebtedness.

No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, or any interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund, or other amount with respect to, Indebtedness (including, without limitation, any Subordinated Indebtedness) other than (a) the Obligations, (b) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in a transaction permitted hereunder, (c) prepayments of Indebtedness to the extent permitted by Section 5.11, (d) a Permitted Refinancing of Indebtedness permitted under Sections 5.5(c) and 5.5(d) and (e) prepayment of intercompany Indebtedness owing to Credit Parties.

5.21       [Reserved].

5.22       Guaranty Under Material Indebtedness Agreement. No Subsidiary of any Borrower shall be or become a primary obligor or guarantor of the Indebtedness incurred pursuant to any Material Indebtedness Agreement unless such Subsidiary shall also be a Credit Party under this Agreement prior to or concurrently therewith

5.23       Financial Covenants.

(a)          Minimum Adjusted EBITDA. The Borrowers shall not permit Adjusted EBITDA, as of the last day of any quarter (for the immediately preceding twelve (12) month period) set forth below to be less than the minimum amount set forth in the table below opposite such date:

Quarter	Minimum Adjusted EBITDA
March 31, 2016	$7,179,000
June 30, 2016	$4,264,000
September 30, 2016	$4,092,000
December 31, 2016	$3,652,000
March 31, 2017	$6,525,000
June 30, 2017	$8,772,000
September 30, 2017	$11,654,000
December 31, 2017, and the last day of each fiscal quarter thereafter	$14,000,000

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(b)          Minimum Consolidated Fixed Charge Coverage Ratio. The Borrowers shall not permit the Consolidated Fixed Charge Coverage Ratio, as of the last day of any quarter (for the immediately preceding twelve (12) month period) set forth below, to be less than the minimum ratio set forth in the table below opposite such date:

Quarter	Minimum Consolidated Fixed Charge Coverage Ratio
March 31, 2016	1.05 : 1.00
June 30, 2016	0.60 : 1.00
September 30, 2016	0.58 : 1.00
December 31, 2016	0.52 : 1.00
March 31, 2017	0.93 : 1.00
June 30, 2017	1.25 : 1.00
September 30, 2017, and the last day of each fiscal quarter thereafter	1.50 : 1.00

(c)          Maximum Consolidated Total Net Leverage. The Borrowers shall not permit the Consolidated Total Net Leverage, as of the last day of any quarter (for the immediately preceding twelve (12) month period) set forth below, to be greater than the maximum ratio set forth in the table below opposite such date:

Quarter	Maximum Consolidated Total Net Leverage
March 31, 2016	0.85 : 1.00
June 30, 2016	1.55 : 1.00
September 30, 2016	1.65 : 1.00
December 31, 2016	1.77 : 1.00
March 31, 2017 and the last day of each fiscal quarter thereafter	1.00 : 1.00

(d)          Subscriber Churn. The Borrowers shall not permit Churn, as of the last day of any quarter (for the immediately preceding three (3) month period) set forth below, to be less than the percentage set forth in the table below opposite such date:

Quarter	Churn
March 31, 2016	-7.50%
June 30, 2016	-5.00%
September 30, 2016 and the last day of each fiscal quarter thereafter	-2.50%

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(e)          Minimum Liquidity.          The Borrowers shall not permit Liquidity, at any time, to be less than $5,000,000.

ARTICLE VI.
EVENTS OF DEFAULT

6.1         Events of Default.

Any of the following shall constitute an “Event of Default”:

(a)          Non-Payment. Any Credit Party fails (i) to pay when and as required to be paid herein, any amount of principal of any Term Loan, including after maturity, or (ii) to pay within three (3) Business Days after the same shall become due, any interest on any Term Loans, any fee or any other amount payable hereunder or pursuant to any other Loan Document;

(b)          Representation or Warranty. Any representation, warranty or certification by or on behalf of any Credit Party or any of its Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect when made (without duplication of other materiality qualifiers contained therein);

(c)          Specific Defaults. Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of Section 4.1, 4.2, 4.3(a), 4.4(a) (with respect to any Credit Party), 4.6, 4.9, 4.10, 4.11, 4.16, 4.18, 4.19, or 4.20, or Article V;

(d)          Other Defaults. Any Credit Party or Subsidiary of any Credit Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days;

(e)          Cross-Default. Any Credit Party or any Subsidiary of any Credit Party (i) fails to make any payment in respect of any Indebtedness (other than the Obligations) or Contingent Obligation (other than the Obligations) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $250,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation (other than Contingent Obligations owing by one Credit Party with respect to the obligations of another Credit Party permitted hereunder or earnouts permitted hereunder), if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded;

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(f)          Insolvency; Voluntary Proceedings. Any Borrower, individually, ceases or fails, or the Credit Parties and their Subsidiaries on a consolidated basis, cease or fail, to be Solvent, or any Credit Party or any Subsidiary of any Credit Party: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases the operation of all or substantially all of its business in the ordinary course of business, except as permitted by Sections 5.2 or 5.3; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing;

(g)          Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any Subsidiary of any Credit Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against any such Person’s Properties and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within forty-five (45) days after commencement, filing or levy; (ii) any Credit Party or Subsidiary of any Credit Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief is ordered in any Insolvency Proceeding; or (iii) any Credit Party or any Subsidiary of any Credit Party acquiesces in the appointment of a receiver, receiver and manager, trustee, custodian, conservator, liquidator, sequestrator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;

(h)          Monetary Judgments. One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any one or more of the Credit Parties or any of their respective Subsidiaries involving in the aggregate a liability of $250,000 or more (excluding amounts covered by insurance to the extent the relevant independent third party insurer has not denied coverage therefor), and the same are not discharged, satisfied, vacated stayed, or bonded pending appeal within thirty (30) days after the entry thereof;

(i)          Non-Monetary Judgments. One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Credit Parties or any of their respective Subsidiaries which has or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(j)          Collateral. Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party or any Subsidiary of any Credit Party party thereto or any Credit Party or any Subsidiary of any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens that have priority under applicable law;

(k)          Ownership. A Change in Control shall occur, other than an Acceptable Change in Control;

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(l)           Invalidity of Subordination Agreement. The subordination provisions of any Subordination Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions;

(m)        Subordinated Indebtedness Documents. Any “default” or “event of default” or other breach shall occur under the Subordinated Indebtedness Documents;

(n)          ERISA. (i) An ERISA Event occurs with respect to a Benefit Plan or any Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Credit Party under Title IV of ERISA to such Benefit Plan or Multiemployer Plan or the PBGC in an aggregate amount in excess of $100,000 or which could reasonably likely result in a Material Adverse Effect, or (ii) a Credit Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $100,000 or which could reasonably likely result in a Material Adverse Effect;

(o)          Material Adverse Effect. A Material Adverse Effect shall occur; or

(p)          Indictment. The indictment or institution of any legal process or proceeding against, (i) any Credit Party, or (ii) any Key Person, the Chief Innovation & Technology Officer, Senior Vice President of Operations, Chief Marketing Officer or Chief Revenue Officer, in all cases, under any federal, state, municipal, and other criminal statute, rule, regulation, order, or other requirement having the force of law for a felony; provided, however, that, with respect to clause (ii) above, such indictment or institution of legal process or proceeding shall not be considered an Event of Default if the Credit Parties promptly terminate such person’s employment and all other professional roles within the Credit Parties.

6.2         Remedies.

Upon the occurrence and during the continuance of any Event of Default, the Term Agent may, and shall at the request of the Required Lenders:

(a)          declare all or any portion of the unpaid principal amount of the Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, terminate any then outstanding commitments to lend to Borrowers; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party; and/or

(b)          exercise on behalf of itself and the Term Lenders all rights and remedies available to it and the Term Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in Section 6.1(f) or 6.1(g) above (in the case of clause (i) of Section 6.1(g) upon the expiration of the forty-five (45) day period mentioned therein), the unpaid principal amount of the Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Term Agent or any Term Lender.

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6.3         Rights Not Exclusive.

The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE VII.
TERM AGENT

7.1         Appointment and Duties.

(a)          Appointment of the Term Agent. Each Term Lender hereby appoints Crystal (together with any successor Term Agent pursuant to Section 7.9) as Term Agent hereunder and authorizes the Term Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Term Agent under such Loan Documents and (iii) exercise such powers as are incidental thereto.

(b)          Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, the Term Agent shall have the sole and exclusive right and authority (to the exclusion of the Term Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Term Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 6.1(g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Term Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 6.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Term Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Term Lender that has consented in writing to such amendment, consent or waiver; provided, however, that the Term Agent hereby appoints, authorizes and directs each Term Lender to act as collateral sub-agent for the Term Agent and the Term Lenders for purposes of the perfection of Liens with respect to any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Term Lender, and may further authorize and direct the Term Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Term Agent, and each Term Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)          Limited Duties. Under the Loan Documents, the Term Agent (i) is acting solely on behalf of the Secured Parties (except to the limited extent provided in Section 1.4(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Term Agent”, the terms “agent”, and “collateral agent” and similar terms in any Loan Document to refer to the Term Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Term Lender or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against the Term Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

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7.2         Binding Effect.

Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by the Term Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Term Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Term Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Term Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of the Secured Parties.

7.3         Use of Discretion.

(a)          The Term Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Term Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Term Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that the Term Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Term Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law.

(b)          The Term Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or its Affiliates that is communicated to or obtained by the Term Agent or any of its Affiliates in any capacity.

(c)          Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Term Agent in accordance with the Loan Documents for the benefit of all the Term Lenders; provided that the foregoing shall not prohibit (i) the Term Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Term Agent) hereunder and under the other Loan Documents, or (ii) any Term Lender from exercising setoff rights in accordance with Section 8.11; and provided further that if at any time there is no Person acting as the Term Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Term Agent pursuant to Section 6.2 and (B) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 8.11, any Term Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

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7.4         Delegation of Rights and Duties.

The Term Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article VII to the extent provided by the Term Agent.

7.5         Reliance and Liability.

(a)          The Term Agent may, without incurring any liability hereunder, (i) treat the payee of any Term Note as its holder until such Term Note has been assigned in accordance with Section 8.9, (ii) rely on the Register to the extent set forth in Section 1.4, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b)          None of the Term Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party, each Borrower and each other Credit Party hereby waive and shall not assert (and each Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Term Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Term Agent:

(i)          shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Term Agent, when acting on behalf of the Term Agent);

(ii)         shall not be responsible to any Term Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)        makes no warranty or representation, and shall not be responsible, to any Term Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Term Lenders) omitted to be transmitted by the Term Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Term Agent in connection with the Loan Documents; and

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(iv)         shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or any of its Subsidiaries or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrowers or any Term Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case the Term Agent shall promptly give notice of such receipt to all Term Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Term Lender and each Borrower hereby waives and agrees not to assert (and each Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action it might have against the Term Agent based thereon.

(c)          Each Term Lender (i) acknowledges that it has performed and will continue to perform its own diligence and has made and will continue to make its own independent investigation of the operations, financial conditions and affairs of the Credit Parties and their Subsidiaries and (ii) agrees that it shall not rely on any audit or other report provided by the Term Agent or its Related Persons (an “Agent Report”). Each Term Lender further acknowledges that any Agent Report (i) is provided to the Term Lenders solely as a courtesy, without consideration, and based upon the understanding that such Term Lender will not rely on such Agent Report, (ii) was prepared by the Term Agent or its Related Persons based upon information provided by the Credit Parties solely for the Term Agent’s own internal use, (iii) may not be complete and may not reflect all information and findings obtained by the Term Agent or its Related Persons regarding the operations and condition of the Credit Parties. Neither the Term Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Agent Report or in any related documentation, (iii) the scope or adequacy of the Term Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation, and (iv) any work performed by the Term Agent or the Term Agent’s Related Persons in connection with or using any Agent Report or any related documentation.

(d)          Neither the Term Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Term Lender receiving a copy of any Agent Report. Without limiting the generality of the forgoing, neither Term Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Agent Report, or the appropriateness of any Agent Report for any Term Lender’s purposes, and shall have no duty or responsibility to correct or update any Agent Report or disclose to any Term Lender any other information not embodied in any Agent Report, including any supplemental information obtained after the date of any Agent Report. Each Term Lender releases, and agrees that it will not assert, any claim against the Term Agent or its Related Persons that in any way relates to any Agent Report or arises out of any Term Lender having access to any Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless the Term Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Term Lender arising out of such Term Lender’s access to any Agent Report or any discussion of its contents.

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7.6         Term Agent Individually.

The Term Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as the Term Agent and may receive separate fees and other payments therefor. To the extent the Term Agent or any of its Affiliates makes any Term Loan or otherwise becomes a Term Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Term Lender and the terms “Term Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, the Term Agent or such Affiliate, as the case may be, in its individual capacity as a Term Lender or as one of the Required Lenders.

7.7         Term Lender Credit Decision.

(a)          Each Term Lender acknowledges that it shall, independently and without reliance upon the Term Agent, any Term Lender or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Term Loans) solely or in part because such document was transmitted by the Term Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and their respective Subsidiaries and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by the Term Agent to the Term Lenders, the Term Agent shall not have any duty or responsibility to provide any Term Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of the Term Agent or any of its Related Persons.

7.8         Expenses; Indemnities; Withholding.

(a)          Each Term Lender agrees to reimburse the Term Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by the Term Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to its rights or responsibilities under, any Loan Document.

(b)          Each Term Lender further agrees to indemnify the Term Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), severally and ratably, from and against Liabilities (including, to the extent not indemnified pursuant to Section 7.8(c), taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Term Lender) that may be imposed on, incurred by or asserted against the Term Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Term Agent or any of its Related Persons under or with respect to any of the foregoing.

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(c)          To the extent required by any applicable law, the Term Agent may withhold from any payment to any Term Lender under a Loan Document an amount equal to any applicable withholding tax. If the IRS or any other Governmental Authority asserts a claim that the Term Agent did not properly withhold tax from amounts paid to or for the account of any Term Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Term Lender failed to notify the Term Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or the Term Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Term Lender shall promptly indemnify the Term Agent fully for all amounts paid, directly or indirectly, by the Term Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by the Term Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. The Term Agent may offset against any payment to any Term Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Term Lender but which was not so withheld, as well as any other amounts for which the Term Agent is entitled to indemnification from such Term Lender under this Section 7.8(c).

7.9         Resignation.

(a)          The Term Agent may resign at any time by delivering notice of such resignation to the Term Lenders and the Borrowers, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 7.9. If the Term Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Term Agent. If, after 30 days after the date of the retiring Term Agent’s notice of resignation, no successor Term Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Term Agent may, on behalf of the Term Lenders, appoint a successor Term Agent from among the Term Lenders. Each appointment under this clause (a) shall be subject to the prior consent of the Lead Borrower, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b)          Effective immediately upon its resignation, (i) the retiring Term Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Term Lenders shall assume and perform all of the duties of the Term Agent until a successor Term Agent shall have accepted a valid appointment hereunder, (iii) the retiring Term Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Term Agent was, or because such Term Agent had been, validly acting as the Term Agent under the Loan Documents and (iv) subject to its rights under Section 7.3, the retiring Term Agent shall take such action as may be reasonably necessary to assign to the successor Term Agent its rights as Term Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as the Term Agent, a successor Term Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Term Agent under the Loan Documents.

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7.10       Release of Collateral or Guarantors.

Each Term Lender hereby consents to the release and hereby directs the Term Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a)          any Subsidiary of any Borrower from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent); and

(b)          any Lien held by the Term Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a waiver or consent), and (ii) all of the Collateral and all Credit Parties, upon (A) payment and satisfaction in full in immediately available funds of all of the Term Loans and all other Obligations (excluding contingent indemnification and expense reimbursement Obligations as to which no claim has been asserted), (B) deposit of cash collateral with respect to all contingent Obligations, in amounts and on terms and conditions and with parties satisfactory to the Term Agent and each Indemnitee that is, or may be, owed such Obligations (excluding contingent indemnification and expense reimbursement Obligations as to which no claim has been asserted) and (C) to the extent requested by the Term Agent, receipt by the Term Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance reasonably acceptable to the Term Agent.

Each of the Term Lenders hereby directs the Term Agent, and the Term Agent hereby agrees, upon receipt of at least five (5) Business Days’ advance notice from the Borrowers, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 7.10.

ARTICLE VIII.
MISCELLANEOUS

8.1        Amendments and Waivers.

(a)         No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by the Term Agent, the Required Lenders (or by the Term Agent with the consent of the Required Lenders), and the Borrowers, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Term Lenders directly affected thereby (or by the Term Agent with the consent of all the Term Lenders directly affected thereby), in addition to the Term Agent and the Required Lenders (or by the Term Agent with the consent of the Required Lenders) and the Borrowers, do any of the following:

(i)          postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to the Term Lenders (or any of them) hereunder or under any other Loan Document (for the avoidance of doubt, (x) the waiver of a Default or Event of Default or the waiver of the imposition of increased interest pursuant to Section 1.3(c) shall not constitute a reduction of interest for purposes hereof and (y) mandatory prepayments pursuant to Section 1.6 may be postponed, delayed, reduced, waived or modified with the consent of Required Lenders);

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(ii)        reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein on the Term Loans, or of any fees or other amounts payable hereunder or under any other Loan Document (for the avoidance of doubt, the waiver of a Default or Event of Default or the waiver of the imposition of increased interest pursuant to Section 1.3(c) shall not constitute a reduction of interest for purposes hereof);

(iii)       amend or modify Section 1.8 in any manner that would alter the order of treatment or the pro rata sharing of payments required thereby;

(iv)        [reserved];

(v)         amend this Section 8.1 or change (x) the term “Required Lenders” or (y) the percentage of Term Lenders which shall be required for the Term Lenders to take any action hereunder;

(vi)        discharge the Borrowers from their payment Obligations under the Loan Documents, permit any assignment of such obligations, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Loan Documents; or

(vii)       subordinate (x) all or substantially all of the Liens granted pursuant to the Loan Documents or (y) the Obligations, in each case other than as otherwise permitted hereunder.

it being agreed that all Term Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (v) - (vii).

(b)         No amendment, waiver or consent shall, unless in writing and signed by the Term Agent, in addition to the Required Lenders or all Term Lenders directly affected thereby, as the case may be (or by the Term Agent with the consent of the Required Lenders or all the Term Lenders directly affected thereby, as the case may be), affect the rights or duties of the Term Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary contained in this Section 8.1, the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

(c)          Notwithstanding anything to the contrary contained in this Section 8.1, the Term Agent and the Lead Borrower may amend or modify this Agreement and any other Loan Document to (i) cure any ambiguity, omission, defect or inconsistency therein, or (ii) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional Property for the benefit of the Secured Parties or join additional Persons as Credit Parties.

8.2         Notices.

(a)          Addresses. All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on the applicable signature page hereto (as such address may be updated from time to time by providing written notice to the other parties hereto in accordance with this Section 8.2(a)), (ii) posted to any E-System approved by or set up by or at the direction of the Term Agent or (iii) addressed to such other address as shall be notified in writing (A) in the case of the Borrowers and the Term Agent, to the other parties hereto and (B) in the case of all other parties, to the Borrowers and the Term Agent. Transmissions made by electronic mail to the Term Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of the Term Agent applicable at the time and previously communicated to Borrowers, and (z) if receipt of such transmission is acknowledged by the Term Agent.

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(b)          Effectiveness. (i) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by certified or registered mail, upon receipt, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Term Agent pursuant to Article I shall be effective until received by the Term Agent.

              (ii)          The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete except as expressly noted in such communication or E-System.

(c)          Each Term Lender shall notify the Term Agent in writing of any changes in the address to which notices to such Term Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Term Agent shall reasonably request.

8.3          Electronic Transmissions.

(a)          Authorization. Subject to the provisions of Section 8.2(a), each of the Term Agent, the Term Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each Credit Party and each Secured Party acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b)          Signatures. Subject to the provisions of Section 8.2(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which the Term Agent, each Secured Party and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

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(c)          Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 8.2 and this Section 8.3, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by the Term Agent and Credit Parties in connection with the use of such E-System.

(d)          LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE TERM AGENT, ANY TERM LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY THE TERM AGENT, ANY TERM LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each of the Borrowers, each other Credit Party executing this Agreement and each Secured Party agrees that the Term Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

8.4          No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Term Agent or any Term Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Credit Party, any Affiliate of any Credit Party, the Term Agent or any Term Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

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8.5           Costs and Expenses.

Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of Term Agent or Required Lenders, shall be at the expense of such Credit Party, and neither Term Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, each Borrower agrees to pay or reimburse upon demand: (a) Term Agent for all fees, disbursements, out-of-pocket costs and expenses (including reasonable travel expenses) incurred by it or any of its Related Persons in connection with the investigation, development, preparation, documentation, negotiation, execution, interpretation, monitoring or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation, monitoring and administration of any transaction contemplated herein or therein (including, without limitation, assignments), in each case including Attorney Costs of Term Agent, background checks and similar expenses and, subject to any limitations contained in Section 4.9, the cost of environmental audits, field examinations, wind-down analyses, Collateral audits and appraisals, (b) Term Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners), in each case, subject to any limitations contained in Section 4.9, (c) each of Term Agent and its respective Related Persons for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement, protection or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy (including, without limitation, any efforts to preserve, protect, collect, or enforce the Collateral) or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document, Obligation or related transaction (or the response to and preparation for any subpoena or request for document production relating thereto), including Attorney Costs of Term Agent, and (d) fees and disbursements of Attorney Costs of one (1) law firm on behalf of all Term Lenders (in addition to Attorney Costs for Term Agent) incurred in connection with any of the matters referred to in clause (c) above.

8.6          Indemnity.

(a)          Each Credit Party agrees to indemnify, hold harmless and defend Term Agent, each Term Lender and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Obligation (or the repayment thereof), the use or intended use of the proceeds of any Term Loan or any securities filing of, or with respect to, any Credit Party, (ii) any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions relating to or arising out of, in connection with, or as a result of, any Loan Document, any Obligation (or repayment thereof), or the use or intended use of the proceeds of any Term Loan, or any securities filing of, or with respect to, any Credit Party, (iii) any actual or prospective investigation, litigation or other proceeding, relating to or arising out of, in connection with, or as a result of, any Loan Document, any Obligation (or repayment thereof), or the use or intended use of the proceeds of any Term Loan, or any securities filing of, or with respect to, any Credit Party, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including legal fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that no Credit Party shall have any liability under this Section 8.6 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, each of the Borrowers and each other Credit Party executing this Agreement waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person. Without limiting the provisions of Section 9.1(d), this Section 8.6(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

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(b)          Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Credit Party or any Related Person of any Credit Party or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any Real Estate of any Credit Party or any Related Person of any Credit Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Credit Party or any Related Person of any Credit Party or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Term Agent or following Term Agent or any Term Lender having become the successor-in-interest to any Credit Party or any Related Person of any Credit Party and (ii) are attributable solely to acts of such Indemnitee.

8.7          Marshaling; Payments Set Aside.

No Secured Party shall be under any obligation to marshal any Property in favor of any Credit Party or any other Person or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from any Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

8.8          Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Term Lender shall be subject to the provisions of Section 8.9, and provided further that neither the Borrowers nor any other Credit Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Term Agent and each Term Lender.

8.9          Assignments and Participations; Binding Effect.

(a)          Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, the other Credit Parties signatory hereto, the Term Agent and when the Term Agent shall have been notified by each Term Lender that such Term Lender has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, the Borrowers, the other Credit Parties hereto (in each case except for Article VII), the Term Agent, each Term Lender and their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 7.9 and Section 8.9), none of the Borrowers, any other Credit Party, any Term Lender or the Term Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

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(b)          Right to Assign. Each Term Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its rights and obligations with respect to the Term Loans) to (i) any existing Term Lender, (ii) any Affiliate or Approved Fund of any existing Term Lender or (iii) any other Person (that is not a natural Person) acceptable to the Term Agent; provided, however, that (w) the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the portion of the Term Loans subject to any such Sale shall be in a minimum amount of $500,000 and increments of $500,000 in excess thereof, unless such Sale is made to an existing Term Lender or an Affiliate or Approved Fund of any existing Term Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of Term Agent, (x) such Sales shall be effective only upon the acknowledgement in writing of such Sale by the Term Agent, and (y) interest accrued prior to and through the date of any such Sale may not be assigned. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, no Term Lender may assign any portion of its rights and obligations hereunder to an operating company which is a direct competitor of the Lead Borrower. The Term Agent’s refusal to accept a Sale to a Credit Party (or an Affiliate of a Credit Party) or a holder of Subordinated Indebtedness (or an Affiliate of such a holder), or the imposition of conditions or limitations (including limitations on voting) upon Sales to such Persons, shall not be deemed to be unreasonable.

(c)          Procedure. The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to the Term Agent an Assignment via an electronic settlement system designated by the Term Agent (or, if previously agreed with the Term Agent, via a manual execution and delivery of the Assignment) evidencing such Sale, together with any existing Term Note subject to such Sale (or any affidavit of loss therefor acceptable to the Term Agent), any tax forms required to be delivered pursuant to Section 9.1 and payment of an assignment fee in the amount of $3,500 to the Term Agent, unless waived or reduced by the Term Agent; provided, that (i) if a Sale by a Term Lender is made to an Affiliate or an Approved Fund of such assigning Term Lender, then no assignment fee shall be due in connection with such Sale, and (ii) if a Sale by a Term Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Term Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale (unless waived or reduced by the Term Agent). Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Assignment is made in accordance with clause (iii) of Section 8.9(b), upon the Term Agent (and the Borrowers, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, the Term Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d)          Effectiveness. Subject to the recording of an Assignment by the Term Agent in the Register pursuant to Section 1.4(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Term Lender, (ii) any applicable Term Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Term Lender’s rights and obligations under the Loan Documents, such Term Lender shall cease to be a party hereto).

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(e)          Grant of Security Interests. In addition to the other rights provided in this Section 8.9, each Term Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Term Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Term Agent or (B) any holder of, or trustee for the benefit of the holders of, such Term Lender’s Indebtedness or equity securities, by notice to the Term Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Term Lender hereunder and no such Term Lender shall be relieved of any of its obligations hereunder.

(f)          Participants and SPVs. In addition to the other rights provided in this Section 8.9, each Term Lender may, (x) with notice to the Term Agent, grant to an SPV the option to make all or any part of the Term Loans that such Term Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of the Term Loans pursuant thereto shall satisfy the obligation of such Term Lender to make such Term Loans hereunder) and such SPV may assign to such Term Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from the Term Agent or the Borrowers, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make any portion of the Term Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Term Lender hereunder, (ii) such Term Lender’s rights and obligations, and the rights and obligations of the Credit Parties and the Secured Parties towards such Term Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Term Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Article IX, but, with respect to Section 9.1, only to the extent such participant or SPV delivers the tax forms such Term Lender is required to collect pursuant to Section 9.1(f) and then only to the extent of any amount to which such Term Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Term Lender with respect to the portion of the Term Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Term Agent by such SPV and such Term Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Term Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Term Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (i) and (ii) of Section 8.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in clause (v) of Section 8.1(a). No party hereto shall institute (and the Borrowers shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Term Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to be reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the payment in full of the Obligations.

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8.10         Non-Public Information; Confidentiality.

 (a)          Non-Public Information. Term Agent and each Term Lender acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Credit Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws.

 (b)          Confidential Information. Each Term Lender and Term Agent agrees to use all commercially reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document, except that such information may be disclosed (i) with the Lead Borrower’s consent, (ii) to Related Persons, funding sources and investment committees of such Term Lender, or Term Agent, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 8.10 or (B) available to such Term Lender or Term Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective assignees, SPVs (including the investors or prospective investors therein) or participants and to their respective Related Persons, in each case to the extent such assignees, investors, participants or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 8.10 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, (ix) to any rating agency (provided that, prior to any such disclosure, such holder shall make the recipient of such Confidential Information aware of the confidential nature of the same), and (x) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Term Lender or Term Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Term Lender or Term Agent or any of their Related Persons. In the event of any conflict between the terms of this Section 8.10 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 8.10 shall govern.

 (c)          Tombstones. The Term Agent or any Term Lender may from time to time, with the prior consent of the Lead Borrower, publish advertising material (including press releases) relating to the financing transactions contemplated by this Agreement using any Credit Party’s name, product photographs, logo or trademark.

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 (d)          Press Release and Related Matters. No Credit Party shall, and no Credit Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Credit Party) using the name, logo or otherwise referring to Crystal or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which Term Agent is party without the prior consent of Crystal except to the extent required to do so under applicable Requirements of Law and then, only after consulting with Crystal.

 (e)          Distribution of Materials to Term Lenders. The Credit Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Credit Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Term Agent, and made available, to the Term Lenders by posting such Borrower Materials on an E-System. The Credit Parties authorize Term Agent to download copies of their logos from its website and post copies thereof on an E-System.

 (f)          Material Non-Public Information. The Credit Parties hereby agree that if either they, any parent company or any Subsidiary of the Credit Parties has publicly traded equity or debt securities in the U.S., they shall (and shall cause such parent company or Subsidiary, as the case may be, to) (i) identify in writing, and (ii) clearly and conspicuously mark such Borrower Materials that contain only information that is publicly available or that is not material for purposes of U.S. federal and state securities laws as “PUBLIC”. The Credit Parties agree that by identifying such Borrower Materials as “PUBLIC” or publicly filing such Borrower Materials with the Securities and Exchange Commission, then Term Agent and the Term Lenders shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of U.S. federal and state securities laws. The Credit Parties further represent, warrant, acknowledge and agree that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (A) the Loan Documents, including the exhibits attached thereto, but excluding the schedules attached thereto, and (B) administrative materials of a customary nature prepared by the Credit Parties or Term Agent. Before distribution of any Borrower Materials, the Credit Parties agree to execute and deliver to Term Agent a letter authorizing distribution of the evaluation materials to prospective Term Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.

8.11         Set-off; Sharing of Payments.

 (a)          Right of Setoff. Each of Term Agent, each Term Lender and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by Term Agent, such Term Lender or any of their respective Affiliates to or for the credit or the account of any Borrower or any other Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. No Term Lender shall exercise any such right of setoff without the prior consent of Term Agent or Required Lenders. Each of Term Agent and each Term Lender agrees promptly to notify the Lead Borrower and Term Agent after any such setoff and application made by such Term Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 8.11 are in addition to any other rights and remedies (including other rights of setoff) that Term Agent, the Term Lenders, their Affiliates and the other Secured Parties, may have.

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 (b)          Sharing of Payments, Etc. If any Term Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Section 8.9 or Article IX and such payment exceeds the amount such Term Lender would have been entitled to receive if all payments had gone to, and been distributed by, the Term Agent in accordance with the provisions of the Loan Documents, such Term Lender shall purchase for cash from other Term Lenders such participations in their Obligations as necessary for such Term Lender to share such excess payment with such Term Lenders to ensure such payment is applied as though it had been received by the Term Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (i) if such payment is rescinded or otherwise recovered from such Term Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Term Lender without interest and (ii) such Term Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Term Lender were the direct creditor of the applicable Credit Party in the amount of such participation.

8.12         Counterparts; Facsimile Signature.

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

8.13         Severability.

The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

8.14         Captions.

The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

8.15         Independence of Provisions.

The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

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8.16         Interpretation.

This Agreement is the result of negotiations among and has been reviewed by counsel to Credit Parties, the Term Agent, each Term Lender and other parties hereto, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Term Lenders or the Term Agent merely because of the Term Agent’s or the Term Lenders’ involvement in the preparation of such documents and agreements. Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 8.18 and 8.19.

8.17         No Third Parties Benefited.

This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Term Lenders and the Term Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Term Agent nor any Term Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

8.18         Governing Law and Jurisdiction.

 (a)          Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest) but without giving effect to the conflicts of laws principles thereof, but including Section 5-1401 of the New York General Obligations Law.

 (b)          Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto executing this Agreement hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of the Term Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent the Term Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents. The parties hereto (and, to the extent set forth in any other Loan Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

 (c)          Service of Process. Each party hereto hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrowers specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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 (d)          Non-Exclusive Jurisdiction. Nothing contained in this Section 8.18 shall affect the right of the Term Agent or any Term Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

8.19         Waiver of Jury Trial.

THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

8.20         Entire Agreement; Release; Survival.

 (a)          THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY TERM LENDER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN THE FEE LETTER. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENT OR SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

 (b)          Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each of the Borrowers and each other Credit Party signatory hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

 (c)          (i) Any indemnification or other protection provided to any Indemnitee pursuant to this Section 8.20, Sections 8.5 (Costs and Expenses) and 8.6 (Indemnity) and Article VII (Term Agent) and Article IX (Taxes and Yield Protection) and (ii) the provisions of Section 8.1 of the Guaranty and Security Agreement, in each case, shall (x) survive the payment in full of all Obligations and (y) with respect to clause (i) above, inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

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8.21         Patriot Act.

Each Term Lender that is subject to the Patriot Act hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Term Lender to identify each Credit Party in accordance with the Patriot Act.

8.22         Replacement of Term Lenders. Within thirty (30) days after: (i) receipt by the Borrowers of written notice and demand from any Term Lender that is not the Term Agent or an Affiliate of the Term Agent (an “Affected Lender”) for payment of additional costs as provided in Sections 9.1 and/or 9.2 (in amounts in excess of additional costs demanded to be paid by other Term Lenders with respect to the same matters); or (ii) any failure by any Term Lender (other than the Term Agent or an Affiliate of the Term Agent) to consent to a requested amendment, waiver or modification to any Loan Document in which the Term Agent has already consented to such amendment, waiver or modification but the consent of such Term Lender (or each Term Lender, or each Term Lender directly affected thereby, as applicable) is required with respect thereto, either the Term Agent or the Lead Borrower may, at its respective option, notify the other of the Term Agent or the Lead Borrower (as the case may be) and such Affected Lender (or such non-consenting Term Lender) of the Term Agent’s or the Lead Borrower’s intention to obtain, at the Borrowers’ expense, a replacement Term Lender (“Replacement Lender”) for such Affected Lender (or such non-consenting Term Lender), which Replacement Lender shall be reasonably satisfactory to the Term Agent. In the event the Term Agent or the Lead Borrower obtains a Replacement Lender within thirty (30) days following notice of its intention to do so, the Affected Lender (or such non-consenting Term Lender) shall sell and assign its portion of the Term Loans to such Replacement Lender, at par, provided that the Borrowers have reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment. In the event that a replaced Term Lender does not execute an Assignment pursuant to Section 8.9 within five (5) Business Days after receipt by such replaced Term Lender of notice of replacement pursuant to this Section 8.22 and presentation to such replaced Term Lender of an Assignment evidencing an assignment pursuant to this Section 8.22, the Term Agent shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Term Lender, and any such Assignment so executed by the Borrowers, the Replacement Lender and the Term Agent (for itself and on behalf of such Affected Lender (or such non-consenting Term Lender)), shall be effective for purposes of this Section 8.22 and Section 8.9. Upon any such assignment and payment and compliance with the other provisions of Section 8.9, such replaced Term Lender shall no longer constitute a “Term Lender” for purposes hereof; provided, any rights of such replaced Term Lender to indemnification hereunder shall survive.

8.23         Creditor-Debtor Relationship.

The relationship between the Term Agent, and each Term Lender, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor. No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

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8.24         Actions in Concert.

Notwithstanding anything contained herein to the contrary, each Term Lender hereby agrees with each other Term Lender that no Term Lender shall take any action to protect or enforce its rights against any Credit Party arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of the Term Agent or Required Lenders, it being the intent of the Term Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of the Term Agent or Required Lenders.

ARTICLE IX.
TAXES, YIELD PROTECTION AND ILLEGALITY

9.1          Taxes.

(a)          Except as otherwise provided in this Section 9.1, each payment by any Credit Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding Excluded Taxes, the “Taxes”).

(b)          If any Taxes shall be required by any Requirement of Law to be deducted from or in respect of any amount payable under any Loan Document to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 9.1), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Credit Party shall make such deductions, (iii) the relevant Credit Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Credit Party shall deliver to Term Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to Term Agent.

(c)          In addition, the Borrowers agrees to pay, and authorize Term Agent to pay in their name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”). Within 30 days after the date of any payment of Other Taxes by any Credit Party or the Term Agent, as the case may be, such party shall furnish to the other, at its address referred to in Section 8.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to Term Agent or any Credit Party, as the case may be.

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(d)          The Borrowers shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to Term Agent), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 9.1) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate of the Secured Party (or of Term Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Lead Borrower with copy to Term Agent, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, Term Agent and such Secured Party may use any reasonable averaging and attribution methods.

(e)          Any Term Lender claiming any additional amounts payable pursuant to this Section 9.1 shall use its commercially reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Term Lender, be otherwise disadvantageous to such Term Lender.

(f)          (i)           Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding tax or is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Lead Borrower or Term Agent (or, in the case of a participant or SPV, the relevant Term Lender), provide Term Agent and the Lead Borrower (or, in the case of a participant or SPV, the relevant Term Lender) with two completed originals of each of the following, as applicable: (A) IRS Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN or W-8BEN-E (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, IRS Form W-8BEN or W-8BEN-E (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Term Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents. Unless the Lead Borrower and Term Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Credit Parties and Term Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(ii)          Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Lead Borrower or Term Agent (or, in the case of a participant or SPV, the relevant Term Lender), provide Term Agent and the Lead Borrower (or, in the case of a participant or SPV, the relevant Term Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

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(iii)         Each Term Lender having sold a participation in any of its Obligations or identified an SPV as such to Term Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to Term Agent.

(iv)         If a payment made to a Non-U.S. Lender Party would be subject to United States federal withholding tax imposed by FATCA if such Non-U.S. Lender Party fails to comply with the applicable reporting requirements of FATCA, such Non-U.S. Lender Party shall deliver to Term Agent and Lead Borrower any documentation under any Requirement of Law or reasonably requested by Term Agent or Lead Borrower sufficient for Term Agent or Borrowers to comply with their obligations under FATCA and to determine that such Non-U.S. Lender has complied with such applicable reporting requirements.

9.2          Increased Costs and Reduction of Return.

(a)          If any Term Lender shall have determined that:

(i)           the introduction of any Capital Adequacy Regulation;

(ii)          any change in any Capital Adequacy Regulation;

(iii)         any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv)         compliance by such Term Lender (or its Lending Office) or any entity controlling the Term Lender, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by such Term Lender or any entity controlling such Term Lender and (taking into consideration such Term Lender’s or such entities’ policies with respect to capital adequacy and such Term Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its loans, credits or obligations under this Agreement, then, within ten (10) days of demand of such Term Lender (with a copy to the Term Agent), the Borrowers shall pay to such Term Lender, from time to time as specified by such Term Lender, additional amounts sufficient to compensate such Term Lender (or the entity controlling the Term Lender) for such increase.

(b)          Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in a Requirement of Law under subsection (a) above and/or a change in a Capital Adequacy Regulation under subsection (a) above, as applicable, regardless of the date enacted, adopted or issued.

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9.3         Certificates of Term Lenders.

Any Term Lender claiming reimbursement or compensation pursuant to this Article IX shall deliver to the Lead Borrower (with a copy to the Term Agent) a certificate setting forth in reasonable detail the amount payable to such Term Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

ARTICLE X.
DEFINITIONS

10.1         Defined Terms.

The following terms have the following meanings:

“Acceptable Change in Control” means a Change in Control that is approved by the Term Agent in its sole discretion as acceptable, including, without limitation, the continued financing of the Credit Parties by the Term Agent following such Change in Control.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of a Borrower, or (c) a merger or consolidation or any other combination with another Person.

“Adjusted EBITDA” means, for any period, for the Lead Borrower and its Subsidiaries on a Consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Lead Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period, (iv) non-cash equity-based compensation, (v) non-recurring, non-cash expenses which are deemed acceptable to the Term Agent, (vi) the fees, costs, and expenses payable by the Borrowers in connection with the closing of the transactions contemplated by the Loan Documents, and (vii) fees and expenses paid in connection with field examinations and wind-down analyses in accordance with Section 4.9(c), and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) federal, state, local and foreign income tax credits of the Lead Borrower and its Subsidiaries for such period, (ii) extraordinary gains for such period and (iii) all non-cash, non-recurring items increasing Consolidated Net Income for such period. For quarterly periods prior to the closing date, “Adjusted EBITDA” shall be as follows: quarter ended December 31, 2015 - $1,963,000, quarter ended September 30, 2015 - $1,664,000 and quarter ended June 30, 2015 - $3,410,000.

“Affected Lender” has the meaning set forth in Section 8.22.

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Loan Documents. For purposes of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) or (b) the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

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“Agent Report” has the meaning set forth in Section 7.5(c).

“Applicable Margin” means, at any time, (a) if the Credit Parties’ Adjusted EBITDA is greater than or equal to $10,000,000 for the immediately preceding two (2) consecutive Fiscal Quarters (each tested for the applicable immediately preceding twelve (12) Fiscal Month period), seven and three quarters percent (7.75%) per annum, and (b) if the Credit Parties’ Adjusted EBITDA is not greater than or equal to $10,000,000 for the immediately preceding two (2) consecutive Fiscal Quarters (each tested for the applicable immediately preceding twelve (12) Fiscal Month period), eight and one-half percent (8.50%) per annum.

“Approved Fund” means, with respect to any Term Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Term Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Term Lender, (ii) any Affiliate of such Term Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Term Lender.

“Assignment” means an assignment agreement entered into by a Term Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 8.9 (with the consent of any party whose consent is required by Section 8.9), accepted by the Term Agent, substantially in the form of Exhibit 10.1(a) or any other form approved by the Term Agent.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel (including local counsel, if applicable).

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) other than a Multiemployer Plan, to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrowers” has the meaning specified in the preamble to this Agreement.

“Borrower Materials” has the meaning specified in Section 8.10(e).

“Business Day” means any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City and, when determined in connection with notices and determinations in respect of LIBOR or any funding, conversion, continuation, or payment of the Term Loans, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Term Lender or of any corporation controlling a Term Lender.

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“Capital Expenditures” means, with respect to the Lead Borrower and its Subsidiaries for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (including, without limitation, capitalized software expenses).

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any Property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP; provided that, for the avoidance of doubt, the adoption or issuance of any accounting standards after the Closing Date will not cause any rental obligation that was not or would not have been a Capital Lease Obligation prior to such adoption or issuance to be deemed a Capital Lease Obligation for any purpose under this Agreement.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by, the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Term Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 360 days.

“Change in Control” means that (a) any Key Person ceases to hold such office with the Lead Borrower and replacements satisfactory to the Term Agent are not made within one hundred twenty (120) days after such Key Person’s departure from Lead Borrower, or (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the equity interests of the Lead Borrower entitled to vote for members of the board of directors or equivalent governing body of the Lead Borrower on a fully-diluted basis (and taking into account all such equity interests that such “person” or “group” has the right to acquire pursuant to any option right), (c) a majority of the members of the board of directors (or equivalent body) of the Lead Borrower do not constitute Continuing Directors, (d) Lead Borrower fails to own and control, directly or indirectly, 100% of the Stock of the other Credit Parties (except as a result of a Permitted Disposition), or (e) the occurrence of a change in control, or other term of similar import used therein, as defined in any Organization Document, Material Contract, or Material Indebtedness Agreement.

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“Churn” means an amount equal to (a) (i) the aggregate number of subscribers at the end of a period minus, (ii) the aggregate number of subscribers at the end of the prior period, divided by (b) the aggregate number of subscribers at the end of the prior period.

“Closing Date” means March 9, 2016.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Credit Party, upon which a Lien in favor of the Term Agent, on behalf of itself, the Term Lenders and the other Secured Parties, is granted, purported to be granted or otherwise exists, in each case, to secure the Obligations, whether under this Agreement, under any Collateral Document or otherwise.

“Collateral Documents” means, collectively, the Guaranty and Security Agreement, the IP Security Agreements, the Mortgages (if any), each Control Agreement, and all other security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guaranties and other similar agreements, assignments of key man life insurance policies (if any) and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Credit Party, and any Term Lender or the Term Agent for the benefit of the Term Agent, the Term Lenders and other Secured Parties now or hereafter delivered to the Term Lenders or the Term Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any Term Lender or the Term Agent for the benefit of the Term Agent, the Term Lenders and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.

“Compliance Certificate” means a certificate of the Lead Borrower in substantially the form of Exhibit 4.2(b).

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial position, cash flows, or operating results of such Person and its Subsidiaries.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to the Lead Borrower and its Subsidiaries on a Consolidated basis for any period, the ratio of (a) Adjusted EBITDA for such period to (b) the sum of (i) Capital Expenditures paid in cash during such period plus (ii) the aggregate amount (but not less than $0) of federal, state, local and foreign income taxes paid in cash during such period, plus (iii) Debt Service Charges paid in cash during such period, plus (iv) Restricted Payments paid in cash during such period.

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“Consolidated Interest Expense” means, with respect to the Lead Borrower and its Subsidiaries on a Consolidated basis for any period, (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations, (c) the portion of rent expense under Capital Leases that is treated as interest in accordance with GAAP, and (d) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk.

“Consolidated Net Income” means, with respect to the Lead Borrower and its Subsidiaries on a Consolidated basis for any period, the aggregate of the net income (loss) of the Lead Borrower and its Subsidiaries for such period, on a Consolidated basis, and otherwise determined in accordance with GAAP; provided that Consolidated Net Income shall exclude (a) the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or law applicable to such Subsidiary during such period, except that the Lead Borrower’s equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income, and (b) any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that the Lead Borrower’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Lead Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Lead Borrower as described in clause (b) of this proviso).

“Consolidated Senior Funded Debt” means, as of any date of determination, the outstanding amount as of such date of all Indebtedness of the Lead Borrower and its Subsidiaries on a Consolidated basis (other than (i) Subordinated Indebtedness if at all times subject to a Subordination Agreement, and (ii) up to $1,250,000 of Indebtedness permitted under Section 5.5(d) solely to the extent incurred after the Closing Date in connection with a IT systems and equipment upgrade).

“Consolidated Total Net Leverage” means, as of the last day of any Fiscal Quarter, for the Lead Borrower and its Subsidiaries on a Consolidated basis the ratio of (a) Net Debt to (b) Adjusted EBITDA for the twelve (12) month period ending on such day.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) with respect to any performance bonds, bonds, bank guaranties issued under bank facilities or otherwise or other similar instruments, (d) under any Rate Contracts; (e) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (f) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported or, if not a fixed and determined amount, the maximum amount so guarantied or supported.

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“Continuing Director” means (a) any member of the board of directors of the Lead Borrower who was a director of the Lead Borrower on the Closing Date, and (b) any individual who becomes a member of the board of directors of the Lead Borrower after the Closing Date if such individual was approved, appointed or nominated for election to the board of directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the board of directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors of Lead Borrower and whose initial assumption of office resulted from such contest or the settlement thereof.

“Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of Stock, Stock Equivalents or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Loan Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject.

“Control Account” means each deposit account, securities account, or commodities account now or hereafter owned by the Credit Parties, other than (i) an Excluded Account, or (ii) any other account owned by the Credit Parties where the Term Agent has agreed a Control Agreement will not be required.

“Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Term Agent, among the Term Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Credit Party maintaining such account, entitlement or contract, as applicable, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to the Term Agent.

“Copyrights” means all present and future rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all tangible and intangible property embodying such copyrights, all registrations and recordations thereof and all applications in connection therewith.

“Credit Parties” means, collectively, each Borrower and each Guarantor.

“Crystal” has the meaning set forth in the preamble to this Agreement.

“Customary Permitted Encumbrances” means:

(a)          Liens imposed by law for taxes, assessments or governmental charges or levies that are not yet due and payable or are being contested in compliance with Section 4.7(b);

(b)          carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the Ordinary Course of Business and securing obligations that are not overdue by more than 30 days or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

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(c)          pledges and deposits made in the Ordinary Course of Business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; and

(d)          Liens (including rights of set off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits permitted by this Agreement and Liens in favor of collecting banks arising in the Ordinary Course of Business and pursuant to the UCC;

(e)          judgment liens in respect of judgments (other than for payment of taxes, assessments or other governmental charges) that do not constitute an Event of Default under Section 6.1(h);

(f)           Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(g)          statutory Liens of landlords and lessors in respect of rent not in default; and

(h)          the title and interest of a lessor or sublessor in and to personal property leased or subleased, in each case extending only to such personal property;

(i)           non-exclusive licenses of Intellectual Property rights in the Ordinary Course of Business;

(j)           easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the Ordinary Course of Business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the Ordinary Course of Business of the Lead Borrower or any Subsidiary;

provided that the term “Customary Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Debt Service Charges” means, for any period, the sum of (a) Consolidated Interest Expense plus (b) all scheduled principal payments made or required to be made on account of Indebtedness for borrowed money (including, without limitation, principal payments in accordance with Section 1.6(a)(i) and obligations with respect to Capital Leases for such period (excluding, for the avoidance of doubt, all voluntary and mandatory prepayments), in each case determined in accordance with GAAP;

provided, however, that with respect to the calculation of the amounts set forth in clause (a) above, for each of the quarters ending on March 31, 2016, June 30, 2016, September 30, 2016, and December 31, 2016, such amounts shall be calculated by: (i) determining the actual amount thereof from the Closing Date through such date of determination, (ii) dividing such amount by the number of days that have elapsed from the Closing Date through such date of determination, and (iii) multiplying the result by 365.

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“Default” means any event or circumstance that, with the passing of time or the giving of notice or both, would (if not cured or otherwise remedied during such time) become an Event of Default.

“Disposition” means (a) the sale, lease, conveyance, license, or other disposition of Property, and (b) the sale or transfer by any Borrower or any Subsidiary of a Borrower of any Stock or Stock Equivalent issued by any Subsidiary of a Borrower and held by such transferor Person.

“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail, or otherwise to or from an E-System.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and the cost of attorney’s fees) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary of any Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party or any Subsidiary of any Credit Party, whether on, prior or after the date hereof.

“Equipment” means all “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, wherever located.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, collectively, any Credit Party and any Person under common control or treated as a single employer with, any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal within the meaning of Sections 4203 or 4205 of ERISA of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure of any ERISA Affiliate to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a Lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) a written determination from the Internal Revenue Service or any other Governmental Authority regarding the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code to qualify thereunder; (j) a Title IV Plan is in “at risk” status within the meaning of Code Section 430(i); (k) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; and (l) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan; or (m) the imposition of any material liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

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“Event of Default” has the meaning set forth in Section 6.1.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excess Cash Flow” means, for any Excess Cash Flow Payment Date, an amount equal to the result (but not less than zero) of (a) Consolidated EBITDA, minus (b) the sum of (i) the cash portion of Consolidated Interest Expense paid during such fiscal period, (ii) the cash portion of income taxes paid during such period, (iii) all scheduled principal payments made in respect of the Term Loans during such period, and (iv) the cash portion of Capital Expenditures made during such period. The calculation of Excess Cash Flow on each Excess Cash Flow Payment Date shall be (i) set forth in a certificate signed by a Responsible Officer of the Lead Borrower and delivered to the Term Agent on the Business Day immediately preceding the Excess Cash Flow Payment Date, and (ii) subject to the reasonable approval of the Term Agent.

“Excess Cash Flow Payment Date” means the third (3rd) Business Day following the delivery by the Lead Borrower to the Term Agent of the audited financial statements and corresponding Compliance Certificate required to be delivered under Sections 4.1(a) and 4.2(b) for a Fiscal Year of the Borrower (or the date such statements were required to be delivered), commencing with the Fiscal Year ending on December 31, 2017.

“Excluded Account” means (i) deposit accounts used exclusively as a payroll account (so long as each such payroll account does not contain amounts in excess of amounts necessary to pay payroll expenses), trust account, account used exclusively for withholding tax, goods and services tax, sales tax or payroll tax, so long as, in all cases, no other amounts are so deposited in such accounts, and (ii) the SVB Cash Collateral Accounts.

“Excluded Tax” means with respect to any Secured Party (a) taxes measured by net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Secured Party as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document); (b) withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a “Secured Party” under this Agreement in the capacity under which such Person makes a claim under Section 9.1(b) or designates a new Lending Office, except in each case to the extent such Person is a direct or indirect assignee (other than pursuant to Section 8.22) of any other Secured Party that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under Section 9.1(b); (c) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to Section 9.1(f), and (d) in the case of a Non-U.S. Lender Party, any United States federal withholding taxes imposed on amounts payable to such Non-U.S. Lender Party as a result of such Non-U.S. Lender Party’s failure to comply with FATCA to establish a complete exemption from withholding thereunder.

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“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system approved by the Term Agent, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Term Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Existing Credit Agreement” means that certain Second Amended and Restated Loan and Security Agreement, dated as of May 5, 2014, among certain of the Credit Parties and Silicon Valley Bank, as bank, as amended and in effect on the date hereof.

“Extraordinary Receipts” means any Net Proceeds received by any Credit Party or any of its Subsidiaries not in the Ordinary Course of Business, including, without limitation, (i) pension plan reversions, (ii) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (iii) indemnity payments, (iv) any purchase price adjustment received in connection with any purchase agreement and (v) any tax refunds. For greater certainty, Extraordinary Receipts does not include the incurrence of Indebtedness by the Credit Parties (including, without limitation, Indebtedness incurred to refinance the Obligations).

“FATCA” means sections 1471, 1472, 1473 and 1474 of the Code and any amended or successor provisions thereto, the United States Treasury Regulations promulgated thereunder and published guidance with respect thereto.

“Federal Flood Insurance” means federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” means the letter agreement, dated as of the date hereof, between the Credit Parties and the Term Agent and the other parties thereto, as amended from time to time.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

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“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“Fiscal Month” means any of the monthly accounting periods of the Credit Parties ending on last day of each calendar month.

“Fiscal Quarter” means any of the quarterly accounting periods of the Credit Parties ending on last day of each calendar quarter.

“Fiscal Year” means any of the annual accounting periods of the Credit Parties ending on December 31 of each year.

“Flood Insurance” means, for any Real Estate located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that (a) meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines and (b) shall be in an amount equal to the full, unpaid balance of the Term Loans and any prior Liens on the Real Estate up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by the Term Agent and the Required Lenders, with deductibles not to exceed $50,000.

“Foreign Benefit Plan” means each material plan, fund, program or policy established under the law of a jurisdiction other than the United States (or a state or local government thereof), whether formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which one or more of the Credit Parties or their Subsidiaries have any liability with respect to any employee or former employee, but excluding any Foreign Pension Plan.

“Foreign Pension Plan” means a pension plan required to be registered under the law of a jurisdiction other than the United States (or a state or local government thereof), that is maintained or contributed to by one or more of the Credit Parties or their Subsidiaries for their employees or former employees.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “controlled foreign corporation” under Section 957 of the Code.

“Funds Flow Memorandum” shall have the meaning specified in Section 2.1(d).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession) that are applicable to the circumstances as of the date of determination. Subject to Section 10.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 3.11(a).

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

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“Guarantors” means, collectively, and each of the Domestic Subsidiaries of the Lead Borrower on the Closing Date and each other Domestic Subsidiary of the Lead Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 4.13.

“Guaranty and Security Agreement” means that certain Guaranty and Security Agreement, dated as of even date herewith, in form and substance reasonably acceptable to the Term Agent and the Borrowers, made by the Credit Parties in favor of the Term Agent, for the benefit of the Secured Parties, as the same may be amended, restated and/or modified from time to time, together with each other guaranty and security agreement executed and delivered by any other Credit Party in favor of the Term Agent, for the benefit of the Secured Parties.

“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including, without limitation, petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 90 days after the final scheduled installment payment date for the date specified in the “Termination Date” (as amended in connection with, and as related to, any permitted Subordinated Indebtedness), valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations described in clause (a) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.

“Indemnified Matters” has the meaning set forth in Section 8.6.

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“Indemnitees” has the meaning set forth in Section 8.6.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all present and future rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Interest Payment Date” means the first Business Day of each calendar month, commencing with April 1, 2016.

“Internet Domain Name” means all present and future right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.

“Inventory” means all of the “inventory” (as such term is defined in the UCC) of the Credit Parties, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of a Credit Party’s custody or possession, including inventory on the premises of others and items in transit. Inventory of the Credit Parties and their Subsidiaries includes boring machines and other similar underground construction machinery of the type sold by the Borrowers in the Ordinary Course of Business.

“Investments”  has the meaning set forth in Section 5.4.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all present and future foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all rights to receive income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, books, customer lists, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing; and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

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“IP Security Agreements” means, collectively, the Patent Security Agreement, Copyright Security Agreement and Trademark Security Agreement.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Key Person” means the Lead Borrower’s Chief Executive Officer and Chief Financial Officer.

“Lead Borrower” has the meaning set forth in the preamble to this Agreement.

“Lending Office” means, with respect to any Term Lender, the office or offices of such Term Lender specified as its “Lending Office” from time to time in writing to the Lead Borrower and the Term Agent.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions (including brokerage commissions, fees and other similar compensation), charges, disbursements and expenses (including, without limitation, (a) Attorney Costs, and (b) those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR” means, for any day in any calendar month, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1.00%) equal to the three-month “Libor Rate” as published in the Wall Street Journal on the date that is two (2) Business Days prior to the first day of such calendar month, or, if such rate is no longer published in the Wall Street Journal (or the Wall Street Journal ceases publication), as published by such other widely recognized provider of interest rate information as selected by the Term Agent in its reasonable discretion on the date that is two (2) Business Days prior to the first day of such calendar month. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Term Agent at which deposits of Dollars in immediately available funds are offered by major financial institutions reasonably satisfactory to the Term Agent in the London interbank market for a three-month period for the applicable principal amount on such date of determination for the applicable calendar month.

“Lien” means any mortgage, filing, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including those created by, arising under or evidenced by any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Liquidity” means, at any date of determination, the aggregate amount of unrestricted cash and Cash Equivalents of the Borrowers.

“Loan Documents” means this Agreement, the Term Notes, the Fee Letter, the Collateral Documents, each Subordination Agreement, and all agreements, documents, instruments and certificates delivered from time to time to the Term Agent and/or any Term Lender in connection with any of the foregoing.

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“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means an effect that results in or causes, or would reasonably be expected to result in or cause, a material adverse change in any of (a) the financial condition, business operations, income, assets or Property of the Credit Parties and their Subsidiaries taken as a whole; (b) the ability of any Credit Party or any other Person (other than the Term Agent or the Term Lenders) to perform its obligations under any Loan Document; or (c) the validity or enforceability of any Loan Document or the rights and remedies of the Term Agent, the Term Lenders and the other Secured Parties under any Loan Document.

“Material Contract” means (i) any contract or agreement of the Lead Borrower or its Subsidiaries set forth on Schedule 3.23 or any Material Indebtedness Agreement and (ii) any other contract, agreement, understanding, or arrangement with a third party that, as to this clause (ii), the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness Agreement” means any debt instrument (excluding the Loan Documents), lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing or entered into in connection with any Indebtedness of the Lead Borrower or any of its Subsidiaries equal to or in excess of the amount of $250,000.

“MNPI” has the meaning set forth in Section 8.10(a).

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on Real Estate or any interest in Real Estate in favor of the Term Agent, for the benefit of the Secured Parties.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a federal insurance program.

“Net Debt” means an amount equal to (a) Consolidated Senior Funded Debt minus (b) Liquidity.

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“Net Proceeds” means, with respect to any Prepayment Event, (a) the cash proceeds received in respect of such event or transaction, including (i) any cash received in respect of any non-cash proceeds (including, without limitation, the monetization of notes receivables), but only as and when received or (ii) in the case of an Event of Loss, insurance proceeds, proceeds of a condemnation award or other compensation payments, in each case net of (b) the sum of (x) all reasonable fees and out-of-pocket expenses (including appraisals, and brokerage, legal, advisory, banking, title and recording tax expenses and commissions) paid by any Credit Party or a Subsidiary to third parties (other than Affiliates) in connection with such event, (y) in the case of a sale or other Disposition of an asset described in Section 1.6(b)(i), income taxes paid or reasonably estimated by the Lead Borrower (determined in good faith by a Responsible Officer) to be actually payable within one years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (b)(y) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Proceeds and (z) in the case of a sale or other Disposition or Event of Loss described Sections 1.6(b)(i) or (ii), the amount of all payments required to be made by any Credit Party on any Indebtedness by the terms thereof (other than the Obligations) secured by such asset to the extent the Lien in favor of the holder of such Indebtedness is permitted by Section 5.1(d); provided that such payments made shall not exceed the lesser of the amount of cash proceed received by such Credit Party or the aggregate amount of such Indebtedness.

“Non-U.S. Lender Party” means each of the Term Agent, each Term Lender, each SPV and each participant, in each case that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Obligations” means the Term Loans and all other Indebtedness, advances (including, without limitation, any Protective Overadvances), debts, liabilities, obligations, fees, expenses, covenants and duties owing by any Credit Party to any Term Lender, the Term Agent or any other Person required to be indemnified, that arises under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired (including, without limitation, the interest, fees, expenses and other amounts which accrue after the commencement of any proceeding under the Bankruptcy Code (or other debtor relief law) whether or not such amounts are allowed or allowable in whole or in part in any such proceeding).

“OFAC” has the meaning set forth in Section 3.27.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Other Taxes” has the meaning set forth in Section 9.1(c).

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“Patents” means all present and future rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to patents, industrial design applications and registered industrial designs, letters patent and all applications of the foregoing.

“Patent Security Agreement” means the Patent Security Agreement, dated as of even date herewith made in favor of the Term Agent, for the benefit of the Secured Parties, by each applicable Credit Party, as amended, restated, supplemented and otherwise modified from time to time.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56.

“PBGC” means the United States Pension Benefit Guaranty Corporation any successor thereto.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Dispositions” has the meaning set forth in Section 5.2.

“Permitted Liens” has the meaning set forth in Section 5.1.

“Permitted Refinancing” means Indebtedness constituting a refinancing, renewal or extension of Indebtedness permitted under Sections 5.5(c) or 5.5(d) that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced, renewed or extended, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced, renewed or extended, (f) is otherwise on terms not less favorable (taken as a whole) to the Credit Parties and their Subsidiaries than those of the Indebtedness being refinanced, renewed or extended, and (g) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment or liens to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Term Agent and the Term Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness; provided, however, that such Indebtedness shall not constitute a “Permitted Refinancing” if, at the time such Indebtedness is incurred, created or assumed, a Default or Event of Default has occurred and is continuing or would result therefrom.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Prepayment Event” shall have the meaning specified in Section 1.6(b).

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“Prepayment Premium” shall have the meaning specified in the Fee Letter.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Pro Rata Percentage” means, as to any Term Lender, (a) with respect to the Term Loan A, the percentage equivalent of the principal amount of the Term Loan A held by such Term Lender, divided by the aggregate principal amount of the Term Loan A held by all Term Lenders, (b) with respect to the Term Loan B, the percentage equivalent of the principal amount of the Term Loan B held by such Term Lender, divided by the aggregate principal amount of the Term Loan B held by all Term Lenders, or (c) with respect to the aggregate of the Term Loan A and the Term Loan B, the percentage equivalent of the principal amount of the Term Loans held by such Term Lender, divided by the aggregate principal amount of the Term Loans held by all Term Lenders.

“Protective Overadvance” has the meaning set forth in Section 1.1(c).

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates, including, without limitation, any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by any Credit Party or any Subsidiary of any Credit Party.

“Register” has the meaning set forth in Section 1.4(b).

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions under Environmental Laws required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

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“Replacement Lender” has the meaning set forth in Section 8.22.

“Required Lenders” means, as of any date of determination, Term Lenders then holding more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of the Term Loans then outstanding.

“Requirement of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer” means the chief executive officer, chief financial officer, the president or the senior vice president-finance of a Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer, senior vice president-finance or the treasurer of a Borrower, or any other officer having substantially the same authority and responsibility.

“Restricted License” is any license or other agreement with respect to which any Borrower is the licensee and which is material to the Credit Parties’ business (a) that prohibits or otherwise restricts such Borrower from granting a security interest in such Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Term Agent’s right to sell any Collateral. The term, “Restricted License” shall not include any over-the-counter software and other non-customized mass market licenses that are commercially available to the public.

“Restricted Payments” has the meaning set forth in Section 5.11.

“Sale” has the meaning set forth in Section 8.9(b).

“SDN List” has the meaning set forth in Section 3.27.

“Secured Party” means the Term Agent, each Term Lender, each other Indemnitee and each other holder of any Obligation.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

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“S&P” means Standard & Poor’s Ratings Services LLC and any successor thereto.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Term Lender to the Term Agent.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Creditor” means any Person that shall have entered into a Subordination Agreement with Term Agent, on behalf of the Secured Parties.

“Subordinated Indebtedness” means Indebtedness of any Credit Party or any Subsidiary of any Credit Party which is subordinated to the Obligations as to right and time of payment and as to other rights and remedies thereunder in accordance with a Subordination Agreement, and having such other terms as are, in each case, satisfactory to the Term Agent.

“Subordinated Indebtedness Documents” means all documents evidencing Subordinated Indebtedness, including, without limitation, each subordinated promissory note or agreement issued by a Credit Party to a Subordinated Creditor, and each other promissory note, instrument and agreement executed in connection therewith, all on terms and conditions acceptable to the Term Agent.

“Subordination Agreement” means, collectively, each subordination agreement by and among the Term Agent, the applicable Credit Parties, the applicable Subsidiaries of the Credit Parties and the applicable Subordinated Creditor, each in form and substance satisfactory to the Term Agent and each evidencing and setting forth the senior priority of the Obligations over such Subordinated Indebtedness, as the same may be amended, restated and/or modified from time to time subject to the terms thereof.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than fifty percent (50%) of the voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.

“SVB Cash Collateral Accounts” means those certain money market accounts with Silicon Valley Bank with account numbers ending in, -8509 and -8513, in each case, solely to the extent such accounts are subject to a Permitted Lien in favor of Silicon Valley Bank, and, in all cases, so long as such accounts contain only the amounts required to be deposited into such accounts pursuant to the underlying security agreements and no other amounts are so deposited in such accounts.

“SunTrust Accounts” means those certain deposit accounts at SunTrust Bank used exclusively as an account to collect and hold amounts in connection with the Credit Parties’ customer, UTC Fire and Security Americas Corporation, Inc., in the Ordinary Course of Business, so long as no other amounts are so deposited in such accounts.

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“Tax Affiliate” means, (a) each Borrower and its Subsidiaries and (b) any Affiliate of a Borrower with which such Borrower files or is eligible to file consolidated, combined or unitary tax returns.

“Tax Returns” has the meaning set forth in Section 3.10.

“Taxes” has the meaning set forth in Section 9.1(a).

“Term Agent” means Crystal in its capacity as administrative agent and collateral agent for the Term Lenders hereunder, and any successor agent hereunder.

“Term Lender” has the meaning set forth in the preamble to this Agreement.

“Term A Lender” means a Term Lender who has a Term Loan A Commitment or, after the Closing Date, a Term Lender who holds all or a portion of the Term Loan A.

“Term B Lender” means, after such Term Loan is made, a Term Lender who holds all or a portion of the Term Loan B.

“Term Loan A” has the meaning set forth in Section 1.1(a).

“Term Loan B” has the meaning set forth in Section 1.1(b).

“Term Loans” means, collectively, the Term Loan A and Term Loan B.

“Term Loan A Commitment” has the meaning set forth in Section 1.1(a). As of the Closing Date, the aggregate Term Loan A Commitments are $17,000,000.

“Term Note” means a promissory note of the Borrowers payable to a Term Lender in substantially the form of Exhibit 10.1(c) hereto, evidencing Indebtedness of the Borrowers under the portion of the Term Loan A or Term Loan B, as the case may be, owing to such Term Lender.

“Termination Date” means the earlier of (a) March 9, 2020, and (b) the date on which the Term Loans are accelerated or deemed accelerated.

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Trade Secrets” means all present and future right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademark” means all present and future rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, designs, service marks, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

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“Trademark Security Agreement” means the Trademark Security Agreement, dated as of even date herewith, made in favor of the Term Agent, for the benefit of the Secured Parties, by each applicable Credit Party, as amended, restated, supplemented and otherwise modified from time to time.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” each means the United States of America.

“U.S. Lender Party” means each of the Term Agent, each Term Lender, each SPV and each participant, in each case that is a United States person as defined in Section 7701(a)(30) of the Code.

10.2          Other Interpretive Provisions.

(a)          Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b)          The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c)          Certain Common Terms. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “include”, “includes” and “including” are not limiting and shall be deemed to be following by the phrase “without limitation.” The term “Person” shall be construed to include such Person’s successors and assigns.

(d)          Performance; Time. Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. For the avoidance of doubt, the initial payments of interest and fees relating to the Obligations (other than amounts due on the Closing Date) shall be due and paid on the first day of the first month or quarter, as applicable, following the entry of the Obligations onto the operations systems of the Term Agent, but in no event later than the first day of the second month or quarter, as applicable, following the Closing Date. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

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(e)          Contracts. Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f)          Laws. References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(g)          Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

(h)          Time of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

10.3          Accounting Terms and Principles.

All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Borrowers shall be given effect for purposes of measuring compliance with any provision of Article V unless the Borrowers and the Term Agent agree to modify such provisions to reflect such changes in GAAP (and the Borrowers and the Term Agent agree to negotiate in good faith with respect thereto) and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.”

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10.4          Payments.

The Term Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party. Any such determination or redetermination by the Term Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or any Credit Party and no other currency conversion shall change or release any obligation of any Credit Party or of any Secured Party (other than the Term Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. The Term Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

NUMEREX CORP., as the Lead Borrower and a Borrower

By:	/s/ Kenneth Gayron
	Name:	Kenneth Gayron
	Title:	Chief Financial Officer

Address for Notices to Borrower and all other Credit Parties:

NUMEREX CORP.
3330 Cumberland Blvd. Ste 700
Atlanta, GA 30339
Attention: Chief Financial Officer
Facsimile No.: 770-693-5951

[Numerex – Signature Page to Term Loan Agreement]

OTHER CREDIT BORROWERS:

CELLEMETRY LLC, as a Borrower

By:	/s/ Richard Flynt
	Name:	Richard Flynt
	Title:	Treasurer

CELLEMETRY SERVICES, LLC, as a Borrower

By:	/s/ Richard Flynt
Name: Richard Flynt
Title: Treasurer

NextAlarm, LLC, as a Borrower

By:	/s/ Richard Flynt
Name: Richard Flynt
Title: Treasurer

Numerex Government Services, LLC, as a Borrower

By:	/s/ Richard Flynt
Name: Richard Flynt
Title: Treasurer

Numerex Solutions, LLC, as a Borrower

By:	/s/ Richard Flynt
Name: Richard Flynt
Title: Treasurer

[Numerex – Signature Page to Term Loan Agreement]

Omnilink Systems, Inc., as a Borrower

By:	/s/ Richard Flynt
Name: Richard Flynt
Title: Chief Financial Officer

Orbit One Communications, LLC, as a Borrower

By:	/s/ Richard Flynt
Name: Richard Flynt
Title: Treasurer

TELEMETRY SERVICES CORPORATION, as a Borrower

By:	/s/ Richard A. Flynt
Name: Richard A. Flynt
Title: Treasurer

UBLIP, INC., as a Borrower

By:	/s/ Richard Flynt
Name: Richard Flynt
Title: Chief Financial Officer

Uplink Security, LLC, as a Borrower

By:	/s/ Richard Flynt
Name: Richard Flynt
Title:	Treasurer

Address for Notices:
NUMEREX CORP.
3330 Cumberland Blvd. Ste 700
Atlanta, GA 30339
Attention:
Facsimile No.:

[Numerex – Signature Page to Term Loan Agreement]

CRYSTAL FINANCIAL LLC, as Term Agent

By:	/s/ Christopher Arnold
	Name:	Christopher Arnold
	Title:	Senior Managing Director

Address for Notices:
Crystal Financial LLC
Two International Place, 17th Floor
Boston, MA 02110
Attention: Christopher Arnold
Facsimile No.: (617) 428-8701

CRYSTAL FINANCIAL SPV LLC, as a Term Lender

By:	/s/ Christopher Arnold
	Name:	Christopher Arnold
	Title:	Senior Managing Director

Address for Notices:
Crystal Financial SPV LLC
Two International Place, 17th Floor
Boston, MA 02110
Attention: Christopher Arnold
Facsimile No.: (617) 428-8701

[Numerex – Signature Page to Term Loan Agreement]

Exhibit 2.1

Closing Checklist

See attached.

CLOSING CHECKLIST

TERM LOAN AGREEMENT

by and among

NUMEREX CORP.

as the Lead Borrower

The Other Borrowers and Credit Parties Party Thereto

CRYSTAL FINANCIAL LLC,

as Term Agent

and

The Other Term Lenders Party Thereto

Closing Date: March 9, 2016

Key:

Crystal Financial LLC	“Agent”

Choate, Hall & Stewart LLP (Agent’s counsel)	“Choate”

Numerex Corp.	“Lead Borrower”

All Domestic Subsidiaries of Numerex Corp.	“Other Credit Parties”

Arnold & Porter LLP (Borrower’s counsel)	“A&P”

Document	Doc ID#	Resp. Party	Signatories	Status
PART ONE: OPERATIVE DOCUMENTS
1. Term Loan Agreement		Choate	☒ Lead Borrower ☒ Agent ☒ Lender ☒ Other Credit Parties	Final
2. Exhibits to Term Loan Agreement
a) Exhibit 2.1 – Closing Checklist		Choate	N/A
b) Exhibit 4.2(b) – Compliance Certificate		Choate	N/A	Final Form
c) Exhibit 10.1(a) – Form of Assignment		Choate	N/A	Final Form
d) Exhibit 10.1(b) – Form of Term Note		Choate	N/A	Final Form
3. Schedules to Term Loan Agreement
a) Schedule 1.1 – Term Loan Commitments		Agent/ Choate	N/A	Final Form
b) Schedule 3.5 – Litigation		Borrower	N/A	Final Form
c) Schedule 3.9 – Ownership of Property; Liens		Borrower	N/A	Final Form
d) Schedule 3.10 – Taxes		Borrower	N/A	Final Form
e) Schedule 3.15 – Labor Relations		Borrower	N/A	Final Form
f) Schedule 3.16 – Intellectual Property		Borrower	N/A	Final Form
g) Schedule 3.18 – Insurance		Borrower	N/A	Final Form
h) Schedule 3.19 – Ventures, Subsidiaries and Affiliates; Outstanding Stock		Borrower	N/A	Final Form
i) Schedule 3.20 – Jurisdiction of Organization; Chief Executive Office		Borrower	N/A	Final Form
j) Schedule 3.21 – Locations of Inventory, Equipment and Books and Records		Borrower	N/A	Final Form
k) Schedule 3.22 – Deposit Accounts and Other Accounts		Borrower	N/A	Final Form

2

Document	Doc ID#	Resp. Party	Signatories	Status
l) Schedule 3.23 – Government Contracts and Material Contracts		Borrower	N/A	Final Form
m) Schedule 3.24 – Customer and Trade Relations		Borrower	N/A	Final Form
n) Schedule 3.25 – Bonding		Borrower	N/A	Final Form
o) Schedule 3.31 – Subordinated Indebtedness and Subordinated Indebtedness Documents		Borrower	N/A	Final Form
p) Schedule 4.2 – Financial and Collateral Reporting		Choate / Crystal	N/A	Final Form
q) Schedule 4.19 – Post-Closing		Choate	N/A	Final Form
r) Schedule 5.1 – Liens		Borrower	N/A	Final Form
s) Schedule 5.4 – Investments		Borrower	N/A	Final Form
t) Schedule 5.5 – Indebtedness		Borrower	N/A	Final Form
u) Schedule 5.9 – Contingent Obligations		Borrower	N/A	Final Form
v) Schedule 5.16 – Negative Pledges		Borrower	N/A	Final Form
4. Guaranty and Security Agreement		Choate	☒ Lead Borrower ☒ Other Credit Parties ☒ Agent	Final
a) Schedules		Borrower	N/A	Final Form
5. Delivery of possessory collateral
a) Stock certificate - Omnilink Systems Inc.		Borrower	N/A	Rec’d original
b) Stock certificate - uBlip, Inc.		Borrower	N/A	Rec’d original
c) Stock certificate - Telemetry Services Corporation		Borrower	N/A	Rec’d original
d) Lost Stock Affidavit (Telemetry)		Borrower	☒ Lead Borrower	Final
e) Stock power - Omnilink Systems Inc.		Borrower	☒ Lead Borrower	Final
f) Stock power - uBlip, Inc.		Borrower	☒ Lead Borrower	Final
g) Stock power - Telemetry Services Corporation		Borrower	☒ Omnilink	Final

3

Document	Doc ID#	Resp. Party	Signatories	Status
6. Grant of Security Interest in United States Patents		Choate	☒ Lead Borrower ☒ Omnilink ☒ Agent	Final
a) Schedule		Borrower	N/A	Final Form
7. Grant of Security Interest in United States Trademarks		Choate	☒ Lead Borrower and certain other Credit Parties ☒ Agent	Final
a) Schedule		Borrower	N/A	Final Form
8. Evidence of chain of Title Documents to be delivered, as reflected in comments to IP schedules
a) (Patents) assignment from Cellemetry LLC to Numerex Corp, and a USPTO notice of recordation regarding the same		Borrower	TBD	Complete
b) (Patents) assignment from Watts to Numerex Corp, and a USPTO notice of recordation regarding the same		Borrower	TBD	Assignment rec’d (to be filed with PTO post-closing)
c) (Patents) CON/DIV: assignment to Numerex Corp, and a USPTO notice of recordation regarding the same		Borrower	TBD	(i) Assignment rec’d (to be filed with PTO post-closing) (ii) Open with respect to: 13/939,460, 14/050,655, and 14/298,425 (to be filed with PTO post-closing)
d) (Patents) USPTO notice of recordation regarding the executed assignment previously provided for our review		Borrower	TBD	Assignments rec’d (to be filed with PTO post-closing)
e) (Patents) executed release of security interest (Re NextAlarm), and a USPTO notice of recordation regarding the same		Borrower	TBD	Post-closing

4

Document	Doc ID#	Resp. Party	Signatories	Status
f) (Trademarks) Assignment from Elliots to NextAlarm prior to NextAlarm’s assignment of same to Numerex, and a USPTO notice of recordation regarding the same		Borrower	TBD	Post-closing
g) (Trademarks) Assignment from NextAlarm Int’l to NextAlarm Monitoring prior to NextAlarm’s assignment of same to Numerex, and a USPTO notice of recordation regarding the same		Borrower	TBD	Post-closing
PART TWO: ORGANIZATIONAL AND AUTHORITY DOCUMENTS
9. Officer’s Certificate for each Credit Party certifying as to:		Borrowers	See Exhibit A	Completed
a) Articles/Certificate of Formation		Borrower	N/A	Completed
b) Bylaws/Operating Agreement		Borrower	N/A	Completed
c) Resolutions		Borrower	See Exhibit A	Completed
d) Incumbency		Borrower	See Exhibit A	Completed
e) Certificate of Good Standing		Borrower	N/A	Completed
PART THREE: ADDITIONAL SECURITY DOCUMENTS
10. Pre-Filing Authorization Letter		Choate	☒ Borrower ☒ Other Credit Parties	Final
11. UCC-1 Financing Statements
a) Numerex Corp. (PA)	N/A	Choate	N/A	Filed (2/26)
b) Cellemetry LLC (DE)	N/A	Choate	N/A	Filed (2/25)
c) CELLEMETRY SERVICES, LLC (GA)	N/A	Choate	N/A	Sent for filing (2/25)
e) NextAlarm, LLC (GA)	N/A	Choate	N/A	Sent for filing (2/25)
f) Numerex Government Services LLC (GA)	N/A	Choate	N/A	Sent for filing (2/25)
g) NUMEREX SOLUTIONS, LLC (DE)	N/A	Choate	N/A	Filed (2/25)
h) Omnilink Systems Inc. (DE)	N/A	Choate	N/A	Filed (2/25)
i) Orbit One Communications, LLC (GA)	N/A	Choate	N/A	Sent for filing (2/25)
j) uBlip, Inc. (GA)	N/A	Choate	N/A	Sent for filing (2/25)

5

Document	Doc ID#	Resp. Party	Signatories	Status
k) Uplink Security, LLC (GA)	N/A	Choate	N/A	Sent for filing (2/25)
l) Telemetry Services Corporation (DE)	N/A	Choate	N/A	Filed (2/25)
m) Commercial Tort Claim UCC-1	N/A	Choate (A&P to provide info)	N/A	Final Form; to be filed at closing
12. Perfection Certificate	N/A	Borrower	☒ Lead Borrower ☒ Other Credit Parties	Final
13. Blocked Account/Control Agreements:
a) Silicon Valley Bank			☐ Borrowers ☐ Agent ☐ SVB	Final
i. Amendment to DACA		SVB	☐ [Borrowers] ☐ Agent ☐ SVB	Post-Closing
b) SunTrust			☐ [Borrower] ☐ Agent ☐ SunTrust	No DACA to be obtained
c) Bank of Montreal			☐ [Borrower] ☐ Agent ☐ BMO	Company to convert account and obtain DACA post-closing
14. Insurance Deliverables
a) (Liability) ACORD 25 – General Liability Insurance Certificate	N/A	Borrower	N/A	Final Form
b) (Liability) Additional Insured Endorsement	N/A	Borrower	N/A	A&P to provide post-closing
c) (Liability) Notice of Cancellation Endorsement	N/A	Borrower	N/A	A&P draft (3/8); to be finalized post-closing
d) (Property) ACORD 28 – Property Insurance Certificate	N/A	Borrower	N/A	Final Form
e) (Property) Lender’s Loss Payable Endorsement (includes Notice of Cancellation endorsement)	N/A	Borrower	N/A	A&P draft (3/8); to be finalized post-closing

6

Document	Doc ID#	Resp. Party	Signatories	Status
f) Certificates/Endorsements for remaining policies – post-closing	N/A	Borrower	N/A	Post-closing
15. Collateral Access Agreements
a) 3330 Cumberland Boulevard SE, Suite 700, Atlanta, GA 30339		Borrower (Choate form)	☒ Borrower ☒ Agent ☒ Landlord	Final
b) 1095 Windward Ridge, Building 300, Suite 160, Alpharetta, GA 30005		Borrower (Choate form)	☐ [Borrower] ☐ Agent ☐ Landlord	Post-closing; Choate comments on LL form to A&P (3/3)
16. Bailee Notices
a) Encompass Supply Chain Solutions, Inc.		Borrower (Choate form)	☐ [Borrower] ☐ Bailee ☐ Agent	Post-closing; Choate form to A&P (2/25)
b) Integracore, LLC		Borrower (Choate form)	☐ [Borrower] ☐ Bailee ☐ Agent	Post-closing; Choate revised draft to A&P (3/4)
c) Teligent EMS		Borrower (Choate form)	☐ [Borrower] ☐ Bailee ☐ Agent	Post-closing; Final Form
d) Morey Corp		Borrower (Choate form)	☒ Numerex Corp. ☒ Bailee ☒ Agent	Final
e) Catcon Products		Borrower (Choate form)	☐ [Borrower] ☐ Bailee ☐ Agent	Post-closing; Choate form to A&P (2/25)
PART FOUR: PAYOFF DOCUMENTS
17. Payoff Letter w/Silicon Valley Bank	N/A	Borrower	☒ SVB ☒ Lead Borrower ☒ Other Credit Parties and other person party to SVB agreement	Final

7

Document	Doc ID#	Resp. Party	Signatories	Status
18. SVB UCC-3 Terminations (Credit Parties, as well as two PA non-Credit Parties)	N/A	Borrower	N/A	Final Form
19. IP Terminations – Omnilink SVB Facility (unrelated to Existing Credit Agreement)
a) Trademark Release	N/A	Borrower	☒ SVB	Final (to be filed)
b) Patent Release	N/A	Borrower	☒ SVB	Final (to be filed)
20. Landlord Waiver Termination: 3330 Cumberland Boulevard SE, Atlanta, GA 30339	N/A	Borrower	☒ SVB	Final
21. Bailee Notice Termination: IntegraCove, LLC	N/A	Borrower	☒ SVB	Final
22. UCC-3 Termination – Telemetry Services Corporation (Secured Party, Partners for Growth III, L.P.)	N/A	Borrowers	N/A	Completed
23. Evidence that liens on Next Alarm Monitoring, Inc. were released at time of purchase by Credit Parties	N/A	Borrowers	N/A	Completed
24. Evidence that liens Airadigm Communications, Inc. were released at time of purchase by Credit Parties	N/A	Borrowers	N/A	Confirmed per A&P, clean-up terminations to be provided post-closing
PART FIVE: MISCELLANEOUS
25. Lien Searches	N/A	Borrower/Choate	N/A	Complete
26. Intellectual Property Searches	N/A	Choate	N/A	Complete
27. Business Due Diligence	N/A	Agent	N/A	Complete
28. Legal Due Diligence	N/A	Choate	N/A	Complete
29. Commercial Finance Examination, Appraisals, Etc.	N/A	Borrower	N/A	Complete
30. Financial Statements	N/A	Borrower	N/A	Complete
31. Projections and Business Plan	N/A	Borrower	N/A	Complete
32. Know Your Customer Diligence and Background Checks	N/A	Agent	N/A	Complete
33. Officer’s Closing and Solvency Certificate		Choate	☒ Lead Borrower	Final

8

Document	Doc ID#	Resp. Party	Signatories	Status
a) Exhibits to Officer’s Closing and Solvency Certificate	N/A	Borrower	N/A	Final Form
34. Fee Letter		Choate	☒ Lead Borrower ☒ Other Credit Parties ☒ Agent	Final
35. Disbursement Letter		Choate	☒ Borrowers	Final
a) Funds Flow Memorandum		Borrower	N/A	Final Form
36. Payment of all Fees and Expenses	N/A	Borrower	N/A	At closing
PART FIVE: LEGAL OPINIONS
37. Legal Opinion of Arnold & Porter LLP (NY and DE)		A&P	☒ A&P	Final
38. Legal Opinion of Stevens & Lee LLP (PA)		S&L	☒ S&L	Final
39. Legal Opinion of Taylor English LLP (GA)		TE	☒ TE	Final

9

Exhibit A

Company	Officer’s Certificate	Formation Document	Governing Agreement	Resolutions	Good Standing Certificate	Foreign Qualifications
Numerex Corp. (PA)	☒ Certificate ☒ Incumbency	(2/23)	Rec’d	☒ Final	(2/23)	☒ GA (2/9) ☒ UT (2/9)
Cellemetry LLC (DE)	☒ Certificate ☒ Incumbency	(2/9)	Rec’d	☒ Final	(2/8)	☒ GA (2/9)
CELLEMETRY SERVICES, LLC (GA)	☒ Certificate ☒ Incumbency	(2/9)	Rec’d	☒ Final	(2/9)	N/A
NextAlarm, LLC (GA)	☒ Certificate ☒ Incumbency	(2/9)	Rec’d	☒ Final	(2/9)	N/A
Numerex Government Services LLC (GA)	☒ Certificate ☒ Incumbency	(2/9)	Rec’d	☒ Final	(2/9)	N/A
NUMEREX SOLUTIONS, LLC (DE)	☒ Certificate ☒ Incumbency	(2/9)	Rec’d	☒ Final	(2/8)	☒ GA (2/9) ☒ TX (2/9)
Omnilink Systems Inc. (DE)	☒ Certificate ☒ Incumbency	(2/23)	Rec’d	☒ Final	(2/23)	☒ GA (2/12) ☒ CA (2/23)
Orbit One Communications, LLC (GA)	☒ Certificate ☒ Incumbency	(2/9)	Rec’d	☒ Final	(2/9)	N/A
uBlip, Inc. (GA)	☒ Certificate ☒ Incumbency	(2/9)	Rec’d	☒ Final	(2/9)	N/A
Uplink Security, LLC (GA)	☒ Certificate ☒ Incumbency	(2/9)	Rec’d	☒ Final (Member) ☒ Final (Board)	(2/9)	N/A
Telemetry Services Corporation (DE)	☒ Certificate ☒ Incumbency	(2/23)	Rec’d	☒ Final	(2/23)	☒ GA (2/29)

10

EXHIBIT 4.2(b)

FORM OF COMPLIANCE CERTIFICATE

To:	Crystal Financial LLC	Date: _____________________
Two International Place, 17th Floor
Boston, MA 02110

Re:          Term Loan Agreement dated as of March 9, 2016 (as amended, modified, supplemented or restated hereafter, the “Term Loan Agreement”) by and among (i) Numerex Corp., a Pennsylvania corporation (the “Lead Borrower”), (ii) the other Borrowers party thereto from time to time (together with the Lead Borrower, the “Borrowers”), (iii) the Guarantors party thereto from time to time, (iv) the Term Lenders party thereto from time to time party, and (v) Crystal Financial LLC, as term agent (the “Term Agent”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Term Loan Agreement.

The undersigned, a duly authorized and acting Responsible Officer of the Lead Borrower, hereby certifies to you as follows:

1.	No Default; Representations and Warranties.

a.	To the knowledge of the undersigned Responsible Officer, except as set forth in Appendix I, no Default or Event of Default has occurred and is continuing.

b.	If a Default or Event of Default has occurred and is continuing, the Lead Borrower and its Subsidiaries propose to take action as set forth in Appendix I with respect to such Default or Event of Default.

c.	Each of the representations and warranties set forth in the Term Loan Agreement is true and correct in all material respects as of the date hereof (without duplication of any materiality qualifier contained therein).

2.	Financial Calculations. Attached hereto as Appendix II are reasonably detailed calculations necessary to determine the following:

a.	The Borrowers [are][are not] in compliance with the minimum Adjusted EBITDA covenant set forth in Section 5.23 of the Term Loan Agreement.

b.	The Borrowers [are][are not] in compliance with the minimum Consolidated Fixed Charge Coverage Ratio covenant set forth in Section 5.23 of the Term Loan Agreement.

c.	The Borrowers [are][are not] in compliance with the maximum Consolidated Total Net Leverage covenant set forth in Section 5.23 of the Term Loan Agreement.

d.	The Borrowers [are][are not] in compliance with the subscriber Churn covenant set forth in Section 5.23 of the Term Loan Agreement.

e.	The Borrowers [are][are not] in compliance with the minimum Liquidity covenant set forth in Section 5.23 of the Term Loan Agreement.

3.	No Material Accounting Changes, Etc. The financial statements furnished to the Term Agent for the Fiscal [Month/Year] ending [_____] are complete, correct, and fairly present, in all material respects, in accordance with GAAP, the consolidated financial position and the results of operations of the Lead Borrower and its Subsidiaries on a consolidated basis at the close of, and the results of the Lead Borrower and its Subsidiaries’ operations and cash flows for, the period(s) covered, subject to, with respect to the monthly financial statements, normal year-end adjustments and the absence of footnotes. There has been no change in GAAP or the application thereof since the date of the audited financial statements furnished to the Term Agent for the year ending [_____], other than the material accounting changes as disclosed on Appendix III hereto.

4.	Intellectual Property. Except as set forth on Appendix IV hereto, there has been no change to the information provided in Schedule 3.16 to the Term Loan Agreement since the date of the most recently delivered compliance certificate.

5.	Commercial Tort Claims. Except as set forth on Appendix V hereto, there has been no change to the information provided in Schedule 1 to the Guaranty and Security Agreement since the date of the most recently delivered compliance certificate.

[Signature Page Follows]

IN WITNESS WHEREOF, I have executed this certificate as of the date first written above.

By:
Responsible Officer of Lead Borrower

Name:
Title:

Appendix I

Except as set forth below, no Default or Event of Default presently exists. [If a Default or Event of Default exists, the following describes the nature of the Default or Event of Default in reasonable detail and the steps being taken or contemplated by the Lead Borrower and its Subsidiaries to be taken on account thereof.]

Appendix II

A. Calculation of Adjusted EBITDA[1]

1.	Consolidated Net Income:	$
plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

2.	Consolidated Interest Expense:	$

3.	the provision for federal, state, local and foreign income taxes payable by the Lead Borrower and its Subsidiaries:	$

4.	depreciation and amortization expense:	$

5.	non-cash equity-based compensation:	$

6.	non-recurring, non-cash expenses which are deemed acceptable to the Term Agent:	$

7.	the fees, costs and expenses payable by the Borrowers in connection with the closing of the transactions contemplated by the Loan Documents:	$

8.	fees and expenses paid in connection with field examinations and wind-down analyses in accordance with Section 4.9(c) of the Term Loan Agreement:	$
minus the following to the extent included in calculating such Consolidated Net Income:

9.	federal, state, local and foreign income tax credits of the Lead Borrower and its Subsidiaries:	$

10.	extraordinary gains for such period:	$

11.	all non-cash, non-recurring items increasing Consolidated Net Income:	$

12.	the sum of lines A-2 through A-8:	$

13.	the sum of lines A-9 through A-11:	$

14.	Adjusted EBITDA (line A-1 plus line A-12 minus line A-13):	$

	In compliance with minimum Adjusted EBITDA covenant, pursuant to Section 5.23 of the Term Loan Agreement:	[Yes/No]

1 For quarterly periods prior to the Closing Date, “Adjusted EBITDA” shall be as follows: quarter ended December 31, 2015 - $1,963,000, quarter ended September 30, 2015 - $1,664,000 and quarter ended June 30, 2015 - $3,410,000.

B. Calculation of Consolidated Fixed Charge Coverage Ratio

1.	Adjusted EBITDA (line A-14):		$

2.	Capital Expenditures paid in cash:		$
plus:

3.	the aggregate amount (but not less than $0) of federal, state, local and foreign income taxes paid in cash:		$

4.	Debt Service Charges paid in cash:

	a.	Consolidated Interest Expense[2]:	$

	b.	All scheduled principal payments made or required to be made on account of Indebtedness for borrowed money (including, without limitation, principal payments in accordance with Section 1.6(a)(i) of the Term Loan Agreement and obligations with respect to Capital Leases for such period (excluding, for the avoidance of doubt, all voluntary and mandatory prepayments):	$

	c.	the sum of lines B-4-a and B-4-b:	$

5.	Restricted Payments paid in cash:		$

6.	the sum of lines B-2, B-3, B-4-c and B-5:		$

7.	Consolidated Fixed Charge Coverage Ratio (the ratio of line B-1 to line B-6):		[__] : [__]

In compliance with minimum Consolidated Fixed Charge Coverage Ratio covenant, pursuant to Section 5.23 of the Term Loan Agreement:			[Yes/No]

2 With respect to the calculation of the amounts set forth in line B-4-a above, for each of the quarters ending on March 31, 2016, June 30, 2016, September 30, 2016 and December 30, 2016, such amounts shall be calculated by: (i) determining the actual amount thereof from the Closing Date through such date of determination, (ii) dividing such amount by the number of days that have elapsed from the Closing Date through such date of determination, and (iii) multiplying the result by 365.

C. Calculation of Consolidated Total Net Leverage

1.	Net Debt:	$

2.	Consolidated Total Net Leverage (the ratio of line C-1 to Adjusted EBITDA (line A-14)):	[__] : [__]

In compliance with maximum Consolidated Total Net Leverage covenant, pursuant to Section 5.23 of the Term Loan Agreement:		[Yes/No]

D. Calculation of Churn

1.	Aggregate number of subscribers at the end of the period:	[__]
minus

2.	Aggregate number of subscribers at the end of the prior period:	[__]

3.	Subscriber disconnect (line D-1 minus line D-2):	[__]

4.	Churn (line D-3 divided by line D-2):	[__]

In compliance with subscriber Churn covenant, pursuant to Section 5.23 of the Term Loan Agreement:		[Yes/No]

E. Minimum Liquidity

Liquidity:	$

Minimum Liquidity:	$5,000,000

In compliance with minimum Liquidity covenant, pursuant to Section 5.23 of the Term Loan Agreement:		[Yes/No]

Appendix III

Except as set forth below, no material changes in GAAP or the application thereof have occurred since [the date of the most recently delivered financial statements to the Term Agent prior to the date of this certificate]. [If material changes in GAAP or in application thereof have occurred, the following describes the nature of the changes in reasonable detail and the effect, if any, of each such material change in GAAP or in application thereof in the calculation of the financial covenants described in the Term Loan Agreement].

Appendix IV

Except as set forth below, there has been no change to the information provided in Schedule 3.16 (Intellectual Property)_to the Term Loan Agreement since the date of the most recently delivered compliance certificate.

Appendix V

Except as set forth below, there has been no change to the information provided in Schedule 1 (Commercial Tort Claims) to the Guaranty and Security Agreement since the date of the most recently delivered compliance certificate.

EXHIBIT 10.1(a)

TO
TERM LOAN AGREEMENT

[FORM OF] ASSIGNMENT

This ASSIGNMENT, dated as of the Effective Date, is entered into between ___________ (the “Assignor”) and ___________ (the “Assignee”).

The parties hereto hereby agree as follows:

Borrowers:	Numerex Corp. (the “Lead Borrower”, and together with the other Persons party to the Term Loan Agreement from time to time that are designated as a “Borrower”, the “Borrowers”)

Agent:	Crystal Financial LLC, as administrative agent for the Term Lenders (in such capacity and together with its successors and permitted assigns, the “Term Agent”)

Loan Agreement:	Term Loan Agreement, dated as of March 9, 2016, among the Borrowers, the other Credit Parties party thereto, the Term Lenders party thereto and the Term Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”; capitalized terms used herein without definition are used as defined in the Term Loan Agreement)

[Trade Date:	_________, ____][1]

Effective Date:	_________, ____[2]

[1]	Insert for informational purposes only if needed to determine other arrangements between the Assignor and the Assignee.

[2]	To be filled out by Term Agent upon entry in the Register.

Section 1.
	Term Loan A Commitment Percentage Assigned:[3]	%

Section 2.          After giving effect to this Assignment, the Assignor’s and the Assignee’s aggregate Term Loan A Commitments and the amount of the Term Loans owing to the Assignor and the Assignee will be as set forth below:

Assignor’s Term Loan A Commitment:	$

Assignee’s Term Loan A Commitment:	$

Aggregate Outstanding Principal Amount of Term Loan A Owing to Assignor:	$

Aggregate Outstanding Principal Amount of Term Loan B Owing to Assignor:	$

Aggregate Outstanding Principal Amount of Term Loan A Owing to Assignee:	$

Aggregate Outstanding Principal Amount of Term Loan B Owing to Assignee:	$

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

[3]	Set forth, to at least 9 decimals, the Assigned interest as a percentage of the aggregate Term Loan A Commitment or amount of the Term Loans in the facility. This percentage is set forth for informational purposes only and is not intended to be binding. The assignments are based on the amounts assigned, not on the percentage listed.

Section 1.          Assignment. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Term Lender under the Term Loan Agreement (including Liabilities owing to or by Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Section 2.          Representations, Warranties and Covenants of Assignors. Assignor (a) represents and warrants to Assignee and the Term Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims and (iii) by executing, signing and delivering this assignment via ClearPar® or any other electronic settlement system designated by the Term Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Agreement, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Term Loan and Term Loan A Commitments, the percentage of the Term Loan and Term Loan A Commitments represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Term Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Term Agent exchange such Term Notes for new Term Notes in accordance with Section 1.2 of the Term Loan Agreement.

Section 3.          Representations, Warranties and Covenants of Assignees. Assignee (a) represents and warrants to Assignor and the Term Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is [not] an Affiliate or an Approved Fund of [_______], a Term Lender, (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type and (iv) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by the Term Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignee is an authorized signatory for the Assignee and is authorized to execute, sign and deliver this Assignment, (b) appoints and authorizes the Term Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Term Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Term Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon Term Agent, any Term Lender or any other Indemnitee and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Term Lender, it may receive material non-public information and confidential information concerning the Credit Parties and their Affiliates and their Stock and agrees to use such information in accordance with Section 8.10 of the Term Loan Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Term Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 8.9 of the Term Loan Agreement and (h) to the extent required pursuant to Section 9.1(f) of the Term Loan Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN, W-8IMY or W-9 and, if applicable, a portfolio interest exemption certificate.

Section 4.          Determination of Effective Date; Register. Following the due execution and delivery of this Assignment by Assignor and Assignee, this Assignment (including its attachments) will be delivered to the Term Agent for its acceptance and recording in the Register. The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by the Term Agent and (ii) the recording of this Assignment in the Register. The Term Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 5.          Effect. As of the Effective Date, (a) Assignee shall be a party to the Term Loan Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Term Lender under the Term Loan Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Term Loan A Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 6.          Distribution of Payments. On and after the Effective Date, the Term Agent shall make all payments under the Loan Documents in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 7.          Miscellaneous. (a) The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby. This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b)          On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignor, Assignee, the Term Agent and their Related Persons and their successors and assigns.

(c)          This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York, but without giving effect to the conflicts of laws principles thereof, but including Section 5-1401 of the New York General Obligations Law..

(d)          This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)          Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

[signatures follow]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR]
as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE]
as Assignee

By:
Name:
Title:

Lending Office (and address for notices):

[Insert Address (including contact name, fax number and e-mail address)]

[SIGNATURE PAGE FOR ASSIGNMENT FOR TERM LOAN AGREEMENT]

ACCEPTED and AGREED
this ____ day of ______________ _____:

CRYSTAL FINANCIAL LLC
as Term Agent

By:
Name:
Title:

[SIGNATURE PAGE FOR ASSIGNMENT FOR TERM LOAN AGREEMENT]

EXHIBIT 10.1(b)

TO
TERM LOAN AGREEMENT

[FORM OF] [TERM LOAN A NOTE] [TERM LOAN B NOTE]

Lender: [NAME OF TERM LENDER] Principal Amount: $_______	___________, 20__

FOR VALUE RECEIVED, the undersigned, Numerex Corp., a Pennsylvania corporation (the “Lead Borrower”) and the other Persons party to the Term Loan Agreement from time to time that are designated as a “Borrower” (together with the Lead Borrower, the “Borrowers”), hereby promise to pay to the Term Lender set forth above (the “Term Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of Term Loan (as defined in the Term Loan Agreement referred to below) of the Term Lender to the Borrowers, payable at such times and in such amounts as are specified in the Term Loan Agreement.

Each Borrower promises to pay interest on the unpaid principal amount of [Term Loan A] [Term Loan B] from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Term Loan Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by each Borrower.

Both principal and interest are payable in Dollars to Crystal Financial LLC, as Term Agent, at the address set forth in the Term Loan Agreement, in immediately available funds.

This Term Note is one of the Term Notes referred to in, and is entitled to the benefits of, the Term Loan Agreement, dated as of March 9, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the Borrowers, the other Credit Parties party thereto, the Term Lenders party thereto, and Crystal Financial LLC, as administrative agent for the Term Lenders. Capitalized terms used herein without definition are used as defined in the Term Loan Agreement.

The Term Loan Agreement, among other things, (a) provides for the making of [Term Loan A] [Term Loan B] by the Term Lender to the Borrowers in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrowers resulting from such [Term Loan A] [Term Loan B] being evidenced by this Term Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Term Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Term Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Term Loan Agreement, including all of Sections 8.18 (Governing Law and Jurisdiction), 8.19 (Waiver of Jury Trial) and 10.2 (Other Interpretive Provisions) thereof.

This Term Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

The Term Lender’s books and records concerning the Term Loans, the accrual of interest thereon, and the repayment of such Term Loans, shall be prima facie evidence of the indebtedness to the Term Lender hereunder.

1

No delay or omission by the Term Lender in exercising or enforcing any of such Term Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.

Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Term Lender with respect to this Term Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of the Borrowers or any other Person obligated on account of this Term Note.

This Term Note shall be binding upon each of the Borrowers, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Term Lender and its successors, endorsees, and assigns.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Borrowers have caused this Term Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

Numerex Corp., a Pennsylvania corporation

By:
Name:
Title:

Cellemetry LLC, a Delaware limited liability company

By:
Name:
Title:

CELLEMETRY SERVICES, LLC, a Georgia limited liability company

By:
Name:
Title:

NextAlarm, LLC, a Georgia limited liability company

By:
Name:
Title:

Numerex Government Services LLC, a Georgia limited liability company

By:
Name:
Title:

[Signature Page to Term Note]

NUMEREX SOLUTIONS, LLC, a Delaware limited liability company

By:
Name:
Title:

Omnilink Systems Inc., a Delaware corporation

By:
Name:
Title:

Orbit One Communications, LLC, a Georgia limited liability company

By:
Name:
Title:

uBlip, Inc., a Georgia corporation

By:
Name:
Title:

Uplink Security, LLC, a Georgia limited liability company

By:
Name:
Title:

[Signature Page to Term Note]

Telemetry Services Corporation, a Delaware corporation

By:
Name:
Title:

[Signature Page to Term Note]

SCHEDULE 1.1

TERM LOAN A COMMITMENTS

Term Lender	Term Loan A Commitment
Crystal Financial LLC	$17,000,000
TOTAL	$17,000,000

SCHEDULE 3.5

LITIGATION

Actions, suits and proceedings:

Omnilink Systems Inc. v. Nexus Programs, et al.

On September 10, 2015, Omnilink Systems Inc. (“Omnilink”) brought an action against Nexus Programs Inc. (“Nexus”), a former customer, in the Northern District of Georgia for the payment of services provided by Omnilink. The complaint also includes claims against certain individuals of Nexus and related claims of fraud. Nexus has filed an answer denying Omnilink’s claims and alleging breach of contract and intentional misrepresentations regarding the performance of the Omnilink devices. Initial disclosures have been filed. Discovery has not yet commenced.

Amtraco, Ltd., Amcest Corp and Fred Rosenfeld v. NextAlarm International, Inc., NextAlarm Monitoring Company, Harvey Alexander Elliot, and Numerex Corp.
The plaintiffs have claimed that Numerex Corp. tortuously interfered with an exclusive marketing agreement between Amcest Corp and NextAlarm International, Inc. and a loan agreement between Amtraco, Ltd. and NextAlarm International, Inc., including a UCC claim. Discovery is closed, and summary judgment motions by plaintiffs and Numerex Corp. were filed in February 2016. These motions were denied on March 4, 2016 and the trial is expected to commence during the week of March 12, 2016.

Governmental audits, reviews and investigations:

The Office of Federal Contract Compliance Programs (“OFCCP”) is conducting a routine audit of Numerex Corp.’s affirmative action policies. Numerex Corp. has provided information requested by the OFCCP. As of the Closing Date, the OFCCP had not issued any citations or violations to Numerex Corp.

SCHEDULE 3.9

OWNERSHIP OF PROPERTY; LIENS

The following properties are leased by Borrowers

3330 Cumberland Boulevard SE Suite 700 Atlanta, GA 30339	2000 E. 15th Street, Bldg 150 Suite G Edmond, OK 73013
8144 Walnut Hill Lane Suite 310 Dallas, TX 75231	1095 Windward Ridge Building 300, Ste. 160 Alpharetta, GA 30005
5900 Windward Parkway #200 Alpharetta, GA 30005	275 S. Main Street, Suite 2CC Doylestown, PA 18902

Purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate:

None.

SCHEDULE 3.10

TAXES

1.	Numerex Corp. has discovered that, for the years 2011 through 2014, Canadian goods and services taxes (GST) of approximately CAD$573,000 have been collected from customers of Uplink Security, LLC and improperly remitted to the Canadian Revenue Authority (CRA) under the GST registration of NUMEREX SOLUTIONS, LLC instead of the GST registration for Uplink Security, LLC. We voluntarily disclosed the error to the CRA.

2.	At the same time as the voluntary disclosure described above, we identified customers for which GST was not properly collected or remitted to the CRA. The amount of GST owed for the years 2011 to 2014 for such identified customers is approximately CAD$465,000, all of which is billable to the applicable customers. None of this amount has yet been collected from customers or remitted to the CRA. We are in the process of preparing to voluntarily disclose this error to the CRA.

SCHEDULE 3.15

LABOR RELATIONS

None.

SCHEDULE 3.16

INTELLECTUAL PROPERTY

1.	Patents

Country	Application No.	Patent No	Filing Date	Issue Date	Title	Owner
US	09/666,042	6,718,177	9/20/2000	4/6/2004	System for Communicating Messages Via a Forward Overhead Control Channel for a Programmable Logic Control Device	Numerex Corp.
US	10/038,089	6,882,843	1/2/2002	4/19/2005	Multiple Wireless Data Transport Transceiver System	Numerex Corp.
US	09/083,079	6,311,060	5/21/1998	10/30/2001	Method and System for Registering the Location of a Mobile Cellular Communications Device	Numerex Corp.
US	10/008,100	7,225,459	11/13/2001	5/29/2007	Methods and Systems for Dynamically Adjusting Video Bit Rates	Numerex Corp.
US	08/769,142	5,873,043	12/18/1996	2/16/1999	System for Communicating Messages Via a Forward Overhead Control Channel	Numerex Corp.
US	09/699,312	6,856,808	10/27/2000	2/15/2005	Interconnect System and Method for Multiple Protocol Short Message Services	Numerex Corp.
US	10/262,372	6,718,237	9/30/2002	4/6/2004	Communications Device for Conveying Geographic Location Information Over Capacity Constrained Wireless Systems	Numerex Corp.
US	09/549,761	6,738,647	4/14/2000	5/18/2004	Method and System for Expanding the Data Payload of Data Messages Transported Via a Cellular Network Control Channel	Numerex Corp.
US	09/082,694	6,311,056	5/21/1998	10/30/2001	Method and System for Expanding the Data Capacity of a Cellular Network Control Channel	Numerex Corp.
US	10/773,692	7,272,494	2/6/2004	9/18/2007	Communication Device for Conveying Geographic Location Information Over Capacity Constrained Wireless Systems	Numerex Corp.
US	10/770,326	7,151,943	2/2/2004	12/19/2006	System for Communicating Messages Via a Forward Overhead Control Channel for a Programmable Logic Control Device	Numerex Corp.
US	10/885,445	7,245,928	7/6/2004	7/17/2007	Method and System for Improved Short Message Services	Numerex Corp.
US	10/952,710	7,233,802	9/29/2004	6/19/2007	Interconnect System and Method for Multiple Protocol Short Message Services	Numerex Corp.
US	11/811,855	7,680,505	6/12/2007	3/16/2010	Telemetry Gateway	Numerex Corp.
US	12/704,290	8,060,067	2/11/2010	11/15/2011	Method and System for Efficiently Routing Messages	Numerex Corp.
US	13/247,316	8,543,146	9/28/2011	9/24/2013	Method and System for Efficiently Routing Messages	Numerex Corp.
US	13/848,804	8,903,437	3/22/2013	12/2/2014	Method and System for Efficiently Routing Messages	Numerex Corp.
US	10/959,809	7,783,508	10/6/2004	8/24/2010	Method and System for Refining Vending Operations Based on Wireless Data	Numerex Corp
US	10/877,354	7,650,285	6/25/2004	1/19/2010	Method and System for Adjusting Digital Audio Playback Sampling Rate	Numerex Corp
US	12/012,848	8,265,605	2/6/2008	9/11/2012	Service escrowed transportable wireless event reporting system	Numerex Corp

US	13/568,559	8,543,097	8/7/2012	9/24/2013	Service escrowed transportable wireless event reporting system	Numerex Corp
US	13/971,935	8,855,716	8/21/2013	10/7/2014	Service escrowed transportable wireless event reporting system	Numerex Corp
US	12/002,215	7,880,599	12/14/2007	2/1/2011	Method and System for Remotely Monitoring the Operations of a Vehicle	Numerex Corp
US	12/002,091	7,936,256	12/14/2007	5/3/2011	Method and System for Interacting with a Vehicle over a Mobile Radiotelephone Network	Numerex Corp
US	12/290,048	8,738,046	10/27/2008	5/27/2014	Intelligent Short Message Delivery System and Method	Numerex Corp
US	12/713,916	8,041,383	2/26/2010	10/18/2011	Digital Upgrade System and Method	Numerex Corp
US	13/234,712	8,483,748	9/16/2011	7/9/2013	Digital Upgrade System and Method	Numerex Corp
US	13/911,554	8,868,059	6/6/2013	10/21/2014	Digital Upgrade System and Method	Numerex Corp
US	12/640,688	8,112,285	12/17/2009	2/7/2012	Method and System for Improving Real Time Data Communications	Numerex Corp
US	12/985,989	8,126,764	1/6/2011	2/28/2012	Communication of Managing Vending Operations Based on Wireless Data	Numerex Corp
US	12/860,231	8,214,247	8/20/2010	7/3/2012	Method and System for Refining Vending Operations Based on Wireless Data	Numerex Corp
US	13/491,079	8,484,070	6/7/2012	7/9/2013	Method and System for Managing Vending Operations Based on Wireless Data	Numerex Corp
US	12/985,975	8,269,618	1/6/2011	9/18/2012	Method and System for Remotely Monitoring the Location of a Vehicle	Numerex Corp
US	13/040,563	8,253,549	3/4/2011	8/28/2012	Method and System for Interacting with a Vehicle over a Mobile Radiotelephone Network	Numerex Corp
US	13/561,313	8,547,212	7/30/2012	10/1/2013	Method and System for Interacting with a Vehicle over a Mobile Radiotelephone Network	Numerex Corp
US	14/043,363	9,084,197	10/1/2013	7/14/2015	Method and System for Interacting with a Vehicle over a Mobile Radiotelephone Network	Numerex Corp
US	13/345,018	8,412,186	1/6/2012	4/2/2013	Method and system for managing subscriber identity modules on wireless networks for machine to-machine applications	Numerex Corp
US	13/681,460	8,611,891	11/20/2012	12/17/2013	Method and system for managing subscriber identity modules on wireless networks for machine to-machine applications	Numerex Corp
US	14/079,936		11/14/2013		Method and system for managing subscriber identity modules on wireless networks for machine to-machine applications	Numerex Corp
US	13/456,662	8,705,716	4/26/2012	4/22/2014	Interactive Control of Alarm Systems by Telephone Interface Using an Intermediate Gateway	Numerex Corp

US	13/413,333	8,705,704	3/6/2012	4/22/2014	Delivery of Alarm System Event Data and Audio Over Hybrid Network	Numerex Corp
US	13/438,941	8,798,260	4/4/2012	8/5/2014	Delivery of Alarm System Event Data and Audio	Numerex Corp
US	14/450,787		8/4/2014		Delivery of Alarm System Event Data and Audio	Numerex Corp
US	14/013,637	9,153,124	8/29/2013	10/6/2015	Alarm Sensor Supporting Long-Range Wireless Communication	Numerex Corp
US	14/039,573	9,177,464	9/27/2013	11/3/2015	Method and system for untethered two-way voice communication for an alarm system	Numerex Corp
US	14/039,821		9/27/2013		Method and System for Communicating with an Alarm System	Numerex Corp
US	10/462,708	7,245,703	6/17/2003	7/17/2007	Alarm Signal Interceptor, Middleware Processor, and Re-Transmitter Using Caller ID	Numerex Corp
US	10/861,790	7,440,554	6/7/2004	10/21/2008	Alarm Signal Interceptor, Middleware Processor, and Re-Transmitter	Numerex Corp
US	11/226,857	7,593,512	9/14/2005	9/22/2009	Private VOIP network for Security System Monitoring	Numerex Corp
US	11/348,291	7,734,020	2/6/2006	6/8/2010	Two-way Voice and Voice over IP receivers for Alarm Systems	Numerex Corp
US	11/517,025	7,613,278	9/7/2006	11/3/2009	Alarm System Activation Platform	Numerex Corp
US	12/018,724	8,369,487	1/23/2008	2/5/2013	Enhanced 911 notification for Internet Enabled Alarm Systems	Numerex Corp
US	12/504,709	9,131,040	7/17/2009	9/8/2015	Alarm System for use over Satellite Broadband	Numerex Corp
US	13/004,917	8,509,391	1/12/2011	8/13/2013	Wireless VoIP Network for Security System Monitoring	Numerex Corp
US	13/939,460	9,094,410	7/11/2013	7/28/2015	Wireless VoIP Network for Security System Monitoring	Numerex Corp
US	14/050,655		10/10/2013		Wireless VoIP Network for Security System Monitoring	Numerex Corp
US	13/194,912	9,054,893	7/30/2011	6/9/2015	Alarm System IP Network with PSTN Output	Numerex Corp
US	14/598,737		1/16/2015		Alarm System IP Network with PSTN Output	Numerex Corp
US	14/075,467		11/8/2013		Delivery of Security Solutions Based on Demand	Numerex Corp
US	14/272,709		5/8/2014		Mobile Management Message Distribution and Active On-Network Determination	Numerex Corp
US	14/862,701		9/23/2015		Mobile Management Message Distribution and Active On-Network Determination	Numerex Corp
US	14/185,209		2/20/2014		Delivery of Alarm System Event Data and Audio Over Hybrid Network	Numerex Corp
US	14/185,191		2/20/2014		Interactive Control of Alarm Systems by Telephone Interface Using an Intermediate Gateway	Numerex Corp
US	14/332,794	9,183,730	7/16/2014	11/10/2015	Method and System for Mitigating Invasion Risk Associated with Stranger Interactions in a Security System Environment	Numerex Corp

US	14/559,190		12/3/2014		Method and System for Managing a Location Detector	Numerex Corp
US	14/525,808		10/28/2014		Method and System for Generating Geofences for Managing Offender Movement	Numerex Corp
US	14/534,746		11/6/2014		Method and System for Energy Managed of an Offender Monitor	Numerex Corp
US	14/524,232		10/27/2014		Offender Monitor with Managed Rate of Location Reading	Numerex Corp
US	14/525,786		10/28/2014		Offender Monitor with Orientation Based Monitoring	Numerex Corp
US	14/522,965		10/24/2014		Method and System for Detecting Alarm System Tampering	Numerex Corp
US	11/040,636	7,323,970	1/21/2005	1/29/2008	Method and System for Remote Interaction with a Vehicle via Wireless Communication	Numerex Corp
US	14/789,085		7/1/2015		Method and System for Locating a Wireless Tracking Device	Numerex Corp
US	14/789,089		7/1/2015		Method and System for Locating a Wireless Tracking Device Associated with a Network of Alarm Panels	Numerex Corp
US	13/081,954	9,119,013	4/7/2011	8/25/2015	Satellite Based Tracking and Data Device with Multi-Function Radio Frequency Interface	Numerex Corp
US	14/830,536		8/19/2015		Satellite Based Tracking and Data Device with Multi-Function Radio Frequency Interface	Numerex Corp
US	13/092,652		4/22/2011		Analytical Scoring Engine for Remote Device Data	Numerex Corp
US	13/209,536	8,769,111	8/15/2011	7/1/2014	IP Network Service Redirector Device and Method	Numerex Corp
US	13/435,231	8,990,915	3/30/2012	3/24/2015	Local Data Applicance for Collecting and Storing Remote Sensor Data	Numerex Corp
US	13/440,347		4/8/2012		System and Method for Remotely Distributing Firmware Upgrades to Large Numbers of Distributed Devices	Numerex Corp
US	13/439,384		4/4/2012		Secure Document Destruction Bin	Numerex Corp
US	13/439,199		4/4/2012		System and Method for Monitoring and Managing Communications of Remote Devices	Numerex Corp
US	13/435,276		3/30/2012		System and Method for Performing a Hierarchical Determination of the Location of a Mobile Device	Numerex Corp
US	13/484,973	9,214,082	5/31/2012	12/15/2015	System and Method for Alarm System Tamper Detection and Reporting	Numerex Corp
US	13/485,030		5/31/2012		Wireless SNMP Agent Gateway	Numerex Corp
US	13/607,955	8,761,795	9/10/2012	6/24/2014	Dynamic Reverse Geofencing	Numerex Corp
US	14/312,037		6/23/2014		Dynamic Reverse Geofencing	Numerex Corp

US	13/644,001	8,970,364	10/3/2012	3/3/2015	Method and System for Remote Coupling Security System Control	Numerex Corp
US	14/635,188		3/2/2015		Method and System for Remote Coupling Security System Control	Numerex Corp
US	13/734,352	9,207,331	1/4/2013	12/8/2015	Using Statistical Analysis to Infer an Accurate GPS Location for Use in Tracking Devices	Numerex Corp
US	13/796,676		3/12/2013		System and Method of On-Shelf Inventory Management	Numerex Corp
US	13/865,601	9,041,527	4/18/2013	5/26/2015	System and Method for Using Alarm System Zones for Remote or Mobile Objects	Numerex Corp
US	14/721,472		5/26/2015		System and Method for Using Alarm System Zones for Remote or Mobile Objects	Numerex Corp
US	14/298,425		6/6/2014		System and Method for SMS Private Number Routing	Numerex Corp
US	14/538,569		11/11/2014		System and Method for Employing Base Stations to Track Mobile Devices	Numerex Corp
US	14/552,768		11/25/2014		System and Method for Interfacing 2G Applications with a 3G/4G Cellular Radio Network	Numerex Corp
US	14/794,586		7/8/2015		Depletion Mode MOSFET Power Supply	Numerex Corp
US	14/794,602		7/8/2015		System and Method for Camera Registration	Numerex Corp
US	14/830,574		8/19/2015		Motor Fault Detection System and Method	Numerex Corp
US	14/872,780		10/1/2015		Coordination of Gas Pump with Tank Level Sensors for Fraud Detection	Numerex Corp
US	14/872,997		10/1/2015		Closed Tank Fill Level Sensor	Numerex Corp
US	11/804,199	7,680,471	5/17/2007	3/16/2010	System and method for prolonging wireless data product’s life	Numerex Corp
US	13/750,205	9,215,578	1/25/2013	12/15/2015	Monitoring Systems and Methods	Omnilink Systems Inc.
US	12/112,695	8,115,621	4/30/2008	2/14/2012	Device for Tracking the Movement of Individuals or Objects	Omnilink Systems Inc.
US	11/935,858	8,547,222	11/6/2007	10/1/2013	System and Method of Tracking the Movement of Individuals and Assets	Omnilink Systems Inc.
US	11/935,833	7,518,500	11/6/2007	4/14/2009	System and Method for Monitoring Alarms and Responding to the Movement of Individuals and Assets	Omnilink Systems Inc.
US	12/350,678	7,864,047	1/8/2009	1/4/2011	System and Method for Monitoring Alarms and Responding to the Movement of Individuals and Assets	Omnilink Systems Inc.
US	13/937,941		7/9/2013		System and Method of Tracking the Movement of Individuals and Assets	Omnilink Systems Inc.
US	12/794,500	8,489,113	6/4/2010	7/16/2013	Method and System for Tracking, Monitoring and/or Changing Tracking Devices including Wireless Energy Transfer Features	Omnilink Systems Inc.

US	12/639,524	8,831,627	12/16/2009	9/9/2014	System and Method for Tracking Monitoring, Collecting, Reporting and Communicating with the Movement of Individuals	Omnilink Systems Inc.
US	29/279,448	D578,918	5/1/2007	10/21/2008	Offender Monitor	Omnilink Systems Inc.
US	13/911,576		6/6/2013		METHOD AND SYSTEM FOR MANAGING VENDING OPERATIONS BASED ON WIRELESS DATA	Numerex Corp.
US	13/744,510		1/18/2013		Security System Alarming and Processing Based on User Location Information	Numerex Corp.
US	13/573,679		10/3/2012		Method and system for redundant wireless delivery of fire suppression event data	Numerex Corp.
US	13/435,253		3/30/2012		System and Method for Asset Tracking Using Hybrid WAN/PAN Wireless Technologies	Numerex Corp.
US	10/228,726		8/27/2002		System and method for detecting and reporting defective telephone lines and alarm events	Numerex Corp.
US	11/583,417		10/18/2006		System and method for graphically displaying information concerning geographically dispersed assets	Numerex Corp.
US	08/969,146	6,154,648	11/12/1997	11/28/2000	METHODS AND APPARATUS FOR COMMUNICATING DATA VIA A CELLULAR MOBILE RADIOTELEPHONE SYSTEM	Numerex Corp.
US	09/160,512	6,108,537	9/24/1998	8/22/2000	METHOD AND SYSTEM FOR PERFORMING A PREDETERMINED OPERATION RELATED TO A PREDETERMINED CLASS OF CELLULAR SOURCES	Numerex Corp.
US	10/591,830		9/6/2006		System and Method for Tracking, Monitoring, Collecting, Reporting and Communicating with the Movement of Individuals	Omnilink Systems Inc.

2.	Trademarks

MARK	COUNTRY	SERIAL NO.	FILING DATE	REG. NO.	REG. DATE	STATUS CODE	OWNER
	United States	77894440	12/16/2009	3906542	1/18/2011	REGISTERED	Numerex Corp
	Canada	1463075	12/16/2009	TMA815774	1/19/2012	REGISTERED	Numerex Corp
	CTM	8766371	12/17/2009	8766371	6/11/2010	REGISTERED	Numerex Corp
	Mexico	1055804	12/18/2009	1146967	3/5/2010	REGISTERED	Numerex Corp
	Mexico	1055805	12/18/2009	1150111	3/24/2010	REGISTERED	Numerex Corp

	Mexico	1055806	12/18/2009	1146300	3/2/2010	REGISTERED	Numerex Corp
AVIDWIRELESS	United States	85721098	9/5/2012	4378893	8/6/2013	REGISTERED	Numerex Corp
FASTRACK	United States	78047504	2/9/2001	2858718	6/29/2004	REGISTERED	Numerex Corp
FASTRACK	Canada	1663293	2/10/2014			PENDING	Numerex Corp
FASTRACK	CTM	12579652	2/10/2014	12579652	7/2/2014	REGISTERED	Numerex Corp
FOCALPOINT	United States	78873454	5/1/2006	3545293	12/9/2008	REGISTERED	Omnilink Systems Inc.
MYSHIELD	United States	86740980	8/28/2015			PENDING	Numerex Corp
NEXTALARM	United States	86187648	2/7/2014	4784209	8/4/2015	REGISTERED	Numerex Corp
NEXTALARM	Canada	1663294	2/10/2014			PENDING	Numerex Corp
NEXTALARM	Mexico	1502622	7/3/2014			PENDING	Numerex Corp
NEXTALARM	Mexico	1502627	7/3/2014			PENDING	Numerex Corp
NEXTALARM	Mexico	1502631	7/3/2014			PENDING	Numerex Corp
NEXTALARM	Mexico	1502632	7/3/2014			PENDING	Numerex Corp
NEXTALARM	Mexico	1502635	7/3/2014			PENDING	Numerex Corp
NEXTALARM.COM	United States	78885124	5/16/2006	3249281	6/5/2007	REGISTERED	Numerex Corp
NEXTALARM.COM THE BROADBAND ALARM COMPANY	United States	78929909	7/14/2006	3244717	5/22/2007	REGISTERED	Numerex Corp
NUMEREX	United States	77710898	4/9/2009	3736251	1/12/2010	REGISTERED	Numerex Corp
NUMEREX	Canada	1349945	6/1/2007	TMA770553	6/23/2010	REGISTERED	Numerex Corp
NUMEREX	Canada	1454771	10/8/2009	TMA829144	8/6/2012	REGISTERED	Numerex Corp

NUMEREX	CTM	8605371	10/9/2009	8605371	4/5/2010	REGISTERED	Numerex Corp
NUMEREX	CTM	5820519	4/10/2007	5820519	7/30/2009	REGISTERED	Numerex Corp
NUMEREX	Mexico	859369	6/5/2007	1011675	11/16/2007	REGISTERED	Numerex Corp
NUMEREX	Mexico	859366	6/5/2007	1043373	5/30/2008	REGISTERED	Numerex Corp
NUMEREX	Mexico	859368	6/5/2007	1104992	6/11/2009	REGISTERED	Numerex Corp
NUMEREX	Mexico	859367	6/5/2007	1011674	11/16/2007	REGISTERED	Numerex Corp
NUMEREX	Mexico	1024495	6/5/2007	1024495	2/20/2008	REGISTERED	Numerex Corp
NUMEREX DNA	United States	77598236	10/22/2008	3796708	6/1/2010	REGISTERED	Numerex Corp
NUMEREX DNA	Canada	1415685	10/24/2008	TMA783445	11/25/2010	REGISTERED	Numerex Corp
NUMEREX DNA	CTM	8230054	4/21/2009	8230054	11/13/2009	REGISTERED	Numerex Corp
NUMEREX DNA	Mexico	1002255	4/21/2009	1131018	11/23/2009	REGISTERED	Numerex Corp
NUMEREX DNA	Mexico	1006231	5/14/2009	1127160	10/23/2009	REGISTERED	Numerex Corp
NUMEREX DNA	Mexico	1006232	5/14/2009	1163625	6/14/2010	REGISTERED	Numerex Corp
NUMEREX SATELLITE FLEX	United States	85385958	8/1/2011	4488845	2/25/2014	REGISTERED	Numerex Corp
NUMEREX SMART DATA DELIVERED	CTM	12704433	3/18/2014	12704433	8/13/2014	REGISTERED	Numerex Corp
OMNILINK	United States	78626004	5/9/2005	3156898	10/17/2006	REGISTERED	Omnilink Systems Inc.
SMART DATA DELIVERED	United States	86112013	11/6/2013	4680617	2/3/2015	REGISTERED	Numerex Corp
SMART DATA DELIVERED	Canada	1657958	12/27/2013			PUBLISHED	Numerex Corp
SMART DATA DELIVERED	Mexico	1446329	1/9/2014			PENDING	Numerex Corp
SMART DATA DELIVERED	Mexico	1446330	1/9/2014			PENDING	Numerex Corp
SMART DATA DELIVERED	Canada	1661235	1/27/2014			PUBLISHED	Numerex Corp
SMART DATA DELIVERED	Mexico	1451208	1/27/2014			PENDING	Numerex Corp

SMART DATA DELIVERED	Mexico	1451209	1/27/2014			PENDING	Numerex Corp
THE BROADBAND ALARM COMPANY	United States	78785181	1/4/2006	3175728	11/21/2006	REGISTERED	Numerex Corp
UPLINK	United States	78691601	8/12/2005	3279435	8/14/2007	REGISTERED	Uplink Security, LLC
UPLINK	United States	78106931	2/5/2002	4013326	8/16/2011	REGISTERED	Uplink Security, LLC
UPLINK	United States	86190829	2/11/2014	4683816	2/10/2015	REGISTERED	Uplink Security, LLC
UPLINK	Canada	1465547	1/12/2010	TMA839360	1/11/2013	REGISTERED	Uplink Security, LLC
UPLINK	CTM	5915327	5/18/2007	5915327	3/16/2010	REGISTERED	Uplink Security, LLC
UPLINK	Mexico	1501264	6/30/2014			PENDING	Uplink Security, LLC
UPLINK	Mexico	1501263	6/30/2014			PENDING	Uplink Security, LLC
UPLINK	Mexico	1501262	6/30/2014			PENDING	Uplink Security, LLC
UPLINK	Mexico	1501260	6/30/2014			PENDING	Uplink Security, LLC
NUMEREX INSITE	United States	86345978	7/23/2014			ABANDONED	Numerex Corp
ACCELAVIEW	United States	85040167	5/17/2010	3932829	3/15/2011	REGISTERED	Numerex Corp
ABBRA	United States	78567205	2/14/2005	3076222	4/4/2006	REGISTERED	Numerex Corp
MACHINES TRUST US	United States	77592395	10/14/2008	3675590	9/1/009	REGISTERED	Numerex Corp
ALL TERRAIN M2M	United States	77978685	4/2/2008	3782717	4/27/2010	REGISTERED	Numerex Corp
NUMEREX FAST	United States	77920341	1/26/2010	3906634	1/18/2011	REGISTERED	Numerex Corp
NUMEREX DNA DEVICE NETWORK APPLICATION	United States	77917829	1/22/2010	3840747	8/31/2010	REGISTERED	Numerex Corp

V-NOTIFY	United States	77084419	1/17/2007	3333730	11/13/2007	REGISTERED	Numerex Corp
E-NOTIFY	United States	77084414	1/17/2007	3403769	3/25/2008	REGISTERED	Numerex Corp
ORBITRAX	United States	77004275	9/21/2006	3264104	7/17/2007	REGISTERED	Numerex Corp
CELLEMETRY	United States	74493789	2/23/1994	2004693	10/1/1996	REGISTERED	Numerex Corp
DCX	United States	74437904	9/20/1993	1941980	12/19/1995	REGISTERED	Numerex Corp
DERIVED CHANNEL MULTIPLEX	United States	74437859	9/20/1993	1937727	11/28/1995	REGISTERED	Numerex Corp
UPLINK REMOTE	United States	86187670	2/7/2014	4677682	1/27/2015	REGISTERED	Uplink Security, LLC
UPLINK GPS	United States	85818059	1/8/2013	4546091	6/10/2014	REGISTERED	Uplink Security, LLC
U-TRAC BY UPLINK	United States	77759381	6/15/2009	3826255	7/27/2010	REGISTERED	Uplink Security, LLC

3.	Copyrights

None.

4.	Internet Domains

alzcomfortzone.com
comfortzonecheckin.com
lbsdeveloper.com
lbsdevelopment.com
lbsgateway.com
lbsplatform.com
lbsprofessionalservices.com
lbsproserve.com
m2mwirelessdevices.com
omnilink.com
omnilinkalert.com

omnilinkalerts.com
omnilinkfocalpoint.com
omnilinkfocalpt.com
omnilinkfpt.com
omnilinkjs.com
omnilinkjudicial.com
omnilinksafereturn.com
omnilinksafereturns.com
omnilinksoftware.com
omnilinksys.com
omnilinksystems.com
omnilinkve.com
omnilinkvirtualearth.com
tscgateway.com
tscgateway.net
universaltracker.com
virtualearthconsulting.com
virtualearthdevelopment.com
virtualearthps.com
ACCUTRAX.COM
ACCUTRAX.INFO
ACCUTRAX.MOBI
ACCUTRAX.US
ACCUTRAXLIVE.COM
ACCUTRAXLIVE.NET
ACCUTRAXONLINE.NET
ACCUTRAXWEB.COM
ACCUTRAXWEB.NET
FELIX-DATA.COM
FELIXADMIN.COM
FELIXCONTROL.COM
FELIXLITE.COM
FELIXLITE.NET
FELIXLIVE.COM
FELIXLIVE.NET
FELIXLOGISTICS.COM
FELIXMANAGER.COM
FELIXMAPPING.COM
FELIXMOBILE.COM
FELIXMOBILE.NET
FELIXTAV.COM

FELIXTPM.COM
FELIXTRACKING.COM
FELIXVIEW.COM
G-RFID.COM
G-RFID.INFO
G-RFID.NET
G-RFID.ORG
G-RFID.US
I-FELIX.COM
MYACCUTRAX.COM
MYACCUTRAX.NET
MYGLOBALTRACKING.COM
MYGLOBALTRACKING.NET
SATELLITE-RFID.COM
SATELLITE-RFID.INFO
SATELLITE-RFID.NET
SATELLITE-RFID.ORG
SATELLITE-RFID.US
NUMEREXDNA.COM
NUMEREXFAST.COM
UBLIP.COM
I3GCORP.COM
4GSUNRISE.COM
accelaview.info
accelaview.net
accelaview.us
accelaviewblog.com
accelaviewdriver.com
accelaviewdriver.info
accelaviewdriver.net
accelaviewdriver.us
accelaviewfleet.com
accelaviewfleet.info
accelaviewfleet.net
accelaviewfleet.us
accelaviewonline.com
accelaviewshop.com
accelaviewstore.com
ACCUTAV.BIZ
ACCUTAV.COM
ACCUTAV.INFO

ACCUTAV.MOBI
ACCUTAV.NET
ACCUTAV.ORG
ACCUTAV.US
ACTIVATEUPLINK.COM
AIRDESK.NET
AIRDESKWIRELESS.COM
ALARMLOGIN.COM
ALARMLOGIN.NET
ALARMLOGIN.US
ASKUPLINK.COM
CELLEMETRY.COM
CELLEMETRY.NET
CELLEMETRY.ORG
CELLEMETRYAPPS.COM
CPNFORUM.COM
DCXSYS.COM
DIGILOG.COM
FAST-SCO.COM
FAST-UPLINK.COM
FASTRACKFLEET.COM
FASTRACKMOBILE.COM
FASTRACKXPRESS.COM
FTFLEET.COM
GOUPLINK.NET
GPRSXPRESS.COM
M2MEXCHANGE.NET
M2MEXCHANGE.ORG
M2MXCHANGE.COM
M2MXCHANGE.NET
M2MXCHANGE.ORG
MBLGPS.COM
myaccelaview.com
MYALARM.INFO
MYMOBILEFASTRACK.COM
MYMOBILEGUARDIAN.COM
MYMOBILEGUARDIAN.NET
MYUPLINKCONNECT.COM
MYUPLINKGPS.COM
MYUPLINKINTERACTIVE.COM
MYUPLINKMOBILE.COM

MYUPLINKREMOTE.COM
MYUPLINKSECURITY.COM
MYWIRELESSCONNECTIONS.COM
MYWIRELESSCONNECTIONS.NET
NEXTALARM.COM
NEXTALARM.INFO
NEXTALARM.NET
NEXTALARM.ORG
NEXTALARM.US
NEXTVIEWCAM.COM
NMRX.COM
NMRX.NET
NMRX.ORG
NUMEREX-IOT.COM
NUMEREX.COM
NUMEREX.NET
NUMEREX.ORG
NUMEREXCELLPASS.COM
NUMEREXCLOUDPASS.COM
NUMEREXCOMMPASS.COM
NUMEREXCOMPASS.COM
NUMEREXCONNECTPASS.COM
NUMEREXCORP.COM
NUMEREXCORP.NET
NUMEREXDATAPASS.COM
NUMEREXFASTPASS.COM
NUMEREXFASTRACK.COM
NUMEREXFLEX.COM
NUMEREXM2MSOLUTIONS.COM
NUMEREXMEXICO.COM
NUMEREXMOBILE.COM
NUMEREXPASSPORT.COM
NUMEREXPRESS.COM
NUMEREXSOLUTIONS.COM
NUMEREXSOLUTIONS.NET
NUMEREXVENDING.COM
NUMEREXVENDING.NET
NUMEREXWORLDPASS.COM
ONEHOURSECURITY.COM
ORBIT-ONE.COM
PORTABLEM2M.COM

PORTABLEM2M.NET
PORTABLEM2M.ORG
POWEREDBYNUMEREX.COM
REMOTEARM.ME
SATELLITEFLEX.COM
SATELLITEHERO.COM
SMARTDATADELIVERED.BIZ
SMARTDATADELIVERED.COM
SMARTDATADELIVERED.INFO
SMARTDATADELIVERED.MOBI
SMARTDATADELIVERED.NET
SMARTDATADELIVERED.ORG
SMARTDATADELIVERED.US
U-TARQCARGO.NET
U-TRAQ.COM
U-TRAQ.NET
U-TRAQASSETS.COM
U-TRAQASSETS.NET
U-TRAQAUTO.COM
U-TRAQAUTO.NET
U-TRAQAUTOPRO.COM
U-TRAQAUTOPRO.NET
U-TRAQCARGO.COM
U-TRAQFLEET.COM
U-TRAQFLEET.NET
U-TRAQMINI.COM
U-TRAQMINI.NET
U-TRAQMINIC.COM
U-TRAQMINIC.NET
U-TRAQPETS.COM
U-TRAQPETS.NET
UPLINK.COM
UPLINK2GIG.COM
UPLINKBILLING.COM
UPLINKCONNECT.COM
UPLINKGPS.COM
UPLINKINTERACTIVE.COM
UPLINKREMOTE.COM
UPLINKSECURITY.COM
UPLINKTRACKER.COM
UPLINKTRACKER.NET

UPLINKTRACKING.COM
UPLINKTRACKING.NET
UTRAQAUTO.COM
UTRAQAUTO.NET
UTRAQCARGO.COM
UTRAQCARGO.NET
UTRAQFLEET.COM
UTRAQFLEET.NET
UTRAQNOW.COM
UTRAQNOW.NET
UTRAQPETS.COM
UTRAQPETS.NET
VENDMONITOR.COM
VENDMONITOR.NET
VENDVIEW.COM
VENDVIEW.NET
VOIP-ALARM.CO
VOIPALARM.CO
VOIPALARM.COM
NMRXALERTS.com

5.	IP Licenses

Settlement Agreement effective July 16, 2010 by and between Satellite Tracking of People, LLC and Michelle Enterprises, LLC and Omnilink Systems Inc.

Supplemental Settlement Agreement effective May 19, 2014 by and between Satellite Tracking of People, LLC and Omnilink Systems Inc.

SCHEDULE 3.18

INSURANCE

CARRIER	POLICY NUMBER	TYPE	LIMITS	TERM	DEDUCTIBLE/ SIR
Zurich	CPO 9827127-04	Property	$22,724,480 Blkt. Bus. Personal Prop	10/31/15-16	$50,000 Per Occ.
			inc. EDP & Equip. Break.		$ 5,000 Transit
$25,950,000 Blkt. Bus. Income &
Extra Expense
Zurich	CPO 9827127-04	General Liability –	$ 3,000,000 General Aggregate	10/31/15-16	N/A
		Occurrence	$ 3,000,000 Prod./Completed Ops. Agg
$ 3,000,000 Per Occurrence
$ 3,000,000 Personal Injury &
Advertising Injury
$ 300,000 Premises Damage
$ 10,000 Medical Expense
$ 3,000,000 Employee Bene. Each/Agg
Zurich	CPO 9827127-04	Automobile	$1,000,000 Hired/Non-owned	10/31/15-16	$ 100 Comp.
			Hired Car Physical Damage Included		$ 500 Collision
Zurich	WC 9827128-04	Workers Comp. &	Statutory WC	10/31/15-16	N/A
		Employers Liability	$500k/$500k/$500k Employer Liab.
Zurich	AUC583477003	Umbrella	$20,000,000 Per Occurrence	10/31/15-16	NIL
$20,000,000 General Aggregate
$20,000,000 Prod./Complete Ops. Agg.
Travelers	ZUP15R3240115NF	Commercial Excess	$20MM XS $20MM	10/31/15-16	NIL

Zurich	GLC 9827129-04	Tech Professional	$10,000,000 Each Wrongful Act	10/31/15-16	$100,000 per Act
		Liability (E&O)	$10,000,000 Total Limit

Zurich	OC5844395	Ocean Marine Cargo	$1,000,000 Per Any One Vessel	10/31/15-16	$1,000 per Shipment
$1,000,000 Per Any One Aircraft
$1,500,000 Domestic Transit

CARRIER	POLICY NUMBER	TYPE	LIMITS	TERM	DEDUCTIBLE/ SIR
Zurich	ZE548992304	Foreign Commercial	Foreign GL:	10/31/15-16	N/A
		Package	$1,000,000 Per Occurrence
$1,000,000 Personal & Adv. Injury
$2,000,000 Prod./Completed Ops. Agg.
$2,000,000 General Aggregate
$ 100,000 Premises Damage
$ 10,000 Medical Expense
Contingent Automobile:
$1,000,000 Each Accident
Employers Responsibility:
$ 100,000 Repatriation Expenses
$1MM/$1MM/$1MM Employer Liab.
Travelers	105712815	Kidnap & Ransom	$2,000,000 Kidnap & Ransom	10/31/15-16	NIL
$2,000,000 Extortion & Ransom
$2,000,000 Detention & Hijack
$2,000,000 In Transit/Delivery
Chartis	021993195	Primary Directors &	$10,000,000 Policy Aggregate	10/30/15-16	$ 0 Non-Indemn
		Officers Liability			$500,000 Securities Claims
$250,000 All Other
$1MM M&A
Travelers	105518089	Excess Directors &	$10,000,000 Policy Aggregate excess of	10/30/15-16	N/A
		Officers Liability	underlying $10,000,000
Chubb	6803-9921	Excess/DIC Directors	$5,000,000 Policy Aggregate excess of	10/30/15-16	N/A
		& Officers – Side A only	underlying $20,000,000

CARRIER	POLICY NUMBER	TYPE	LIMITS	TERM	DEDUCTIBLE/ SIR
Chartis	022020581	Employment	$3,000,000 Policy Aggregate	10/30/15-16	$ 50,000 per Claim
Practices Liability
Chartis	022114690	Fiduciary Liability	$1,000,000 Policy Aggregate	10/30/15-16	N/A

Hartford	13FA025399915	Crime	$5,000,000 Employee Dishonesty	10/30/15-16	$ 25,000 Emp. Dishonesty
			$5,000,000 Client Premises		$ 25,000 Client Premises
			$1,000,000 Computer/Funds Transfer		$ 0 Money Order/
			$1,000,000 Forgery & Alterations		Counterfeit Cur.
			$1,000,000 Theft, Disapp. & Destruct.		$ 10,000 All Other Perils
$1,000,000 Money Order & Counterfeit

SCHEDULE 3.19

VENTURES, SUBSIDIARIES, AND AFFILIATES; OUTSTANDING STOCK

Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	Owner	Certificate No. (if uncertificated, please indicate so)	Par Value (if any)
uBlip, Inc.	Georgia Corp.	1,000	1,000	Numerex Corp.	1	None
Omnilink Systems Inc.	Delaware Corp	10	10	Numerex Corp.	1	$0.01
Telemetry Services Corporation	Delaware Corp	100,000	100,000	Omnilink Systems Inc.	1	$0.0001
Cellemetry LLC	Delaware LLC	100%	N/A	Numerex Corp.	Uncertificated	N/A
CELLEMETRY SERVICES, LLC	Georgia LLC	100%	N/A	Numerex Corp.	Uncertificated	N/A
Numerex Government Services LLC	Georgia LLC	100%	N/A	Numerex Corp.	Uncertificated	N/A
NUMEREX SOLUTIONS, LLC	Delaware LLC	100%	N/A	Numerex Corp.	Uncertificated	N/A
Orbit One Communications, LLC	Georgia LLC	100%	N/A	Numerex Corp.	Uncertificated	N/A
DCX Systems Inc.	Pennsylvania Corporation	1,000	1,000	Numerex Corp.	Uncertificated	N/A
Uplink Security, LLC	Georgia LLC	100%	N/A	Cellemetry LLC	Uncertificated	N/A
Digilog. Inc.	Pennsylvania Corporation	1,000	1,000	Numerex Corp.	Uncertificated	N/A
NextAlarm, LLC	Georgia LLC	100%	N/A	Numerex Corp.	Uncertificated	N/A

Numerex Corp. also owns 100% of Numerex International Limited, a UK entity, and DCX Systems Australia PTY Ltd., an Australian Entity. Numerex Corp’s ownership interests in these entities are uncertificated. Omnilink Systems Inc. also owns 100% of Omnilink Systems Pvt Ltd, an Indian entity that is in the process of dissolution. Omnilink Systems Inc.’s ownership interest in this subsidiary is uncertificated.

Joint Ventures, Partnerships and Affiliations:

None.

Pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements:

None.

SCHEDULE 3.20

JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE

Legal Name	Jurisdiction of Organization	Organizational Identification Number	Location of Chief Executive Office or Sole Place of Business
Numerex Corp.	PA	2569500	3330 Cumberland Boulevard SE Atlanta, GA 30339
Cellemetry LLC	DE	2896495	3330 Cumberland Boulevard SE Atlanta, GA 30339
CELLEMETRY SERVICES, LLC	GA	0506174	3330 Cumberland Boulevard SE Atlanta, GA 30339
NextAlarm, LLC	GA	12079521	3330 Cumberland Boulevard SE Atlanta, GA 30339
Numerex Government Services LLC	GA	09063449	3330 Cumberland Boulevard SE Atlanta, GA 30339
NUMEREX SOLUTIONS, LLC	DE	3361359	3330 Cumberland Boulevard SE Atlanta, GA 30339
Orbit One Communications, LLC	GA	07061836	3330 Cumberland Boulevard SE Atlanta, GA 30339
uBlip, Inc.	GA	2752021	3330 Cumberland Boulevard SE Atlanta, GA 30339
Uplink Security, LLC	GA	08096034	3330 Cumberland Boulevard SE Atlanta, GA 30339
Omnilink Systems Inc.	DE	3840422	3330 Cumberland Boulevard SE Atlanta, GA 30339
Telemetry Services Corporation	DE	4012995	3330 Cumberland Boulevard SE Atlanta, GA 30339

SCHEDULE 3.21

LOCATIONS OF INVENTORY, EQUIPMENT AND BOOKS AND RECORDS

Locations of Inventory and Equipment

3330 Cumberland Boulevard SE Suite 700 Atlanta, GA 30339	2000 E. 15th Street, Bldg 150 Suite G Edmond, OK 73013
8144 Walnut Hill Lane Suite 310 Dallas, TX 75231	1095 Windward Ridge Building 300, Ste. 160 Alpharetta, GA 30005
5900 Windward Parkway #200 Alpharetta, GA 30005	275 S. Main Street, Suite 2CC Doylestown, PA 18902
Encompass Supply Chain Solutions, Inc. 775 Tipton Industrial Drive, Suite D Lawrenceville, GA 30046 (third party logistics)	IntegraCore, LLC 7280 Oakley Industrial Boulevard Fairburn, GA 30213 (third party logistics)
Telegent EMS LLC 102 Technology Way Havana, FL 32333 (third party manufacturer)	Morey Corp. 100 Morey Drive Woodridge, IL 60517 (third party manufacturer)
Catcon Products, Inc. 7709 Sand Street Fort Worth, TX 76118 (third party manufacturer)

Location of Books and Records for all entities

3330 Cumberland Boulevard SE
Suite 700
Atlanta, GA 30339

SCHEDULE 3.22

DEPOSIT ACCOUNTS AND OTHER ACCOUNTS

Owner	Bank Account Name	Bank Account No.	Bank Name	Use	Use2	Type
Numerex Corp.	Numerex Corp Op	“Account number redacted”	Silicon Valley Bank	Primary bank account	Checking/Lockbox deposit	Bank
Orbit One Communications, LLC	Orbit One Op	“Account number redacted”	Silicon Valley Bank	Sub account	Checking/Lockbox deposit	Bank
Uplink Security, LLC	Uplink Op	“Account number redacted”	Silicon Valley Bank	Sub account	Checking/Lockbox deposit	Bank
NUMEREX SOLUTIONS, LLC	Numerex Sol’s Op	“Account number redacted”	Silicon Valley Bank	Sub account	Checking/Lockbox deposit	Bank
Cellemetry LLC	Cellemetry Op	“Account number redacted”	Silicon Valley Bank	Sub account	Checking/Lockbox deposit	Bank
Numerex Government Services LLC	Numerex GS Op	“Account number redacted”	Silicon Valley Bank	Sub account	Checking/Lockbox deposit	Bank
NextAlarm LLC	NextAlarm Op	“Account number redacted”	Silicon Valley Bank	Sub account	Checking/Lockbox deposit	Bank
Omnilink Systems Inc.	Analysis Checking	“Account number redacted”	Silicon Valley Bank	Sub account	Checking/Lockbox deposit	Bank
Omnilink Systems Inc.	Cash Collateral Account	“Account number redacted”	Silicon Valley Bank	Sub account	Checking/Lockbox deposit	Bank
Numerex Corp.	SVB Cash Sweep Account	“Account number redacted”	Silicon Valley Bank	Sub account	Treasury investments	Sweep
Numerex Corp.	BANK OF MONTREAL, THE(INTERNATIONAL BRANCH)	“Account number redacted”	Bank of Montreal	Canadian account	Checking/Lockbox deposit	Bank
Numerex Corp.	NUMEREX CORPORATION	“Account number redacted”	SunTrust	Prior Bank main account	Checking/Lockbox deposit	Bank
Numerex Corp.	Orbit One Communication	“Account number redacted”	SunTrust	Sub account	Checking/Lockbox deposit	Bank
Numerex Corp.	UPLINK NUMEREX CORPORATION	“Account number redacted”	SunTrust	Sub account	Checking/Lockbox deposit	Bank
Numerex Corp.	Airdesk LLC	“Account number redacted”	SunTrust	Sub account	Checking/Lockbox deposit	Bank
Numerex Corp.	NUMEREX SOLUTIONS	“Account number redacted”	SunTrust	Sub account	Checking/Lockbox deposit	Bank
Numerex Corp.	BROADBAND NETWORKSINC	“Account number redacted”	SunTrust	Sub account	Checking/Lockbox deposit	Bank
Numerex Corp.	GE Lockbox Account	“Account number redacted”	SunTrust	Sub account	Checking/Lockbox deposit	Bank

SCHEDULE 3.23

GOVERNMENT CONTRACTS AND MATERIAL CONTRACTS

Material contracts or agreements with Governmental Authorities:

None.

Credit Party accounts subject to the Federal Assignment of Claims Act or any similar state or local law:

None.

Other Material Contracts:

Registration Agreement between Numerex Corp. and Dominion Group Limited dated July 13, 1994

Letter Agreement between Numerex Corp. and Dominion Group Limited (now Gwynedd) dated October 15, 1994 regarding designation of director

Employment Agreement between Numerex Corp. and Marc Zionts dated August 11, 2015

Employment Agreement between Numerex Corp. and Stratton Nicolaides dated November 4, 2015

Transitional 2G M2M Reseller Agreement between Cellemetry LLC (assigned from Airadigm Communications, Inc.) and AT&T Mobility LLC dated October 1, 2013 and as amended on November 24, 2015

Data Reseller Agreement between Cingular Wireless II, LLC and Cellemetry LLC effective August 5, 2006 and as amended on January 27, 2014

Transfer, Migration and Reseller Service Agreement between T-Mobile USA, Inc. and Numerex Corp. effective September 30, 2015 and as amended on December 15, 2015

Agreement between Smith Thompson Security Systems, Inc. and Uplink Security, LLC effective September 20, 2013

Letter of Guarantee between Smith Thompson Security Systems, Inc. and Uplink Security, LLC dated September 29, 2011

Services Agreement between UTC Fire & Security Americas Corporation, Inc. and Numerex Solutions, LLC dated March 18, 2015

Numerex DNA Agreement between Spireon, Inc. (formerly ProconGPS, Inc.) and Numerex Solutions, LLC effective June 12, 2009 and as amended on March 1, 2010, August 31, 2011, September 1, 2012, June 18, 2013, June 30, 2014, and September 30, 2015

SCHEDULE 3.24

CUSTOMER AND TRADE RELATIONS

We do not expect our customer, Technicolor, to buy the same volume of hardware this year as in the prior year.

The number of active subscriptions by Spireon, Inc. have been decreasing.

SCHEDULE 3.25

BONDING

None.

SCHEDULE 3.31

SUBORDINATED INDEBTEDNESS AND SUBORDINATED INDEBTEDNESS DOCUMENTS

None.

SCHEDULE 4.2

FINANCIAL AND COLLATERAL REPORTING

In addition to the other materials and information required to be provided pursuant to the terms of the Term Loan Agreement, the Credit Parties shall provide to the Term Agent, on the applicable day specified below, the following documents (each in form and detail as the Term Agent from time to time may reasonably specify):

Monthly Reports. Monthly, the Credit Parties shall provide to the Term Agent original counterparts of (each in such form as the Term Agent from time to time may specify):

1.	Within thirty (30) days of the end of each Fiscal Month, for the immediately preceding Fiscal Month on a consolidated basis:

a.	Month-end accounts receivable aging schedule;

b.	Month-end accounts payable aging schedule; and

c.	Summary of month-end subscribers by product line.

Quarterly Reports. Quarterly, the Credit Parties shall provide to the Term Agent original counterparts of (each in such form as the Term Agent from time to time may specify):

1.	Within thirty (30) days of the end of each Fiscal Month that is also the end of a Fiscal Quarter, for the immediately preceding Fiscal Quarter on a consolidated basis:
a.	Summary of internal product line revenue.

SCHEDULE 4.19

POST-CLOSING

1.	Within sixty (60) days after the Closing Date, the Lead Borrower shall deliver or cause to be delivered evidence to the Term Agent with respect to the dissolution of DCX Systems Inc. and Digilog, Inc., in each case, in form and substance reasonably acceptable to Term Agent.

2.	On or before March 15, 2016, the Lead Borrower shall deliver or cause to be delivered to the Term Agent, in form and substance reasonably acceptable to the Term Agent, the monthly financial package required under Section 4.1(b) of the Loan Agreement with respect to the Fiscal Month ending January 31, 2016.

3.	Within twenty (20) Business Days after the Closing Date, the Lead Borrower shall deliver or cause to be delivered to the Term Agent, each in form and substance reasonably acceptable to the Term Agent, the following:

a.	Confirmation that filings have been submitted for recording with the United States Patent and Trademark Office to document the transfer of ownership of the following Trademarks from Harvey Alexander Elliot, Bryan Field-Elliot and Daniel Elliot to NextAlarm Monitoring Services, Inc., predating the assignment of such Trademarks to the Lead Borrower on October 1, 2012:

Mark	Serial No.	Reg. No.	Filing Date	Reg. Date	Owner
NEXTALARM.COM	78885124	3249281	5/16/2006	6/5/2007	Numerex Corp.
NEXTALARM.COM THE BROADBAND ALARM COMPANY	78929909	3244717	7/14/2006	5/22/2007	Numerex Corp.
THE BROADBAND ALARM COMPANY	78785181	3175728	1/4/2006	11/21/2006	Numerex Corp.
ABBRA	78567205	3076222	2/14/2005	4/4/2006	Numerex Corp.
V-NOTIFY	77084419	3333730	1/17/2007	11/13/2007	Numerex Corp.

b.	Confirmation that filings have been submitted for recording with the United States Patent and Trademark Office to document the transfer of ownership of the following Trademark from NextAlarm International, Inc. to NextAlarm Monitoring Services, Inc.:

Mark	Serial No.	Reg. No.	Filing Date	Reg. Date	Owner
E-NOTIFY	77084414	3403769	1/17/2007	3/25/2008	Numerex Corp.

c.	Confirmation that filings have been submitted for recording with the United States Patent and Trademark Office to document the transfer of ownership of the following Patent from the inventor (Watts) to Numerex Corp.:

Title	App. No.	Filing Date	Patent No.	Issue Date	Owner
Alarm Sensor Supporting Long-Range Wireless Communication	14/013,637	8/29/2013	9,153,124	10/6/2015	Numerex Corp.

d.	Confirmation that the assignment documents correcting the chain of title with respect to the following Patents have been submitted for recording with the United States Patent and Trademark Office:

Title	App. No.	Filing Date	Patent No.	Issue Date	Owner
Wireless VoIP Network for Security System Monitoring	13/939,460	7/11/2013	9,094,410	7/28/2015	Numerex Corp.
Wireless VoIP Network for Security System Monitoring	14/050,655	10/10/2013			Numerex Corp.
Satellite Based Tracking and Data Device with Multi-Function Radio Frequency Interface	14/830,536	8/19/2015			Numerex Corp.
Dynamic Reverse Geofencing	14/312,037	6/23/2014			Numerex Corp.
System and Method for Using Alarm System Zones for Remote or Mobile Objects	14/721,472	5/26/2015			Numerex Corp.
System and Method for SMS Private Number Routing	14/298,425	6/6/2014			Numerex Corp.
System and Method for Interfacing 2G Applications with a 3G/4G Cellular Radio Network	14/552,768	11/25/2014			Numerex Corp.

e.	Evidence that a release of assignment of security interest has been submitted for recording with the United States Patent and Trademark Office with respect to the assignment of security interest in favor of Harvey Alexander Elliot, Bryan Field-Elliot and Daniel Elliot recorded with respect to the Patent described below:

Title	App. No.	Filing Date	Patent No.	Issue Date	Owner
Alarm System Activation Platform	11/517,025	9/7/2006	7,613,278	11/3/2009	Numerex Corp.

4.	Within thirty (30) days after the deliveries to the Term Agent described in item 3 above (but in all events within fifty (50) days after the Closing Date), the Lead Borrower shall deliver or cause to be delivered to the Term Agent, each in form and substance reasonably acceptable to the Term Agent, evidence that each of the filings described in items 3(a) through 3(e) above have been duly recorded with the United States Patent and Trademark Office.

5.	The Credit Parties shall use commercially reasonable efforts to deliver to the Term Agent within thirty (30) days after the Closing Date, a collateral access agreement executed by the landlord with respect to 1095 Windward Ridge, Building 300, Suite 160, Alpharetta, GA 30005, in form and substance reasonably acceptable to the Term Agent.

6.	The Credit Parties shall use commercially reasonable efforts to deliver to the Term Agent within thirty (30) days after the Closing Date, a bailee notice executed by the following bailees, in each case, in form and substance reasonably acceptable to the Term Agent:

a.	Encompass Supply Chain Solutions, Inc.
b.	Integracore, LLC
c.	TeligentEMS, LLC
d.	Catcon Products, Inc.

7.	Within thirty (30) days after the Closing Date, the Lead Borrower shall deliver or cause to be delivered to the Term Agent, the following insurance endorsements, in each case in form and substance reasonably acceptable to the Term Agent:
a.	Additional Insured (Liability)
b.	Notice of Cancellation (Liability)
c.	Lender’s Loss Payable, with notice of cancellation language (Property).

8.	The Credit Parties shall use commercially reasonable efforts to deliver to the Term Agent within thirty (30) days after the Closing Date, a certificate reflecting Term Agent as a lender’s loss payee and lender’s loss payable endorsement, in each case in form and substance reasonably acceptable to the Term Agent, with respect to the Credit Parties’ ocean cargo and crime policies.

9.	Within sixty (60) days after the Closing Date, the Lead Borrower shall deliver or cause to be delivered to the Term Agent:
a.	(i) evidence that the Credit Parties’ existing account with Bank of Montreal has been closed, and a new replacement account with Bank of Montreal has been opened, and, in connection, therewith, (ii) a deposit account control agreement, in form and substance reasonably acceptable to the Term Agent, with respect to all deposit accounts of the Credit Parties at Bank of Montreal (other than Excluded Accounts); and

b.	an amendment to each of the existing deposit account control agreements with Silicon Valley Bank, in form and substance reasonably acceptable to the Term Agent, with respect to all deposit accounts of the Credit Parties at Silicon Valley Bank (other than Excluded Accounts);

provided, however, if the Lead Borrower is unable to deliver the above-referenced deposit account control agreements or amendments, the Lead Borrower shall, within ninety (90) days after the Closing Date, deliver or cause to be delivered to the Term Agent evidence that: (i) all of the Credit Parties’ bank accounts at such applicable depository bank(s) have been closed, (ii) all assets in such applicable account(s) have been transferred to an alternative depository bank, and (iii) such new accounts are subject to a deposit account control agreement in favor of the Term Agent, in each case, in form and substance reasonably acceptable to the Term Agent.

Until the expiration of such ninety (90) day period, the Credit Parties shall not be required to sweep the funds in any of such accounts on a daily basis into an account subject to a Control Agreement notwithstanding any provision in the Loan Agreement to the contrary; provided however, the Credit Parties shall not maintain more than $150,000 in the Bank of Montreal account until such time as the Credit Parties’ obligations under this item 9(a) have been completed.

10.	Within thirty (30) days after the Closing Date, the Lead Borrower shall deliver or cause to be delivered to the Term Agent, UCC-3 terminations for the following UCC-1 filings, which were filed against Airadigm Communications, Inc.:
●	1624600
●	1637487
●	1640401
●	02044893
●	010001907017
●	010001907522
●	010009210214
●	020009190827
●	020009191929
●	020009192223
●	020009192627
●	060004857428
●	060006813826

SCHEDULE 5.1

LIENS

None.

SCHEDULE 5.4

INVESTMENTS

See ownership of non-Credit Party Subsidiaries described on Schedule 3.19.

SCHEDULE 5.5

INDEBTEDNESS

Standby Letter of Credit “Account number redacted” issued by Silicon Valley Bank in the amount of $10,000.00 in favor of Verizon Wireless (VAW) LLC with Omnilink Systems Inc. as the beneficiary thereunder.

Standby Letter of Credit “Account number redacted” issued by Silicon Valley Bank in the amount of $200,000.00 in favor of Sprint Spectrum L.P. with Omnilink Systems Inc. as the beneficiary thereunder.

SCHEDULE 5.9

CONTINGENT OBLIGATIONS

None.

SCHEDULE 5.16

NEGATIVE PLEDGES

None.